The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 2.2

Execution Version

AGREEMENT OF CONTRIBUTION AND SALE

dated as of

June 28, 2016

by and among

PF2 NEWCO LLC

PF2 NEWCO INTERMEDIATE HOLDINGS, LLC

PF2 NEWCO HOLDINGS, LLC

MCKESSON CORPORATION

HCIT HOLDINGS, INC.

CHANGE HEALTHCARE, INC.

CHANGE AGGREGATOR L.P.

and

H&F ECHO HOLDINGS, L.P.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBITS

Exhibit A	Form of LLC Agreement
Exhibit B	Form of Transition Services Agreements
Exhibit C	Form of MCK Tax Receivable Agreement
Exhibit D	Form of Echo Shareholders’ Agreement
Exhibit E	Form of Management Services Agreement
Exhibit F	Form of Echo Connect Option Agreement
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Form of Certificate of Incorporation of Echo
Exhibit I	Form of New Echo Tax Receivable Agreement

SCHEDULES

Schedule I	Other Equityholders of Echo Holdco
Schedule II	Intellectual Property Licensing Agreement Term Sheet
Schedule III	Calculation of Core MTS Adjusted EBITDA
Schedule IV	Form of BX Principal Shareholder Letter
Schedule V	Form of H&F Principal Shareholder Letter
Schedule VI	MCK Pre-Closing Restructuring
Schedule VII	Echo Connect Separation
Schedule VIII	Echo Disclosure Schedule
Schedule IX	MCK Disclosure Schedule

ANNEXES

Annex I	Echo Working Capital Schedule
Annex II	MCK Working Capital Schedule
Annex III	Core MTS Unburdened, Adjusted EBITDA Calculation
Annex IV	Adjustment Methodology
Annex V	Assumed Facts

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

THIS AGREEMENT OF CONTRIBUTION AND SALE (this “Agreement”) is made and entered into as of June 28, 2016 by and among PF2 NewCo LLC, a Delaware limited liability company (the “Company”), PF2 NewCo Intermediate Holdings, LLC, a Delaware limited liability company (“NewCo Intermediate Holdings”), PF2 NewCo Holdings, LLC, a Delaware limited liability company (“NewCo Holdings”, and together with NewCo Intermediate Holdings, the “Company Parties”), HCIT Holdings, Inc., a Delaware corporation (“Echo”), Change Healthcare, Inc., a Delaware corporation (“Echo Holdco”), Change Aggregator L.P., a Delaware limited partnership (“BX”), H&F Echo Holdings, L.P., a Delaware limited partnership (“H&F” and, together with BX and the other equityholders of Echo Holdco set forth on Schedule I hereto, the “Echo Shareholders”) and McKesson Corporation, a Delaware corporation (“MCK”).

WITNESSETH:

WHEREAS, the Company was formed on June 17, 2016 for purposes of the transactions contemplated hereby;

WHEREAS, the Echo Shareholders and MCK wish to contribute and/or sell, or cause to be contributed and/or sold, certain equity interests, assets, properties and businesses to the Company, as set forth herein;

WHEREAS, the Company desires to accept such contributions and/or transfers and, upon the execution and delivery of the other Transaction Documents (as defined below) (other than the Tax Matters Agreement) by the parties thereto at the Closing (as defined below), to admit Echo and one or more Subsidiaries (as defined below) of MCK as Members (as defined below), subject to the terms and conditions of the LLC Agreement (as defined below);

WHEREAS, immediately after consummation of the Echo Contributions and Transfer (as defined below) and the MCK Contributions (as defined below), the Company shall contribute all the assets and liabilities from the Echo Contributions and Transfer and the MCK Contributions to NewCo Intermediate Holdings, which in turn shall contribute all the assets and liabilities from the Echo Contributions and Transfer and the MCK Contributions to NewCo Holdings, in each case for which no additional equity interests of NewCo Intermediate Holdings or NewCo Holdings will be issued;

WHEREAS, NewCo Holdings has received executed and binding commitment letters (together with any related fee letters or engagement letters, the “Debt Commitment Letters”) from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., and Goldman Sachs Bank USA (the “Lenders”) confirming their respective commitments to provide Echo Holdco and NewCo Holdings, as co-obligors, with debt financing in connection with the transactions contemplated hereby in the amount set forth therein and on the terms and conditions set forth therein (the “Debt Financing”);

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

WHEREAS, the aggregate proceeds of the Debt Financing are in an amount sufficient to (a) repay the principal, interest and all other amounts on account of all of the Echo Holdco Debt (as defined below) (the “Refinancing”), including all Debt Breakage Costs (as defined below), (b) pay all Debt Financing Expenses (as defined below), (c) pay all Shared Transaction Expenses (as defined below), (d) pay all Echo Holdco Transaction Expenses (as defined below), (e) pay all MCK Transaction Expenses (as defined below), (f) pay the Echo Holdco Sale Consideration (as defined below) and (g) pay the amount of the MCK Note Payment (as defined below); and

WHEREAS, it is intended for the Transactions (as defined below) to be treated for U.S. federal income tax purposes as (a) to the extent applicable, transactions described in Section 721 of the Code (as defined below) and (b) otherwise, transactions described in Section 1001 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties (each, a “Party” and, together, the “Parties”) hereby agree as follows:

ARTICLE 1

DEFINITIONS AND TERMS

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided that (i) the Echo Parties and their Affiliates shall not be deemed to be Affiliates of MCK and its Affiliates and MCK and its Affiliates shall not be deemed to be Affiliates of the Echo Parties and their Affiliates, (ii) prior to Closing, Echo, Echo Holdco and its Subsidiaries shall not be deemed to be Affiliates of the Company and (iii) the term Affiliate, (A) when used with respect to Echo, the Echo Shareholders, MCK or any of their respective Affiliates following Closing, shall not include the Company or any of its Subsidiaries and (B) when used with respect to the Company or any of its Subsidiaries following Closing, shall not include Echo, the Echo Shareholders, MCK or any of their respective Affiliates.

“Alternative Tax Opinion Advisor” means a law or accounting firm that is nationally recognized as an expert in federal income Tax matters and reasonably acceptable to the Echo Parties and MCK, it being understood that it shall not be unreasonable for a party to not accept an Alternative Tax Advisor that has an advisory relationship with the other party or their Affiliates.

“Antitrust Law” means the HSR Act, the FTC Act, the Antitrust Civil Process Act or any other Applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Applicable Law” means, with respect to any Person, any published statute, decree, constitution, regulation, rule, legally imposed duty, code, order, ordinance or directive of any Governmental Authority, any Health Care Law, or any published treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party, and includes any published legislative, judicial or administrative interpretation or application of any of the foregoing, including any published guideline, guidance, directive, interpretation, rule or regulation of any Governmental Authority, and is in reference to any of the foregoing as amended, substituted, reissued or reenacted (specifically including, without limitation, anti-corruption laws), from time to time that is binding upon or applicable to such Person or any of its assets.

“Assumed Facts” means, collectively, the facts set forth on Annex V hereto.

“Balance Sheet” means, as applicable, the unaudited balance sheet of (a) the Echo Business (pro forma for the Echo Connect Separation) or (b) the Core MTS Business, in each case as of March 31, 2016.

“Balance Sheet Date” means March 31, 2016.

“Base Echo Purchase Price” means $1,750,000,000.

“Business Day” means any day on which commercial banks are open for business in New York City.

“Capex Budget” means, as applicable, the capital expenditure budgets for the Echo Business and the Core MTS Business set forth in Section 1.01 of the Echo Disclosure Schedule and the MCK Disclosure Schedule, respectively.

“Cash” means, with respect to any Person, (i) cash and cash equivalents in accordance with GAAP, minus (ii) deposits in transit, cash overdrafts, outstanding checks, and negative bank balances, minus (iii) restricted cash.

“CHH” means Change Healthcare Holdings, Inc., an indirect, wholly-owned Subsidiary of Echo Holdco.

“Code” means the Internal Revenue Code of 1986.

“Contract” means any agreement, contract, arrangement, obligation, promise or undertaking (whether written or oral and whether express or implied).

“Contributed Business” means each of the Core MTS Business and the Echo Business, as applicable.

“Control” (including, with correlative meaning, the terms “Controlling” and “Controlled”) means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Core MTS Adjusted EBITDA” means, for the fiscal year ended March 31, 2016, based on the Core MTS Financial Statements, consolidated net income (loss) for such period, plus: (i) provision for income taxes based on federal, foreign and state taxes, (ii) interest expense net of interest income, (iii) depreciation and amortization (including amortization of intangible assets and capitalized software expenditures and excluding any amortization of deferred commissions or project costs), as shown in the calculation of Annex III, (iv) the amount of any non-cash expense or reduction consisting of income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned subsidiary, determined on a combined and consistent basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (loss) of the Core MTS Financial Statements (to the extent otherwise included therein), without duplication:

(i) one-time costs, including non-recurring or unusual gains or losses related to severance, relocation cost, restructuring charges, whether or not classified as restructuring expense, integration & transaction related costs and costs related to closure/consolidation of facilities and exiting lines of business, as shown in the calculation of Annex III;

(ii) any gain (loss) on asset sales, disposals or abandonments;

(iii) any non-cash impairment charge, asset write-off or write-down related to intangible assets (including goodwill), Property, Plant & Equipment as well as software;

(iv) any expenses associated with revenue convergence or similar one-time finance and accounting related projects to the extent accrued or paid;

(v) any non-cash expenses incurred or allocated pursuant to any stock-based awards compensation expense;

(vi) any corporate McKesson allocations, as shown in the calculation of Annex III;

(vii) any segment shared services allocations or expenses as shown in the calculation of Annex III; and

(viii) any net income or loss attributable to any discontinued operation, divested business, product line or business unit which have been excluded from the Core MTS Business defined herein.

A sample calculation of Core MTS Adjusted EBITDA using the Unaudited MTS Financials (in accordance with the above methodology) is set forth on Schedule III.

“Core MTS Adjusted EBITDA Peg” means $611,665,000.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Core MTS Business” means the entities (including the assets and properties held by such entities) and other assets, properties and businesses that are owned, held or used primarily in the conduct of the McKesson Technology Solutions business, including the MCK Licensed Intellectual Property, including those reflected, as of the Balance Sheet Date, in the Unaudited MTS Financials, including the businesses of McKesson Health Solutions, McKesson Business Performance Services, McKesson Connected Care & Analytics, and McKesson Imaging & Workflow Solutions, but excluding the McKesson EIS Business and McKesson RHP, as more specifically set forth (as of the date of this Agreement) on Section 1.01 of the MCK Disclosure Schedule.

“Core MTS Multiplier” means 14.

“Debt Breakage Costs” means, without duplication, all fees, costs and expenses, breakage costs, prepayment fees or premiums, whether accrued or not, paid or payable by Echo Holdco, the Company or any of their respective Subsidiaries in respect of (a) the Echo Holdco Debt and arising out of or resulting from the payment or the prepayment of the Echo Holdco Debt, which, for the avoidance of doubt, shall not include the Debt Financing Expenses or any principal or interest with respect to the Echo Holdco Debt, and (b) Swap and Derivative Termination Costs.

“Debt Financing Expenses” means the financing and other fees and expenses directly relating to the Debt Financing, including those set forth in the Debt Commitment Letters, that are paid or payable by the Company or any of its Subsidiaries, including any fees and expenses of counsel incurred on behalf of the Company in connection with the Debt Financing, and including any financing and other fees and expenses directly related to the Echo Holdco Refinanced Debt that are paid or payable by Echo Holdco or any of its Subsidiaries, including any fees and expenses of counsel incurred on behalf of Echo Holdco in connection with the Echo Holdco Refinanced Debt.

“Echo Business” means the entities (including the assets and properties held by such entities) and other assets, properties and businesses owned, held or used in the conduct of Echo Holdco’s and its Subsidiaries’ business, excluding Echo Connect, including those reflected, as of the Balance Sheet Date, in the balance sheet included in the Echo Pro Forma Financial Statements.

“Echo Connect” means the entities (if any) (including the assets and properties held by such entities) and other assets, properties and businesses to be distributed by Echo Holdco and its Subsidiaries in connection with the Echo Connect Separation (a) that are owned, held or primarily used in the conduct of Change Healthcare’s pharmacy switch and prescription routing business and (b) none of which are reflected, as of the Balance Sheet Date, in the balance sheet included in the Echo Pro Forma Financial Statements, as more specifically set forth (as of the date of this Agreement) on Section 1.01 of the Echo Disclosure Schedule.

“Echo Connect Separation” means the separation of Echo Connect from the Echo Business, such that Echo Connect is not contributed or otherwise transferred to the Company at Closing as part of the Echo Contributions and Transfers, whether by way of a spin-off or other distribution of Echo Connect to the Echo Shareholders pursuant to the plan attached as Schedule VII hereto.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Echo Contributed Percentage” equals 100% minus the Echo Purchase Price Percentage.

“Echo Covered Tax” means any (a) Tax of Echo Holdco or any of its Subsidiaries described in clause (a) of the definition of Tax related to a Pre-Closing Tax Period, (b) Tax of Echo Holdco or any of its Subsidiaries described in clause (b) of the definition of Tax and (c) Apportioned Obligation, or portion thereof for which Echo is responsible under Section 6.01, it being understood that no amount owed under any of the Existing Echo TRAs will be considered an Echo Covered Tax, and no income Tax of Echo Holdco or any of its Subsidiaries arising from the consummation of the Echo Connect Separation will be considered an Echo Covered Tax.

“Echo Deemed Option Shares Outstanding” means, as of immediately prior to the Closing, the number of Echo Holdco Shares that would be issued if all unexercised Echo Holdco Options that are vested or would vest immediately upon Closing, with an exercise price less than the Echo Per Share Purchase Price, in each case, assuming the price per Echo Holdco Share equals the Echo Per Share Purchase Price, had been cashless exercised into Echo Holdco Shares as of such time.

“Echo Deemed Shares Outstanding” means, as of immediately prior to the Closing, the number of Echo Holdco Shares issued and outstanding plus the Echo Deemed Option Shares Outstanding.

“Echo Disclosure Schedule” means the disclosure schedule delivered by Echo Holdco to the Company and MCK concurrently with the execution of this Agreement.

“Echo Form 10-K” means CHH’s Form 10-K filed with the SEC on March 14, 2016.

“Echo Holdco Adjusted EBITDA Adjustment Amount” means, if the Core MTS Adjusted EBITDA is less than the Core MTS Adjusted EBITDA Peg by more than $15,291,625, (a) the amount, if any, by which (1) the Core MTS Adjusted EBITDA Peg exceeds the Core MTS Adjusted EBITDA less (2) $7,645,813 multiplied by (b) the Core MTS Multiplier multiplied by (c) the Membership Percentage of Echo.

“Echo Holdco Debt” means all of the outstanding indebtedness of Echo Holdco and its Subsidiaries for borrowed money and indebtedness guaranteed by Echo Holdco and its Subsidiaries in each case under the credit agreement dated as of November 2, 2011, 11% Senior Notes due December 31, 2019, 11.25% Senior Notes due December 31, 2020 and 6% Senior Notes due February 15, 2021, in each case, as amended, replaced, extended, refinanced or renewed in accordance with this Agreement; provided that Echo Holdco Debt shall not include any Echo Holdco Refinanced Debt.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Echo Holdco Refinanced Debt” mean any indebtedness incurred, with prior written consent of MCK (not to be unreasonably withheld, conditioned or delayed in advance of any such planned financing process), by Echo Holdco or its Subsidiaries to refinance or replace Echo Holdco Debt or otherwise, and in any case which will be rolled, converted into, or exchanged for, corresponding loans and/or commitments under Debt Financing or otherwise rolled over and incorporated into the capital structure of the Company and its Subsidiaries in lieu of being refinanced, in each case, as contemplated in the Debt Commitment Letters.

“Echo Holdco Swaps and Derivatives” means the swaps and derivatives set forth on Section 1.01 of the Echo Disclosure Schedule.

“Echo Holdco Transaction Expenses” means, without duplication, the fees and expenses paid by NewCo (or to which NewCo reimburses any Echo Party (other than the Echo Holdco and its Subsidiaries)) with respect to fees and expenses of Echo Holdco or any of its Subsidiaries (other than the Company and its Subsidiaries) to third parties (including all fees and expenses of counsel, investment banks, financial advisors, accountants and integration and other consultants) or to any Echo Participating Employees for retention payments or plans, whether or not invoiced, incurred in connection with the negotiation and preparation of this Agreement or the Transaction Documents, the performance of the terms of this Agreement and the Transaction Documents and the consummation of the Transactions contemplated herein and therein, including any fees or expenses of the Echo Shareholders to be paid or reimbursed by Echo Holdco or its Subsidiaries, but in each case, excluding fees and expenses that are Shared Transaction Expenses; provided that the fees and expenses of integration consultants shall only be Echo Holdco Transaction Expenses to the extent paid or payable prior to the date of this Agreement.

“Echo Licensed Intellectual Property” means all Intellectual Property Rights, excluding Echo Connect, owned by a third party and licensed or sublicensed to Echo Holdco or any of its Subsidiaries or for which Echo Holdco or any of its Subsidiaries has obtained a license, right, authorization or covenant not to be sued.

“Echo Net Debt” means an amount equal to (i) the outstanding aggregate principal amount, including any accrued and unpaid interest thereon, under any indebtedness for borrowed money of Echo Holdco and its Subsidiaries, including the Echo Holdco Debt but excluding the Echo Holdco Refinanced Debt as of the Closing minus (ii) Cash of Echo Holdco and its Subsidiaries as of the Closing.

“Echo Net Debt Peg” means $2,719,000,000, minus the aggregate principal amount of the Echo Holdco Debt refinanced or repaid by the Echo Holdco Refinanced Debt; provided that such amount shall not be less than $0.

“Echo Net Working Capital” means, (x) with respect to any Taxes, as of the end of the day on the Closing Date and (y) with respect to all other items, as of the close of the business on the Business Day immediately preceding Closing, an amount equal to (i) the consolidated current assets (excluding Cash, restricted cash, and deferred income tax assets) of the Echo Business set forth on the Echo Working Capital Schedule attached hereto as Annex I, minus (ii) the consolidated current liabilities (excluding amounts included in Echo Net Debt and Echo Holdco Refinance Debt, Echo Transaction Expenses, obligations for pass through customer payments, and deferred income tax liabilities) of the Echo Business set forth on the Echo Working Capital

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Schedule attached hereto as Annex I, minus (iii) long term portion of deferred revenue, long term portion of severance, restructuring and exit related obligations, long term portion of retirement plans outstanding, and long term portion of escheatment obligations outstanding of the Echo Business set forth on the Echo Working Capital Schedule attached hereto as Annex I, in each case, determined on a consolidated and consistent basis in accordance with GAAP and, to the extent consistent with GAAP, the Echo Business’ accounting policies, practices, estimation methodologies, procedures and classifications. The Echo Working Capital Schedule attached hereto as Annex I sets forth an illustrative calculation of Echo Working Capital as of December 31, 2015 using such balance sheet accounts.

“Echo Net Working Capital Peg” means $159,500,000.

“Echo Owned Intellectual Property” means all Intellectual Property Rights, excluding Echo Connect, owned, or purported to be owned, by Echo Holdco or any of its Subsidiaries, including, but not limited to, the Intellectual Property Rights set forth or listed on Section 1.01 of the Echo Disclosure Schedule.

“Echo Participating Employee” means an employee or other service provider who primarily provides services to the Echo Business.

“Echo Parties” means the Echo Shareholders, Echo and Echo Holdco.

“Echo Per Share Purchase Price” means $2,400.

“Echo Purchase Price” means (i) the Base Echo Purchase Price minus (ii) the Estimated Echo Net Debt Adjustment plus (iii) the Estimated Echo Net Working Capital Adjustment, but only to the extent that the Estimated Echo Net Working Capital Adjustment is a negative number plus (iv) the Echo Special Closing Adjustment, if any, plus (v) the Echo Holdco Adjusted EBITDA Adjustment Amount, to the extent the Echo Holdco Adjusted EBITDA Adjustment Amount is a positive number.

“Echo Purchase Price Percentage” means an amount equal to the quotient of (a) the quotient of (i) the Echo Purchase Price divided by (ii) the Echo Per Share Purchase Price divided by (b) the Echo Deemed Shares Outstanding, expressed as a percentage.

“Echo Securities” means (a) shares of capital stock or other voting securities of or ownership interests in Echo, (b) securities of Echo convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in Echo, (c) warrants, calls, options or other rights to acquire from Echo, or other obligation of Echo to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Echo or (d) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Echo, or any combination of the foregoing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Echo Special Closing Adjustment” means an amount equal to (i) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is greater than the Estimated MCK Amount Owed and if the Estimated Total Amount Owed is greater than $125,000,000, (a) the amount, which is expressed as a positive number, by which the Estimated Total Amount Owed exceeds $125,000,000 multiplied by (b) the Membership Percentage of Echo, (ii) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is less than the Estimated MCK Amount Owed and if the Estimated Total Amount Owed is greater than $125,000,000, (a) the amount, which is expressed as a negative number, by which the Estimated Total Amount Owed exceeds $125,000,000 multiplied by (b) the Membership Percentage of Echo or (iii) if the Estimated Total Amount Owed is equal to $125,000,000 or less, zero.

“Echo True-Up Percentage” means an amount equal to the Membership Percentage of Echo divided by the aggregate Membership Percentage of MCK Contributors and MCK IPCo.

“Echo 721 Tax Opinion” means a written opinion of the Tax Opinion Advisor to the Echo Parties to the effect that, for U.S. federal income tax purposes, disregarding the effect of (x) any adjustment payments under Section 2.03, and (y) any cash payments made by the Company under Section 8.06, the transactions described in Section 3.02(a)(i) should constitute a contribution to which Section 721(a) of the Code applies and, as a consequence, Echo should recognize no income or gain on such transactions.

“Employee Plan” means (whether written or oral) an “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, consulting, severance or similar contract, plan, arrangement or policy and each other contract, plan, arrangement or policy providing for compensation, bonuses, retention payments, change of control payments, profit-sharing, stock option or other stock- or equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance benefits, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits).

“Employee Pool” has the meaning set forth in the LLC Agreement.

“Enforceability Exceptions” means the applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such first entity, would be treated at any relevant time as a single employer under Section 414 of the Code.

“Escheat Payment” means any payment required to be made to any state abandoned property administrator or any other Person pursuant to an abandoned property, escheat or similar Applicable Law.

“Estimated Echo Amount Owed” means an amount equal to (i) the Estimated MCK Transaction Expenses multiplied by the Echo True-Up Percentage plus (ii) to the extent the Estimated Echo Net Working Capital Adjustment is a positive number, the Estimated Echo Net Working Capital Adjustment.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Estimated Echo Net Debt Adjustment” means an amount equal to (i) if the Estimated Echo Net Debt exceeds the Echo Net Debt Peg, the amount, if any, by which the Estimated Echo Net Debt exceeds the Echo Net Debt Peg, which amount shall be expressed as a positive number, (ii) if the Estimated Echo Net Debt is less than the Echo Net Debt Peg, the amount, if any, by which the Echo Net Debt Peg exceeds the Estimated Echo Net Debt, which amount shall be expressed as a negative number, or (iii) if the Estimated Echo Net Debt is equal to the Echo Net Debt Peg, zero.

“Estimated Echo Net Working Capital Adjustment” means (i) if the Estimated Echo Net Working Capital exceeds the Echo Net Working Capital Peg, the amount, if any, by which the Estimated Echo Net Working Capital exceeds the Echo Net Working Capital Peg, which amount shall be expressed as a positive number, (ii) if the Estimated Echo Net Working Capital is less than the Echo Net Working Capital Peg, the amount, if any, by which the Echo Net Working Capital Peg exceeds the Estimated Echo Net Working Capital, which amount shall be expressed as a negative number, or (iii) if the Estimated Echo Net Working Capital is equal to the Echo Net Working Capital Peg, zero.

“Estimated MCK Amount Owed” means an amount equal to (i) (a) the sum of the Estimated Echo Holdco Transaction Expenses plus the Debt Breakage Costs multiplied by (b) the MCK True-Up Percentage plus (ii) to the extent the Estimated MCK Net Working Capital Adjustment is a positive number, the Estimated MCK Net Working Capital Adjustment.

“Estimated MCK Net Debt Adjustment” means an amount equal to (i) if the Estimated MCK Net Debt exceeds the MCK Net Debt Peg, the amount, if any, by which the Estimated MCK Net Debt exceeds the MCK Net Debt Peg, which amount shall be expressed as a positive number, (ii) if the Estimated MCK Net Debt is less than the MCK Net Debt Peg, the amount, if any, by which the MCK Net Debt Peg exceeds the Estimated MCK Net Debt, which amount shall be expressed as a negative number, or (iii) if the Estimated MCK Net Debt is equal to the MCK Net Debt Peg, zero.

“Estimated MCK Net Working Capital Adjustment” means (i) if the Estimated MCK Net Working Capital exceeds the MCK Net Working Capital Peg, the amount, if any, by which the Estimated MCK Net Working Capital exceeds the MCK Net Working Capital Peg, which amount shall be expressed as a positive number, (ii) if the Estimated MCK Net Working Capital is less than the MCK Net Working Capital Peg, the amount, if any, by which the MCK Net Working Capital Peg exceeds the Estimated MCK Net Working Capital, which amount shall be expressed as a negative number, or (iii) if the Estimated MCK Net Working Capital is equal to the MCK Net Working Capital Peg, zero.

“Estimated Total Amount Owed” means an amount equal to (i) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is greater than the Estimated MCK Amount Owed, (a) the Estimated Echo Amount Owed minus (b) the product of the Estimated MCK Amount Owed multiplied by the Echo True-Up Percentage or (ii) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is less than the Estimated MCK Amount Owed, (a) the Estimated MCK Amount Owed minus (b) the product of the Estimated Echo Amount Owed multiplied by the MCK True-Up Percentage.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Exchange Act” means the Securities and Exchange Act of 1934.

“Existing Echo TRAs” means the Amended and Restated Tax Receivable Agreement (Reorganizations), dated as of November 2, 2011, by and among CHH, H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P., Amended and Restated Tax Receivable Agreement (Exchanges), dated as of November 2, 2011, by and among CHH, H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P. and Tax Receivable Agreement (Management) by and among CHH and the persons named therein, dated August 17, 2009, as amended by the First Amendment to Tax Receivable Agreement (Management), dated as of November 2, 2011, by and among CHH and the parties named thereto.

“Family Member” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.

“Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby, including the lenders under the Debt Commitment Letters and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees, attorneys, agents, advisors and representatives involved in the Debt Financing and their successors and assigns.

“Final Echo Amount Owed” means an amount equal to (i) the product of (a) the Final MCK Transaction Expenses multiplied by (b) the Echo True-Up Percentage minus (ii) the Final Echo Net Debt Adjustment plus (iii) the Final Echo Net Working Capital Adjustment plus (iv) to the extent the Estimated Echo Net Working Capital Adjustment is a positive number, the Estimated Echo Net Working Capital Adjustment plus (v) the Echo Special Closing Adjustment.

“Final Echo Holdco Transaction Expenses” means Echo Holdco Transaction Expenses as shown on the Final Echo Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by MCK (as the Disputing Party) and Echo (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Final Echo Net Debt Adjustment” means an amount equal to (i) if the Final Echo Net Debt exceeds the Estimated Echo Net Debt, the amount, if any, by which the Final Echo Net Debt exceeds the Estimated Echo Net Debt, which amount shall be expressed as a positive number, (ii) if the Final Echo Net Debt is less than the Estimated Echo Net Debt, the amount, if any, by which the Estimated Echo Net Debt exceeds the Final Echo Net Debt, which amount shall be expressed as a negative number, or (iii) if the Final Echo Net Debt is equal to the Estimated Echo Net Debt, zero.

“Final Echo Net Debt” means Echo Net Debt as shown on the Final Echo Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by MCK (as the Disputing Party) and Echo (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

“Final Echo Net Working Capital” means Echo Net Working Capital as shown on the Final Echo Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by MCK (as the Disputing Party) and Echo (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

“Final Echo Net Working Capital Adjustment” means an amount equal to (i) if the Final Echo Net Working Capital exceeds the Estimated Echo Net Working Capital, the amount, if any, by which the Final Echo Net Working Capital exceeds the Estimated Echo Net Working Capital, which amount shall be expressed as a positive number, (ii) if the Final Echo Net Working Capital is less than the Estimated Echo Net Working Capital, the amount, if any, by which the Estimated Echo Net Working Capital exceeds the Final Echo Net Working Capital, which amount shall be expressed as a negative number, or (iii) if the Final Echo Net Working Capital is equal to the Estimated Echo Net Working Capital, zero.

“Final MCK Amount Owed” means an amount equal to (i) (a) the sum of (1) the Final Echo Holdco Transaction Expenses plus (2) the Debt Breakage Costs multiplied by (b) the MCK True-Up Percentage minus (ii) the Final MCK Net Debt Adjustment plus (iii) the Final MCK Net Working Capital Adjustment plus (iv) to the extent the Estimated MCK Net Working Capital Adjustment is a positive number, the Estimated MCK Net Working Capital Adjustment, minus (v) the MCK Special Closing Adjustment.

“Final MCK Net Debt” means MCK Net Debt as shown on the Final MCK Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by Echo (as the Disputing Party) and MCK (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

“Final MCK Net Debt Adjustment” means an amount equal to (i) if the Final MCK Net Debt exceeds the Estimated MCK Net Debt, the amount, if any, by which the Final MCK Net Debt exceeds the Estimated MCK Net Debt, which amount shall be expressed as a positive number, (ii) if the Final MCK Net Debt is less than the Estimated MCK Net Debt, the amount, if any, by which the Estimated MCK Net Debt exceeds the Final MCK Net Debt, which amount shall be expressed as a negative number, or (iii) if the Final MCK Net Debt is equal to the Estimated MCK Net Debt, zero.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Final MCK Net Working Capital” means MCK Net Working Capital as shown on the Final MCK Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by Echo (as the Disputing Party) and MCK (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

“Final MCK Net Working Capital Adjustment” means an amount equal to (i) if the Final MCK Net Working Capital exceeds the Estimated MCK Net Working Capital, the amount, if any, by which the Final MCK Net Working Capital exceeds the Estimated MCK Net Working Capital, which amount shall be expressed as a positive number, (ii) if the Final MCK Net Working Capital is less than the Estimated MCK Net Working Capital, the amount, if any, by which the Estimated MCK Net Working Capital exceeds the Final MCK Net Working Capital, which amount shall be expressed as a negative number, or (iii) if the Final MCK Net Working Capital is equal to the Estimated MCK Net Working Capital, zero.

“Final MCK Transaction Expenses” means MCK Transaction Expenses as shown on the Final MCK Closing Statement if no Dispute Notice with respect thereto is duly delivered; or if a Dispute Notice with respect thereto is duly delivered, as agreed by Echo (as the Disputing Party) and MCK (as the Defending Party) pursuant to Section 2.02(e); or, in the absence of such agreement, as shown in the Valuation Firm’s calculation delivered pursuant to Section 2.02(e).

“Final Total Amount Owed” means an amount equal to (i) if the Final Echo Amount Owed multiplied by MCK True-Up Percentage is greater than the Final MCK Amount Owed, (a) the Final Echo Amount Owed minus (b) the product of the Final MCK Amount Owed multiplied by the Echo True-Up Percentage or (ii) if the Final Echo Amount Owed multiplied by MCK True-Up Percentage is less than the Final MCK Amount Owed, (a) the Final MCK Amount Owed minus (b) the product of the Final Echo Amount Owed multiplied by the MCK True-Up Percentage.

“FTC Act” means the Federal Trade Commission Act.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, federal, regional, municipal or foreign government; international authority (including, in each case, any central bank or fiscal, Tax or monetary authority); governmental agency, authority, division, department; the government of any prefecture, state, province, country, municipality or other political subdivision thereof; and any governmental body, agency, authority, division, department, board or commission, or any instrumentality or officer acting in an official capacity of any of the foregoing, including any court, arbitral tribunal or committee exercising any executive, legislative, judicial, regulatory or administrative functions of government.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Health Care Laws” means all Applicable Laws pertaining to health care regulatory matters applicable to the business or the operations of MCK or Echo Holdco and their respective Subsidiaries, including, without limitation: (a) fraud and abuse, including the following statutes: the Federal anti-kickback law (42 U.S.C. § 1320a-7b(b)), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), and the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); (b) all Information Laws as defined herein; (c) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), including the Federal Sunshine Act provisions; (d) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 321 et seq.; (e) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute), including the amendments implemented by the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Improvements for Patients and Providers Act of 2008; (f) Title XIX of the Social Security Act, 42 U.S.C. §§1396-1396v (the Medicaid statute); (g) TRICARE, 10 U.S.C. §1071 et seq.; (h) CHAMPVA, the Civilian Health and Medical Program of the Department of Veterans Affairs; (i) any other health care program maintained by a Governmental Authority; (j) Laws regarding the provision of management or administrative services in connection with the practice of medicine and other medical professions such as nursing; (k) the regulations, legally enforceable policies and agency guidance promulgated under each of the foregoing Laws; and (l) any other Law with respect to kickbacks, remuneration, billing, utilization review, coding, fee-splitting, patient or program charges, exclusion, debarment or suspension, claims submissions, refunding of overpayments, the provision of free or discounted health care items or services, medical or clinical documentation, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, and as otherwise may be amended from time to time, and any and all implementing regulations, as in effect from time to time, including, but not limited to, the Privacy Standards (45 C.F.R. Parts 160 and 164, Subparts A and E), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162), the Security Standards (45 C.F.R. Parts 160 and 164, Subparts A and C), and the Notification in the Case of Breach of Unsecured Protected Health Information Standards (45 CFR Part 164, Subpart D).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Information Laws” means (a) all Applicable Laws concerning the privacy and/or security of Personal Information including, where applicable, HIPAA, state data breach notification Laws, state social security number protection Laws and the Section V of the Federal Trade Commission Act (as it relates to Personal Information); and (b) all applicable Payment Card Industry Security Standards with respect to account data protection.

“Initial Management Team” means those employees who shall fill the senior Company’s management roles as of the Closing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Intellectual Property Right” means any and all intellectual property rights or similar proprietary rights in the United States and all other nations throughout the world, including, without limitation, (i) trademarks, service marks, trade dress, logos, brand names, certification marks, domain names, trade names and corporate names (whether or not registered) and other indication of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”); (ii) inventions and discoveries, whether patentable or not, in any jurisdiction; (iii) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, and reexaminations thereof and the equivalents of any of the foregoing in any jurisdiction) and any renewals, extensions or reissue thereof, in any jurisdiction (“Patents”); (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, in any jurisdiction, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) trade secrets, information, data, specifications, processes, methods, knowledge, experience, skills, technology, Software, know-how (including manufacturing and production processes and techniques and research and development information) and rights in any jurisdiction to limit the use or disclosure thereof by any person (“Trade Secrets”), (vi) rights of privacy, personality and publicity and social media accounts, and (vii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, digital storage, routers, hubs, switches, data communications lines and all other information technology assets, including all associated data contained therein, and all associated data contained therein, and all associated documentation related to any of the foregoing.

“knowledge” means, with respect to the Echo Parties, the actual knowledge of the individuals set forth on Section 1.01 of the Echo Disclosure Schedule, and, with respect to MCK, the actual knowledge of the individuals set forth on Section 1.01 of the MCK Disclosure Schedule, in each case after reasonable inquiry of those with managerial authority for the subject matter in question.

“Lien” means with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, adverse claim, or encumbrance in respect of such property or asset.

“Material Adverse Effect” means, with respect to a Contributed Business, any event, condition, occurrence, state of facts, change, development or effect, individually or in the aggregate with all other events, conditions, occurrences, state of facts, changes, developments or effects, that is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, assets or results of operations of such Contributed Business, taken as a whole, excluding any effect to the extent resulting from or arising in connection with (a) changes in GAAP after the date of this Agreement, (b) changes in Applicable Law or directives or policies of a Governmental Authority after the date of this Agreement, (c) changes in the financial, securities, credit or other capital markets or general economic, regulatory, legislative or political conditions in the United States or any other country or region in which such Contributed Business does business, including changes in interest rates and foreign exchange rates, (d) changes generally affecting the industry in which such Contributed Business operates, (e) acts of war, sabotage or terrorism or major hostilities or natural or man-made disasters or other force majeure events, (f) the announcement, pendency or consummation of the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

transactions contemplated by this Agreement (including any loss of, or adverse change in, the relationship of such Contributed Business with its employees, customers, distributors, partners, suppliers or other business partners that is related thereto) to the extent relating to, in the case of the Echo Parties, the identity of MCK as a Party hereto and, in the case of MCK, the identity of the Echo Parties as Parties hereto; provided that this clause (f) shall not apply to the determination of a breach or violation of the representations and warranties contained in Section 4.01(d) and Section 4.02(d) or the covenants and agreements set forth in Section 5.01 and Section 5.02, (g) any failure, in and of itself, by such Contributed Business to meet its internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (g) shall not prevent a party from asserting that any events, conditions, occurrences, state of facts, changes, developments or effects that may have contributed to such change or failure independently constituted or contributed to a Material Adverse Effect), (h) any action taken or omitted to be taken by the Contributed Business at the written request, or with the written consent, of the other Party hereto or (i) any actions or proceedings made or brought by any of the current or former stockholders of MCK (on their own or on behalf of MCK) with respect to the Core MTS Business or the Transactions contemplated hereby; provided that events, conditions, occurrences, state of facts, changes, developments or effects set forth in clauses (a), (b), (c), (d) and (e) above shall not be excluded in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur with respect to such Contributed Business if and to the extent such events, conditions, occurrences, state of facts, changes, developments or effects, individually or in the aggregate, have a materially disproportionate effect on such Contributed Business, taken as a whole, relative to other participants in the industries in which such Contributed Business operates.

“MCK Contributed Assets” means (a) the MCK IPCo Owned Intellectual Property and (b) any other assets, properties and businesses (if any) of the Core MTS Business that are contributed to the Company pursuant to the Non-IP Contribution pursuant to Section 3.01, excluding any MCK Contributed Entity.

“MCK Contributed Entity” means (a) any Person the equity interests of which are contributed to the Company pursuant to the MCK IPCo Contribution or the Non-IP Contribution and (b) any Person that is a subsidiary of a Person described in the preceding clause (a) as of the Closing.

“MCK Covered Tax” means any (a) Tax of an MCK Contributed Entity (or predecessor thereof) or relating to the MCK Contributed Assets or Core MTS Business (including Tax liability as a transferee or successor attributable to the MCK Contributed Assets or Core MTS Business), in each case, described in clause (a) of the definition of Tax related to a Pre-Closing Tax Period, (b) Tax of an MCK Contributed Entity described in clause (b) of the definition of Tax, (c) payroll Tax of MCK or its Affiliates in respect of any employee of the Core MTS Business and (d) Apportioned Obligation or portion thereof for which MCK is responsible under Section 6.01; provided, however, that no MCK Excluded Tax shall be considered an MCK Covered Tax.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“MCK Disclosure Schedule” means the disclosure schedule delivered by MCK to the Echo Parties and the Company concurrently with the execution of this Agreement.

“MCK Excluded Tax” means any liability of an MCK Contributed Entity for the payment of any amounts of the type described in clause (a) of the definition of Tax as a result of being or having been before the Closing (i) a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Person to a Taxing Authority is determined or taken into account with reference to the activities of any other Person or (ii) a party to any Tax Sharing Agreement.

“MCK IPCo” means a wholly-owned direct or indirect subsidiary of MCK to be designated by MCK as such prior to the Closing.

“MCK IPCo Initial Percentage” means a percentage to be determined by MCK prior to the Closing; provided that the Non-IP Initial Percentage shall be consistent with MCK’s good faith determination of (i) the relative values of the assets and businesses transferred to the Company by the MCK Contributors, on the one hand, and MCK IPCo, on the other hand, and (ii) the fair market value of the MCK Tax Receivable Agreement as of the Closing; and provided, further that the sum of the Non-IP Initial Percentage and the MCK IPCo Initial Percentage shall be equal to 70% (before taking into account the Employee Pool).

“MCK IPCo Owned Intellectual Property” means all Intellectual Property Rights owned, or purported to be owned or that will be owned or purported to be owned at Closing, by MCK IPCo to the extent primarily relating to the Core MTS Business, including, but not limited to, Intellectual Property Rights set forth or listed on Section 1.01 of the MCK Disclosure Schedule.

“MCK Licensed Intellectual Property” means all Intellectual Property Rights owned by a third party and licensed or sublicensed to the Core MTS Business or for which the Core MTS Business has obtained a license, right, authorization or covenant not to be sued, including, but not limited to, the licenses that are not commercially available to the Company listed on Section 1.01 of the MCK Disclosure Schedule.

“MCK Net Debt” means an amount equal to (i) the outstanding aggregate principal amount, including any accrued and unpaid interest thereon, for any indebtedness for borrowed money of the Core MTS Business outstanding as of Closing minus (ii) Cash of the Core MTS Business as of the Closing.

“MCK Net Debt Peg” means $0.00.

“MCK Net Working Capital” means, (x) with respect to any Taxes, as of the end of the day on the Closing Date and (y) with respect to all other items, as of the close of the business on the Business Day immediately preceding Closing, an amount equal to (i) the consolidated current assets (excluding Cash, restricted cash, and deferred income tax assets) of the Core MTS

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Financial Statements set forth on the MCK Working Capital Schedule attached hereto as Annex II, minus (ii) the consolidated current liabilities (excluding amounts included in MCK Net Debt, MCK Transaction Expenses, obligations for pass through customer payments, and deferred income tax liabilities) of the Core MTS Financial Statements set forth on the MCK Working Capital Schedule attached hereto as Annex II, minus (iii) long term portion of deferred revenue, long term portion of severance, restructuring and exit related obligations, long term portion of retirement plans outstanding, and long term portion of escheatment obligations outstanding of the Core MTS Financial Statements set forth on the MCK Working Capital Schedule attached hereto as Annex II, in each case, determined on a consolidated and consistent basis in accordance with GAAP and, to the extent consistent with GAAP, the Core MTS Business’ accounting policies, practices, estimation methodologies, procedures and classifications. The Working Capital Schedule attached hereto as Annex II sets forth an illustrative calculation of MCK Working Capital as of March 31, 2016 using such balance sheet accounts.

“MCK Net Working Capital Peg” means $(109,700,000).

“MCK Owned Intellectual Property” means (i) all MCK IPCo Owned Intellectual Property and (ii) all Intellectual Property Rights owned, or purported to be owned, by MCK or any of its Subsidiaries, (other than MCK IPCo Owned Intellectual Property) to the extent primarily relating to the Core MTS Business, in each case including, but not limited to, Intellectual Property Rights set forth or listed on Section 1.01 of the MCK Disclosure Schedule.

“MCK Promissory Note” means a promissory note in the amount of the MCK Promissory Note Principal Amount, which shall be payable immediately after the Closing to MCK or one of its direct or indirect, wholly-owned Subsidiaries.

“MCK Promissory Note Principal Base Amount” means $1,250,000,000.

“MCK Promissory Note Principal Amount” means an amount equal to (i) the MCK Promissory Note Principal Base Amount minus (ii) the Estimated MCK Net Debt Adjustment plus (iii) the Estimated MCK Net Working Capital Adjustment, but only to the extent that the Estimated MCK Net Working Capital Adjustment is a negative number plus (iv) the MCK Special Closing Adjustment, if any, minus (v) the Echo Holdco Adjusted EBITDA Adjustment Amount, to the extent the Echo Holdco Adjusted EBITDA Adjustment Amount a positive number.

“MCK Special Closing Adjustment” means an amount equal to (i) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is greater than the Estimated MCK Amount Owed and if the Estimated Total Amount Owed is greater than $125,000,000, (a) the amount, which is expressed as a negative number, by which the Estimated Total Amount Owed exceeds $125,000,000 multiplied by (b) the Membership Percentage of Echo, (ii) if the Estimated Echo Amount Owed multiplied by MCK True-Up Percentage is less than the Estimated MCK Amount Owed and if the Estimated Total Amount Owed is greater than $125,000,000, (a) the amount, which is expressed as a positive number, by which the Estimated Total Amount Owed exceeds $125,000,000 multiplied by (b) the Membership Percentage of Echo or (iii) if the Estimated Total Amount Owed is equal to $125,000,000 or less, zero.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“MCK Transaction Expenses” means, without duplication, the fees and expenses paid by NewCo (or to which NewCo reimburses MCK or any of its Subsidiaries (other than the Company and its Subsidiaries)) with respect to fees and expenses of MCK or any of its Subsidiaries (other than the Company and its Subsidiaries) to (a) third parties (including all fees and expenses of counsel, investment banks, financial advisors, accountants (including any preparation costs and audit fees associated with the Core MTS Financials) and integration, separation and other consultants), (b) MCK employees for retention and sale bonuses and (c) third parties in respect of MCK corporate reporting, in each case, whether or not invoiced, incurred in connection with the negotiation and preparation of this Agreement or the Transaction Documents, the performance of the terms of this Agreement and the Transaction Documents and the consummation of the Transactions contemplated herein and therein, other than fees and expenses that are Shared Transaction Expenses.

“MCK True-Up Percentage” means an amount equal to the aggregate Membership Percentage of MCK Contributors and MCK IPCo divided by the Membership Percentage of Echo.

“MCK 721 Tax Opinion” means an opinion to the effect that, disregarding the effect of (i) any adjustment payments under Section 2.03 and any cash payments made by the Company under Section 8.06 and (ii) the MCK Tax Receivable Agreement, the transactions described in Section 3.02(a)(v) and Section 3.02(a)(vi) should constitute (1) separate contributions to which Section 721(a) of the Code applies and (2) the assumption and repayment of a “qualified liability” within the meaning of Treasury Regulations Section 1.707-5, and as a consequence, each of MCK IPCo and the MCK Contributors should not recognize income or gain on such transactions that they would otherwise recognize if the legal conclusions described in clauses (1) or (2) above did not apply.

“McKesson Business Performance Services” means the business unit of McKesson Technology Solutions providing medical coding and billing services, charge capture services, accounts receivable management services, practice management and consulting services, patient access services, chronic care management services, and value based care and accountable care services.

“McKesson Connected Care & Analytics” means the business unit of McKesson Technology Solutions providing connected care and communications and messaging services, health information exchange services, population health, risk management, data management, and data analytics software and services, patient engagement, identification, matching, consents and data repository services, homecare and hospice software and services, workforce management software and services, and capacity management software and services.

“McKesson EIS Business” means the business unit of McKesson Technology Solutions providing electronic health record and clinical management software and services, revenue cycle management software and services, supply chain software and services, document management software and services, intelligent coding software and services, laboratory and surgery management software and services, information technology outsourcing, and remote hosting services, as more specifically set forth on Section 1.01 of the MCK Disclosure Schedule.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“McKesson Health Solutions” means the business unit of McKesson Technology Solutions providing medical necessity and point-of-care decision support software and services, payor claims management software and services, payor fraud and abuse detection software and services, payor network management software and services, and claims editing, claims processing, and claims clearinghouse software and services.

“McKesson Imaging & Workflow Solutions” means the business unit of McKesson Technology Solutions providing enterprise imaging, radiology imaging, and cardiology imaging software and services, and imaging management and workflow software and services.

“McKesson RHP” means the sub-business unit of McKesson Connected Care & Analytics providing communications and messaging services among pharmacies, payors, and pharmaceutical manufacturers, pharmacy network management services, pharmacy claims editing, pharmacy claims processing, and pharmacy claims clearinghouse services, pharmacy e-prescribing, prior authorization, couponing, and co-pay assistance services, and pharmacy data management and pharmacy data analytics services.

“McKesson Technology Solutions” means one of two external financial reporting segments of McKesson Corporation consisting of five business units: McKesson Business Performance Services, McKesson Connected Care & Analytics, McKesson EIS Business, McKesson Health Solutions, and McKesson Imaging & Workflow Solutions.

“Member” shall have the meaning assigned thereto in the LLC Agreement.

“Membership Percentage” shall have the meaning assigned thereto in the LLC Agreement.

“Membership Unit Value” means the value of a Unit in the Company as of the Closing Date, based on the number of Units outstanding at Closing and the Initial Members’ Initial Capital Contributions (each as defined in the LLC Agreement).

“MTI Participating Employee” means an employee or other service provider who primarily provides services to the Core MTS Business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA.

“Non-IP Initial Percentage” means a percentage to be determined by MCK prior to the Closing; provided that the Non-IP Initial Percentage shall be consistent with MCK’s good faith determination of (i) the relative values of the assets and businesses transferred to the Company by the MCK Contributors, on the one hand, and MCK IPCo, on the other hand, and (ii) the fair market value of the MCK Tax Receivable Agreement as of the Closing; and provided, further that the sum of the Non-IP Initial Percentage and the MCK IPCo Initial Percentage shall be equal to 70% (before taking into account the Employee Pool).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Permitted Liens” means (a) with respect to Echo Holdco and its Subsidiaries, (i) Liens disclosed on Section 1.01 of the Echo Disclosure Schedule, (ii) Liens for Taxes that are not yet due or are being contested in good faith, in each case, for which adequate reserves have or will be included in the Estimated Echo Closing Statement, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business consistent with past practice or that are not yet due and payable or are being contested in good faith, (iv) any Lien securing payments under capital lease agreements, (v) any Lien that will be terminated or released in connection with the consummation of the Transactions, (vi) any restrictions on the ownership and transfer of capital stock under Applicable Law, (vii) any other Lien which would not reasonably be expected to materially impair the use of the asset to which such Lien relates and (viii) Liens securing Echo Holdco Refinanced Debt, and (b) with respect to the Core MTS Business, (i) Liens disclosed on Section 1.01 of the MCK Disclosure Schedule, (ii) Liens for Taxes that are not yet due or are being contested in good faith, in each case, for which adequate reserves have or will be included in the MCK Closing Statement, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business consistent with past practice or that are not yet due and payable or are being contested in good faith, (iv) any Lien securing payments under capital lease agreements, (v) any Lien that will be terminated or released in connection with the consummation of the Transactions, (vi) any restrictions on the ownership and transfer of capital stock under Applicable Law and (vii) any other Lien which would not reasonably be expected to materially impair the use of the asset to which such Lien relates.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including any Governmental Authority.

“Personal Information” means any information that can be directly associated with a specific person, or that reasonably can be used to identify a specific person, including individually identifiable health information and “Protected Health Information” or “Electronic Protected Health Information” as such terms are defined by HIPAA.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.

“Representatives” means, with respect to any Person, collectively, the partners, principals, managers, directors, officers, employees, agents, consultants, counsel, advisors and other representatives of such Person.

“SEC” means the Securities and Exchange Commission.

“Section 355(e) Tax Opinion” means an opinion, which shall assume the Assumed Facts, to the effect that Section 355(e) of the Code should not apply to a Qualified MCK Exit (as defined in the LLC Agreement).

“Securities Act” means the Securities Act of 1933.

“service provider” means director, officer, employee or individual independent contractor.

“Shared Transaction Expenses” means, without duplication, the fees and expenses paid or payable by the Company or any of its Subsidiaries to third parties, whether or not invoiced, incurred in connection with the negotiation and preparation of this Agreement or the Transaction Documents, the performance of the terms of this Agreement and the Transaction Documents and the consummation of the Transactions contemplated herein and therein, including (a) the Debt Financing Expenses, (b) fees and expenses related to the preparation of pro forma financial statements of the Company (including audit fees), (c) fees and expenses of separation, integration, synergy, information technology and other consultants mutually selected by MCK and Echo Holdco and (d) Transfer Taxes. For the avoidance of doubt, Shared Transaction Expenses shall not include (v) the Debt Breakage Costs, (w) the MCK Transaction Expenses or (y) the Echo Holdco Transaction Expenses.

“Software” means information technology software programs in all forms and formats (including source code, object code, firmware, operating systems and specifications).

“Subsidiary” means any entity that is at least 50% owned and Controlled by any Person, directly or through one or more Subsidiaries.

“Swap and Derivative Termination Costs” means the Swap Termination Value of the Echo Holdco Swaps and Derivatives, and all other fees, costs and expenses, breakage costs and prepayment fees or premiums, whether accrued or not, paid or payable by the Company, Echo Holdco or any of their respective Subsidiaries, to terminate at Closing the Echo Holdco Swaps and Derivatives or any other Swap Contract or other derivative contract of Echo, Echo Holdco or their respective Subsidiaries.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Straddle Tax Period” means any Tax period beginning on or before, and ending after, the Closing Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to any of the foregoing, including any such obligations or liabilities under any such agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Tainting Acquisition” means one or more acquisitions of MCK stock that, assuming the Assumed Facts, would reasonably be expected to result in Section 355(e) of the Code applying to a Qualified MCK Exit.

“Tax” means (a) any tax, other governmental assessment or charge of any kind whatsoever in the nature of a tax (including withholding on amounts paid to or by any Person) or Escheat Payment, together with any interest, penalty, addition to tax or additional amount (including penalties for failure to file or late filing any return, report or other filing) and (b) in the case of any Person, any liability for the payment of any amounts of the type described in clause (a) as a transferee or successor or as a result of being or having been before the Closing (i) a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Person to a Taxing Authority is determined or taken into account with reference to the activities of any other Person or (ii) a party to any Tax Sharing Agreement or other express obligation to indemnify any other Person; it being understood that no payment, or obligation to make a payment, under any tax receivables agreement (including the Existing Echo TRAs) shall be considered a Tax.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Tax Opinion Advisor” means, with respect to MCK, Davis Polk & Wardwell LLP or Ernst & Young LLP, and, with respect to the Echo Parties, Ropes & Gray LLP, or an Alternative Tax Opinion Advisor to any of them.

“Tax Return” means any return, declaration, report, statement, form (including elections, estimates, declarations or amendments), claim for refund or information return relating to Taxes, including any attachment, exhibit, schedule or supplement thereto and amendment thereof.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s Tax liability.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Total Echo Option Cash Amount” means the product of (a) the Echo Deemed Option Shares Outstanding, multiplied by (b) the Echo Purchase Price Percentage, multiplied by (c) the Echo Per Share Purchase Price.

“Unit” shall have the meaning assigned thereto in the LLC Agreement.

Section 1.02. Other Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Acquisition Proposal	5.04(a)
Action	9.04(a)
Adjustment Units	8.06(a)
Agreement	Preamble
Apportioned Obligations	6.01(b)
Assumed Liabilities	3.03(a)
BX	Preamble
BX Principal Shareholder Letter	2.01(a)(xi)
Cap	8.02(a)(ii)
Closing	2.01
Closing Actions	2.01
Closing Date	2.01
Company	Preamble
Company Employees	5.16(c)
Company Parties	Preamble
Company Plans	5.16(c)
Confidentiality Agreement	5.05

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Core MTS Financial Statements	5.11
Damages	8.02(a)
Debt Commitment Letters	Recitals
Debt Financing	Recitals
Deductible	8.02(a)(i)
Defending Party	2.02(d)
Dispute Notice	2.02(d)
Disputing Party	2.02(d)
DOJ	5.07(d)
Early Termination Payment	4.01(bb)
Echo	Preamble
Echo Connect Liabilities	3.03(b)(i)
Echo Connect Option Agreement	2.01(a)(x)
Echo Contribution	3.02(a)(i)
Echo Contributions and Transfers	3.02(a)(iv)
Echo Fundamental Reps	7.03(b)
Echo Holdco	Preamble
Echo Holdco Options	4.01(e)(i)
Echo Holdco Sale Consideration	3.02(a)(iv)
Echo Holdco Share Transfer	3.02(a)(iv)
Echo Holdco Shares	4.01(e)(i)
Echo Indemnified Parties	8.03(a)
Echo Indemnifying Party	8.02(a)
Echo Material Contract	4.01(j)(ii)
Echo Membership and Sale Consideration	3.02(a)(iv)
Echo Membership Consideration	3.02(a)(i)
Echo Optionholders	4.01(e)(i)
Echo Plans	4.01(r)(i)
Echo Pro Forma Financial Statements	4.01(g)(ii)
Echo Representative	9.15(a)
Echo Securities	4.01(e)(ii)
Echo Shareholders	Preamble
Echo Shareholders’ Agreement	2.01(a)(vii)
Echo Straddle Returns	6.02(e)
Echo Subsidiary Securities	4.01(f)(ii)
Employment Transfer Date	5.16(c)
End Date	9.01(a)(iii)
Estimated Echo Closing Statement	2.02(a)
Estimated Echo Holdco Transaction Expenses	2.02(a)
Estimated Echo Net Debt	2.02(a)
Estimated Echo Net Working Capital	2.02(a)
Estimated MCK Closing Statement	2.02(a)
Estimated MCK Net Debt	2.02(a)
Estimated MCK Net Working Capital	2.02(a)
Estimated MCK Transaction Expenses	2.02(a)
Final Echo Closing Statement	2.02(b)

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Final MCK Closing Statement	2.02(c)
FTC	5.07(d)
Fundamental Representations	7.03(b)
Government Official	4.01(l)(ii)
H&F	Preamble
H&F Principal Shareholder Letter	2.01(a)(xii)
Indemnified Party	8.04(a)
Indemnifying Party	8.04(a)
Intellectual Property Licensing Agreement	2.01(a)(vii)
IPCo Membership Consideration	3.02(a)(vi)
Lenders	Recitals
LLC Agreement	2.01(a)(iii)
Management Selection Committee	5.10(a)(iii)
Management Services Agreement	2.01(a)(ix)
MCK	Preamble
MCK Contributions	3.02(a)(vi)
MCK Contributor	3.02(a)(v)
MCK Contributor Securities	4.02(e)(i)
MCK DRE Contributed Entities	3.02(a)(v)
MCK Excluded Liabilities	3.03(b)(ii)
MCK Fundamental Reps	7.02(b)
MCK Indemnified Parties	8.02(a)
MCK Indemnifying Parties	8.03(a)
MCK IPCo Contribution	3.02(a)(vi)
MCK Membership Consideration	3.02(a)(vi)
MCK Note Payment	3.02(a)(vi)
MCK Plan	4.02(q)(i)
MCK Pre-Closing Restructuring	3.01(a)
MCK Straddle Returns	6.02(e)
MCK Tax Memo	4.02(s)(vii)
MCK Tax Receivable Agreement	2.01(a)(vi)
MTI Material Contract	4.02(i)(ii)
New Company Benefit Plans	5.16(b)
New Echo Tax Receivable Agreement	3.01(a)(i)
NewCo Holdings	Preamble
NewCo Intermediate Holdings	Preamble
Non-IP Contribution	3.02(a)(v)
Non-IP Membership Consideration	3.02(a)(v)
Non-Preparing Parties	6.02(g)
Order	7.01(b)
Party or Parties	Recitals
Patents	1.01
Permits	4.01(p)
Plan Determination Date	5.16(b)
Preparing Party	6.02(g)
Principal Shareholder Letters	2.01(a)(xii)

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Refinancing	Recitals
Registration Rights Agreement	2.01(a)(xiii)
Required Information	5.03(c)(iii)
Straddle Returns	6.02(e)
Tax Advisor	6.04
Tax Matters Agreement	2.01(a)(xiii)
TCPA Matter”	3.03(b)(ii)(F)
Trade Secrets	1.01
Trademarks	1.01
Transaction Documents	2.01(a)(xiii)
Transactions	2.01
Transfer Taxes	6.01(c)
Transition Services Agreements	2.01(a)(v)
Unaudited MTS Financials	4.02(f)
Valuation Firm	2.02(e)
Vested Optionholder	3.02(a)(ii)
Warranty Breach	8.02(a)

Section 1.03. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as expressly set forth herein or in another Transaction Document, references to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE 2

CLOSING

Section 2.01. Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article 7, the closing (the “Closing”) of the transactions contemplated by this Agreement and the Transaction Documents (the “Transactions”) shall take place at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California as soon as practicable, but in no event later than the second Business Day, after the date on which each of the conditions set forth in Article 7 (other than conditions that by their nature are to be satisfied by actions taken at the Closing and are expected to be satisfied at the Closing, and subject to their satisfaction at the Closing) have been satisfied or waived, or at such other place or on such other date as MCK and Echo Holdco may mutually agree; provided, that if any such date falls on a day that is not the first Business Day of a given calendar month, then the Parties agree that, to the extent it does not adversely affect the Debt Financing, the Closing shall occur on the earlier of the first Business Day of the next succeeding calendar month or the last Business Day immediately prior to the End Date. The date on which the Closing occurs is the “Closing Date.” At the Closing, the following actions shall be taken and the following agreements, certificates and other documents shall be executed and delivered by the Parties thereto (such actions, executions and deliveries, collectively, the “Closing Actions”):

(i) the contribution and/or sale of the Echo Business and the Core MTS Business through the Echo Contributions and Transfers and the MCK Contributions, respectively, shall occur as set forth in Article 3;

(ii) the Company and Echo Holdco shall, or shall cause one or more of their Subsidiaries to, consummate the Debt Financing (to the extent not consummated prior to the Closing) and use a portion of the Debt Financing (or shall cause a portion of the Debt Financing to be used) to pay (or reimburse the applicable Echo Party or MCK or its Subsidiaries (other than the Company) for (A) all obligations outstanding on the Closing Date under the Echo Holdco Debt (to the extent not paid or unreimbursed prior to the Closing), (B) the Debt Financing Expenses and the Debt Breakage Costs, (C) the Shared Transaction Expenses, (D) the Echo Holdco Transaction Expenses and (E) the MCK Transaction Expenses;

(iii) the Company shall deliver the Echo Membership and Sale Consideration and the MCK Membership Consideration as set forth in Article 3, and each of the Company, Echo and each MCK Contributor shall execute and deliver the Amended and Restated Limited Liability Company Agreement of the Company in substantially the form attached hereto as Exhibit A (the “LLC Agreement”);

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) the MCK Note Payment shall occur as set forth in Section 3.02(a)(vi);

(v) each of the Company and MCK and/or one or more of its Subsidiaries shall execute and deliver Transition Services Agreements in substantially the forms attached hereto as Exhibit B (the “Transition Services Agreements”);

(vi) each of the Company, Echo and MCK and certain of MCK’s wholly owned direct and indirect subsidiaries shall execute and deliver the Tax Receivable Agreement in substantially the form attached hereto as Exhibit C (the “MCK Tax Receivable Agreement”);

(vii) each of the Company and MCK or one of its Subsidiaries shall execute and deliver an Intellectual Property Licensing Agreement on terms substantially consistent with the term sheet attached hereto as Schedule II (the “Intellectual Property Licensing Agreement”);

(viii) each of the Echo Shareholders and MCK shall execute and deliver the Echo Shareholders’ Agreement in substantially the form attached hereto as Exhibit D (the “Echo Shareholders’ Agreement”);

(ix) each of the Company, MCK, Blackstone Management Partners, L.L.C. and Hellman & Friedman, L.P. shall execute and deliver the Management Services Agreement in substantially the form attached hereto as Exhibit E (the “Management Services Agreement”);

(x) each of Echo Holdco, Change Healthcare Solutions, LLC, the Echo Shareholders and entities that form Echo Connect shall enter into an option agreement relating to the purchase of Echo Connect by the Company in substantially the form attached hereto as Exhibit F (the “Echo Connect Option Agreement”);

(xi) Each of MCK and one or more entities affiliated with BX shall execute and deliver to the other Person party thereto a counterpart to a letter agreement substantially in the form attached hereto as Schedule IV (the “BX Principal Shareholder Letter”);

(xii) Each of MCK and one or more entities Affiliated with H&F shall execute and deliver to the other Person party thereto a counterpart to a letter agreement substantially in the form attached hereto as Schedule V (the “H&F Principal Shareholder Letter” and, together with the BX Principal Shareholder Letter, the “Principal Shareholder Letters”)

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(xiii) Echo, the Echo Shareholders and each MCK Contributor shall execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit G (the “Registration Rights Agreement” and, together with this Agreement, the LLC Agreement, Transition Services Agreements, MCK Tax Receivable Agreement, New Echo Tax Receivable Agreement, Intellectual Property Licensing Agreement, Echo Shareholders’ Agreement, Management Services Agreement, Principal Shareholder Letters, Echo Connect Option Agreement, Registration Rights Agreement and the Tax Matters Agreement by and among MCK, Echo and the other parties thereto attached as Exhibit E to the LLC Agreement (the “Tax Matters Agreement”), the Merger Agreement attached as Exhibit D to the LLC Agreement (the “Merger Agreement”), the Form of Separation and Distribution Agreement attached as Exhibit C to the LLC Agreement (the “Separation Agreement”), collectively, the “Transaction Documents”); and

(xiv) the Echo Shareholders shall cause to be delivered to the Company (i) a certification for Echo Holdco, signed under penalties of perjury by Echo Holdco and dated not more than 30 days prior to the Closing Date, that satisfies the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and confirms that Echo Holdco is not, nor has it been within 5 years of the date of the certification, a “United States real property holding corporation” as defined in Section 897 of the Code and (ii) a notice to the Internal Revenue Service, signed by Echo Holdco, that satisfies the requirements of Treasury Regulation Section 1.897-2(h)(2).

(b) At the Closing, each Party shall receive any document that such Party has previously reasonably requested as to the existence of any other Party hereto or the authority of any other Parties hereto to enter into any Transaction Document to which it is a Party.

Section 2.02. Closing Statements.

(a) Echo Holdco shall prepare in good faith and shall provide to the Company and MCK no later than five (5) Business Days prior to the Closing Date an estimated closing statement (the “Estimated Echo Closing Statement”) setting forth in reasonable detail Echo Holdco’s good faith estimate of (i) Debt Breakage Costs, (ii) Echo Holdco Transaction Expenses (the “Estimated Echo Holdco Transaction Expenses”), (iii) Echo Net Debt (the “Estimated Echo Net Debt”) and (iv) Echo Net Working Capital (the “Estimated Echo Net Working Capital”). Following delivery of the Estimated Echo Closing Statement, Echo Holdco shall provide MCK and its advisors reasonable access to the work papers and other books and records of Echo Holdco and its Subsidiaries for the purpose of assisting MCK and its advisors in their review of the Estimated Echo Closing Statement. MCK shall prepare in good faith and shall provide to the Company and Echo Holdco no later than five (5) Business Days prior to the Closing Date an estimated closing statement (the “Estimated MCK Closing Statement”) setting forth in reasonable detail MCK’s good faith estimate of (i) MCK Transaction Expenses (the “Estimated MCK Transaction Expenses”), (iii) MCK Net Debt (the “Estimated MCK Net Debt”); (iv) MCK Net Working Capital (the “Estimated MCK Net Working Capital”) and (v) the Core MTS Adjusted EBITDA. Following delivery of the Estimated MCK Closing Statement, MCK shall provide Echo Holdco and its advisors reasonable access to the work papers and other books and records of the Core MTS Business for the purpose of assisting Echo Holdco and its advisors in their review of the Estimated MCK Closing Statement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) As promptly as practicable, but no later than 90 days, after the Closing Date, the Company (under the supervision and subject to the sole consent of the MCK Directors (as defined in the LLC Agreement)) will cause to be prepared and delivered to Echo and MCK a closing statement (the “Final Echo Closing Statement”) setting forth in reasonable detail the Company’s calculation of (i) Echo Holdco Transaction Expenses, (ii) Echo Net Debt and (iii) Echo Net Working Capital.

(c) As promptly as practicable, but no later than 90 days, after the Closing Date, the Company (under the supervision and subject to the sole consent of the Echo Directors (as defined in the LLC Agreement)) will cause to be prepared and delivered to Echo and MCK a closing statement (the “Final MCK Closing Statement”) setting forth in reasonable detail the Company’s calculation of (i) MCK Transaction Expenses, (iii) MCK Net Debt and (iv) MCK Net Working Capital.

(d) If MCK disagrees with the Company’s calculation of the MCK Transaction Expenses, the MCK Net Debt or the MCK Net Working Capital as set forth in the Final MCK Closing Statement, and/or if Echo disagrees with the Company’s calculation of the Echo Holdco Transaction Expenses, Echo Net Debt or Echo Net Working Capital as set forth in the Final Echo Closing Statement, MCK or Echo, as applicable (the “Disputing Party”), may, within 30 days after delivery of the Final Echo Closing Statement or the Final MCK Closing Statement, as applicable, deliver a notice (a “Dispute Notice”) to Echo or MCK, as applicable (the “Defending Party”), and the Company, disagreeing with such calculation and setting forth in reasonable detail the Disputing Party’s calculation of such amount. Any such Dispute Notice shall specify those items or amounts as to which the Disputing Party disagrees, and the Disputing Party shall be deemed to have agreed with all other items and amounts contained in the applicable closing statement. Any item or amount to which no dispute is raised in an applicable Dispute Notice will be final, conclusive and binding on the parties of such 30th day after delivery of the Final Echo Closing Statement or Final MCK Closing Statement, as applicable.

(e) If a Dispute Notice shall be delivered pursuant to Section 2.02(d), the Company, the Disputing Party and the Defending Party shall, during the 21 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of (i) MCK Transaction Expenses, (ii) MCK Net Debt or (iii) MCK Net Working Capital or the amount of (a) Echo Holdco Transaction Expenses, (b) Echo Net Debt or (c) Echo Net Working Capital, as applicable. If, during such period, the Disputing Party and the Defending Party are unable to reach such agreement, they shall promptly thereafter cause an independent accounting firm or valuation firm of nationally recognized standing reasonably satisfactory to the Disputing Party and the Defending Party (who shall not have any material relationship with the Disputing Party, the Defending Party or the Company) (the “Valuation Firm”), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating (i) MCK Transaction Expenses, (ii) MCK Net Debt or (iii) MCK Net Working Capital or the amount of (a) Echo Holdco Transaction Expenses, (b) Echo Net Debt or (c) Echo Net Working Capital, as applicable. In making such calculation, the Valuation Firm

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

shall consider only those items or amounts in the Final Echo Closing Statement or the Final MCK Closing Statement, as applicable, with which the Disputing Party has disagreed. The Valuation Firm shall deliver to the Company, the Disputing Party and the Defending Party, as promptly as practicable, a report setting forth such calculation; provided that, in no event shall the amount of (i) MCK Transaction Expenses, (ii) MCK Net Debt or (iii) MCK Net Working Capital or the amount of (a) Echo Holdco Transaction Expenses, (b) Echo Net Debt or (c) Echo Net Working Capital, as applicable, be more than the amount of shown for such applicable calculation in the Final Echo Closing Statement or Final MCK Closing Statement, as applicable, nor less than the amount shown for the applicable calculation in the applicable Dispute Notice. Such report shall be final and binding upon the Company, the Disputing Party and the Defending Party absent manifest error. The cost of such review and report shall be borne by the Company.

(f) The Disputing Party, the Defending Party and the Company agree that they will, and agree to cause their respective independent accountants and Subsidiaries to, reasonably cooperate and assist in the preparation of the Final Echo Closing Statement, the Final MCK Closing Statement and any Dispute Notice and in the conduct of the audits and reviews referred to in this Section 2.02, including the making available to the extent necessary of books, records, work papers and personnel.

Section 2.03. True-up Adjustments.

(a) Post-Closing True-Up Adjustment.

(i) At a mutually convenient time and place within five (5) Business Days after the Final Echo Closing Statement and Final MCK Closing Statement are finally determined in accordance with Section 2.02, the Company shall pay or cause to be paid the Final Total Amount Owed (a) to the Echo Representative, for the benefit of Echo, the Echo Shareholders and the Vested Optionholders, if the Final Echo Amount Owed is greater than the Final MCK Amount Owed or (b) to MCK IPCo, if the Final MCK Amount Owed is greater than the Final Echo Amount Owed. To the extent a Party is owed the Final Total Amount Owed, and such amount cannot be paid in cash, each of the Company, MCK and Echo will cooperate with each other to make such payment when available or to adjust the equity interest of MCK and Echo so that such Party receives the benefits set forth in this Section 2.03(a)(i).

(ii) For purposes of this Agreement, calculations of the Echo Purchase Price, MCK Promissory Note Principal Amount and any adjustments pursuant to this Section 2.03(a), shall be made in accordance with Annex IV and any conflicts between the methodology reflected in the Annex IV and the methodologies otherwise set forth in this Agreement shall be resolved in favor of Annex IV.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Indemnification Adjustments. Following the Closing and subject to Section 2.03(c), each Member’s Membership Percentage in the Company may be adjusted from time to time pursuant to Article 8 of this Agreement or otherwise as set forth in the LLC Agreement.

(c) Minimum Ownership. No true-up equity adjustment under Article 8 shall result in Echo holding less than the Echo Minimum Ownership (as defined in the LLC Agreement) of the Company, unless otherwise consented to in writing by MCK.

ARTICLE 3

CONTRIBUTIONS AND TRANSFERS

Section 3.01. Pre-Closing Actions.

(a) Prior to the Closing:

(i) each of Echo Holdco, Echo, the Company, Change Aggregator L.P. and H&F Echo Holdings, L.P. shall have entered into a Tax Receivable Agreement substantially in the form set forth attached hereto in Exhibit I (the “New Echo Tax Receivable Agreement”);

(ii) the Echo Shareholders shall contribute pro rata in proportion to their ownership of Echo Holdco capital stock, an aggregate of the Echo Contributed Percentage of the issued and outstanding capital stock of Echo Holdco to Echo in exchange for 100% of the issued and outstanding capital stock of Echo;

(iii) MCK shall have delivered to the other Parties hereto a statement setting forth the Non-IP Initial Percentage and the MCK IPCo Initial Percentage; and

(iv) the MCK Pre-Closing Restructuring shall have occurred.

The “MCK Pre-Closing Restructuring” means the separation of the Core MTS Business from MCK’s other businesses. The MCK Pre-Closing Restructuring will include, without limitation, the transactions set forth in Schedule VI hereto, as may be revised from time to time by MCK; provided, that no such revision to Schedule VI shall alter the Parties’ economic rights or obligations under this Agreement or the LLC Agreement or otherwise adversely affect the Company or the Echo Parties in any non-de minimis respect.

Section 3.02. Contributions and Other Transfers.

(a) At the Closing:

(i) Echo shall, and the Echo Shareholders shall cause Echo to, contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to the Company, free and clear of all Liens (other than Permitted Liens), and the Company will accept from Echo, shares of common stock of Echo Holdco representing the Echo Contributed Percentage of the issued and outstanding capital stock of Echo Holdco, subject to the terms and conditions of this Agreement (the “Echo

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Contribution”). In consideration of the Echo Contribution, the Company shall, at the Closing, (A) issue Units to Echo representing a Membership Percentage equal to 30.0% (before taking into account the Employee Pool), subject to adjustment as set forth herein, and Echo shall accept such Units, and (B) admit Echo as a Member, with the rights, powers, obligations and duties set forth in the LLC Agreement (the “Echo Membership Consideration”).

(ii) Each outstanding and unexercised vested (or vesting upon the Closing) Echo Holdco Option with an exercise price less than the Echo Per Share Purchase Price shall immediately and automatically be forfeited and cancelled, and the Echo Optionholder thereof (a “Vested Optionholder”) shall be entitled to receive in exchange therefor (i) an amount of the Echo Purchase Price (including any additional payments pursuant to Section 2.03(a)) equal to such Vested Optionholder’s pro rata portion (based on such Vested Optionholder’s Echo Deemed Option Shares Outstanding) of the Total Echo Option Cash Amount and (ii) Echo Securities (with equivalent value to such vested (or vesting upon the Closing) Echo Holdco Options other than those Echo Holdco Options receiving a portion of the Echo Purchase Price in clause (i) above) subject to terms to be agreed upon by MCK, Echo and Echo Holdco.

(iii) Each Echo Holdco Option (i) that was outstanding but unvested immediately prior to the Closing and (ii) that was outstanding and vested (or vesting upon the Closing) with an exercise price greater than or equal to the Echo Per Share Purchase Price, shall immediately and automatically be forfeited and cancelled and the Echo Optionholder thereof shall be entitled to receive in exchange thereof Echo Securities (with equivalent value to such Echo Holdco Options) subject to terms to be agreed upon by MCK, Echo and Echo Holdco.

(iv) The Echo Shareholders shall sell to the Company, and the Company will purchase from the Echo Shareholders, free and clear of all Liens (other than Permitted Liens), shares of common stock of Echo Holdco (allocated among the Echo Shareholders as determined by Echo Holdco prior to Closing and set forth on the Estimated Echo Closing Statement) representing the Echo Purchase Price Percentage of the issued and outstanding capital stock of Echo Holdco, subject to the terms and conditions of this Agreement (the “Echo Holdco Share Transfer” and, together with the Echo Contribution, the “Echo Contributions and Transfers”). At the Closing, the Company shall deliver to the Echo Shareholders, as the aggregate purchase price for the shares transferred to the Company pursuant to the Echo Holdco Share Transfer and Vested Optionholders, an amount equal to the Echo Purchase Price, in immediately available funds by wire transfer to accounts for the benefit of the Echo with a bank in the United States designated by the Echo Representative by notice to the Company, which notice shall be delivered not later than two Business Days prior to the Closing Date (the “Echo Holdco Sale Consideration” and, together with the Echo Membership Consideration, the “Echo Membership and Sale Consideration”).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(v) MCK shall cause one or more of its wholly-owned, direct or indirect Subsidiaries (each, an “MCK Contributor”) to contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to the Company, free and clear of all Liens (other than Permitted Liens), and the Company will accept from the MCK Contributors, 100% of the Core MTS Business (including the MCK Licensed Intellectual Property but excluding the MCK IPCo Owned Intellectual Property and the equity interests of certain MCK Contributed Entities (the “MCK DRE Contributed Entities”)), subject to the terms and conditions of this Agreement (the “Non-IP Contribution”). In consideration of the Non-IP Contribution, the Company shall, at the Closing, (i) issue Units to the MCK Contributors representing an aggregate Membership Percentage equal to the Non-IP Initial Percentage, subject to adjustment as set forth herein, and MCK shall cause the MCK Contributors to accept such Units, and (ii) admit each MCK Contributor as a Member, with the rights, powers, obligations and duties set forth in the LLC Agreement (the “Non-IP Membership Consideration”).

(vi) MCK shall cause MCK IPCo to contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to the Company, free and clear of all Liens (other than Permitted Liens), and the Company will accept from MCK IPCo, the MCK IPCo Owned Intellectual Property and the equity interests of the MCK DRE Contributed Entities, subject to the terms and conditions of this Agreement (the “MCK IPCo Contribution” and, together with the Non-IP Contribution, the “MCK Contributions”). In consideration of the MCK IPCo Contribution, the Company shall, at the Closing, (i) issue Units to MCK IPCo representing a Membership Percentage equal to the MCK IPCo Initial Percentage, subject to adjustment as set forth herein, and MCK shall cause MCK IPCo to accept such Units, (ii) admit MCK IPCo as a Member, with the rights, powers, obligations and duties set forth in the LLC Agreement, and (iii) assume the MCK Promissory Note (the “IPCo Membership Consideration” and, together with the Non-IP Membership Consideration, the “MCK Membership Consideration”). On the Closing Date, the Company shall repay the MCK Promissory Note Principal Amount in full satisfaction thereof in immediately available funds by wire transfer to an account of MCK with a bank in New York City designated by MCK, by notice to the Company, which notice shall be delivered not later than two Business Days prior to the Closing Date (the “MCK Note Payment”).

(vii) Immediately after consummation of the Echo Contributions and Transfer and the MCK Contributions, the Company shall contribute all the assets and liabilities from the Echo Contributions and Transfer and the MCK Contributions to NewCo Intermediate Holdings, which in turn shall contribute all the assets and liabilities from the Echo Contributions and Transfer and the MCK Contributions to NewCo Holdings, in each case for which no additional equity interests of NewCo Intermediate Holdings or NewCo Holdings will be issued.

(b) The Echo Shareholders shall deliver, and shall cause Echo to deliver, to the Company certificates for the shares of capital stock of Echo Holdco contributed or transferred to the Company pursuant to the Echo Contributions and Transfers, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto. MCK shall deliver, and shall cause Subsidiaries to deliver, to the Company certificates for the shares of capital stock of Subsidiaries of MCK contributed or transferred to the Company pursuant to the MCK Contributions, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.03. Assumed Liabilities.

(a) Upon the terms and subject to the conditions of this Agreement, the Company agrees, effective at the time of the Closing, to assume the debts, obligations, contracts and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) to the extent relating to or arising out of the Core MTS Business and the Echo Business, excluding the MCK Excluded Liabilities and the Echo Connect Liabilities (the “Assumed Liabilities”), including the following:

(i) all liabilities to the extent set forth on the Balance Sheet of the Core MTS Business and the Balance Sheet of the Echo Business, and all liabilities incurred following the respective dates thereof in accordance with the terms hereof to the extent related to the Core MTS Business and the Echo Business, respectively, and, in each case, to the extent not satisfied prior to the Closing Date;

(ii) all liabilities and obligations to the extent relating to the Core MTS Business and the Echo Business under the MTI Material Contracts and the Echo Material Contracts, respectively;

(iii) all environmental liabilities to the extent relating to the Core MTS Business and the Echo Business;

(iv) all liabilities and obligations arising out of any action, suit, investigation or proceeding to the extent relating to or arising out of the Core MTS Business or the Echo Business before any arbitrator or any Governmental Authority, except to the extent such matters are expressly excluded pursuant to Section 3.03(b);

(v) the portion of the nonqualified deferred compensation plans set forth on Section 4.02(q)(i) of the MCK Disclosure Schedule with respect to actively employed, U.S.-based MTI Participating Employees and shared services employees who are transferred to the Core MTS Business prior to Closing or otherwise transferred to the Company pursuant to Section 5.16; and

(vi) Liabilities arising out of or related to the Uniloc v. McKesson matter (the “Uniloc Matter”) with respect to products that are not retained by MCK, subject to Section 5.17(b).

(b) Notwithstanding the foregoing or any other provision in this Agreement or otherwise, the Company shall not assume:

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(i) the debts, obligations, contracts and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise), to the extent relating to or arising out of any entities (including the assets and properties of such entities) and other assets, properties and businesses owned, held or used in the conduct of the Echo Connect business (the “Echo Connect Liabilities”), which Echo Connect Liabilities, for the avoidance of doubt, shall not include any Echo Holdco Debt or any Taxes for a Pre-Closing Tax Period; or

(ii) any obligations and liabilities of MCK or any of its Affiliates, other than the Assumed Liabilities (the “MCK Excluded Liabilities”), including:

(A) the debts, obligations, contracts and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise), to the extent relating to or arising out of the entities (including the assets and properties held by such entities) and other assets, properties and businesses owned, held or used in the conduct of the McKesson EIS Business;

(B) the debts, obligations, contracts and liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise), including those set forth on Section 1.01 of the MCK Disclosure Schedule, to the extent relating to or arising out of the entities (including the assets and properties held by such entities) and other assets, properties and businesses owned, held or used in the conduct of McKesson RHP;

(C) all liabilities and obligations arising from MCK Excluded Taxes;

(D) all liabilities and obligations arising from any actions or proceedings made or brought by any of the current or former stockholders of MCK (on their own or on behalf of MCK) with respect to the Core MTS Business or the Transactions contemplated hereby or otherwise, except with respect to any action or proceeding made or brought by any such stockholders against the Echo Parties in respect of breach of this Agreement or any other agreement,

(E) unless otherwise assumed in Section 3.03(a)(v) or assumed as part of a Mirror Plan (provided that pre-Closing liabilities will only be assumed if mutually agreed among the Company, MCK and Echo Holdco), all liabilities and obligations with respect to: (i) MCK Plans, other than MCK Plans sponsored by the Core MTS Business, (ii) transaction bonus, severance, or retention-related payments to MTI Participating Employees; (iii) any Employee Plan subject to Title IV of ERISA or Sections 412 or 430 of the Code which respect to which MCK or any of its Subsidiaries has or could have any liability or obligation; (vi) any frozen defined benefit pension plan, policy, or arrangement not otherwise subject to ERISA, for current or former MCK service providers, and that at any time was sponsored, maintained, contributed to, or required to be contributed to by MCK or any of its Subsidiaries with respect to which MCK has or could have any liability or obligation; (v) any plan, program, policy, arrangement, or agreement that provides post-employment or retirement health, medical, or life

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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insurance benefits to any current or former MCK service provider; and (vi) any pay in lieu of notice or severance compensation or benefits arising as of or prior to the Closing (except as mutually agreed by Echo Holdco and MCK with respect to any MTS Participating Employees for whom such Parties mutually agree not to transfer to the Company);

(F) Liabilities arising out of or related to the class action lawsuit in the Northern District of California before Judge Gilliam, filed by plaintiffs True Health and McLaughlin Chiropractic, both of which are current customers of Physician Practice Solutions (PPS), a business division of MTI until recently. True Health and McLaughlin Chiropractic allege violations of the Telephone Consumer Protection Act (TCPA) related to unsolicited fax advertisements for PPS’s Medisoft and Lytec products (the “TCPA Matter”); and

(G) Liabilities arising out of or related to the Uniloc Matter with respect to products that are retained by MCK, subject to Section 5.17(b).

Section 3.04. Excluded Assets. The Parties acknowledge and agree that the following assets and properties shall not be contributed or sold to the Company pursuant to this Agreement:

(a) Echo Connect, the McKesson EIS Business and McKesson RHP (including the entities, property and assets of such businesses set forth on Section 1.01 of the Echo Disclosure Schedule and the MCK Disclosure Schedule, respectively);

(b) insurance policies of MCK relating to the Core MTS Business and all claims, credits, causes of action or rights thereunder;

(c) assets sold or otherwise disposed of in the ordinary course of business as permitted by Article 5 by the Echo Business or the Core MTS Business;

(d) Patents not primarily relating to the Core MTS Business, including, but not limited to, Patents set forth or listed on Section 3.04(d) of the MCK Disclosure Schedule;

(e) Trademarks not primarily related to the Core MTS Business, including, but not limited to, Trademarks set forth or listed on Section 3.04(e) of the MCK Disclosure Schedule; and

(f) the assets set forth on Section 3.04(f) of the Echo Disclosure Schedule and the MCK Disclosure Schedule, respectively.

Section 3.05. Wrong-Pockets. If, after Closing, (i) any asset related to the Core MTS Business or the Echo Business, as the case may be, as of the Closing, has not been contributed or otherwise transferred to the Company as required pursuant to Section 3.02, Echo, the Echo Shareholders or MCK, as the case may be, shall cause such asset (and any related liability) to be transferred to the Company as soon as practicable or (ii) any liability related to the Core MTS Business or the Echo Business, as the case may be, as of the Closing, has not been transferred to and/or assumed by the Company as required pursuant to Section 3.02 or Section 3.03, Echo, the Echo Shareholders or MCK, as the case may be, shall cause such liability (and any related

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

property, right or asset) to be transferred to and assumed by the Company as soon as practicable in each case for no additional consideration; provided that until such time (if any) of the completion of any such transfer or assumption, as the case may be, the Parties shall cooperate to structure alternative arrangements reasonably acceptable to the Parties under which the Company would obtain the benefits and assume the obligations of the relevant asset, claim, right, benefit or liability in accordance with this Agreement as if the relevant transfer or assumption had taken place, including by sub-contract, sub-license or sub-lease to the Company, or under which MCK, its Affiliates, Echo or the Echo Shareholders, as the case may be, would, with respect to an agreement, enforce for the benefit and at the cost of the Company, with the Company assuming such Person’s obligations, and any and all rights of such Person against any third party thereunder. The Parties shall reasonably cooperate with each other in connection with the transfers contemplated by this Section 3.05. This Section 3.05 shall terminate on the fifth (5th) anniversary of the date of this Agreement.

Section 3.06. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Echo, the Echo Shareholders or MCK or their respective Subsidiaries thereunder. If such consent is not obtained, the Company, Echo, and MCK will cooperate in a mutually agreeable arrangement under which the Company would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of Echo Holdco. Except as set forth in the Echo Disclosure Schedule delivered concurrently herewith, Echo Holdco represents and warrants to MCK and its Subsidiaries that:

(a) Existence and Activities.

(i) Each of Echo and Echo Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to own, lease and operate its properties and assets and to carry on its businesses as now conducted. Each of Echo and Echo Holdco is duly qualified to do business as a foreign corporation or other foreign business entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business or prevent or delay the Closing beyond the End Date.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) Each Echo Shareholder that is not a natural Person is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation and has all corporate (or comparable) powers required to own, lease and operate its properties and assets and to carry on its businesses as now conducted. Each Echo Shareholder that is not a natural Person is duly qualified to do business as a foreign corporation or other foreign business entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business or prevent or delay the Closing beyond the End Date.

(iii) Echo has been formed solely for the purpose of engaging in the Transactions and existing as a holding company of Units in the Company. Except as expressly provided in the LLC Agreement or this Agreement, Echo has not at any time after its formation been an obligor or guarantor under, or otherwise been subject to, any indebtedness and has not conducted any operations or owned any assets other than capital stock of Echo Holdco, which it will own as a result of the Transactions, and any assets or liabilities incidental to its ownership of capital stock of Echo Holdco or the Units in the Company and its status as a holding company.

(b) Authorization. The execution, delivery and performance by the Echo Parties of this Agreement and each of the Transaction Documents to which they are or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Echo Parties’ corporate powers and have been duly authorized by all necessary corporate (or similar) action on the part of the Echo Parties. This Agreement constitutes a valid and binding agreement of the Echo Parties, and each such Transaction Document, when executed and assuming the due execution by the other parties thereto, will constitute a valid and binding agreement of the Echo Parties, in each case enforceable against the Echo Parties in accordance with its terms (subject to the Enforceability Exceptions). The execution, delivery and performance by each of the Echo Parties’ Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party, and the consummation of the transactions contemplated hereby and thereby, are or will be within such Affiliate’s corporate (or similar) powers and have been or will be duly authorized by all necessary corporate (or similar) action on the part of such Affiliate. Each such Transaction Document, when executed and assuming the due execution by the other parties thereto, will constitute a valid and binding agreement of the applicable Affiliate of the Echo Parties, in each case enforceable against such Affiliate in accordance with its terms (subject to the Enforceability Exceptions).

(c) Governmental Authorization. The execution, delivery and performance by the Echo Parties of this Agreement and each of the Transaction Documents to which they are or will be a party, the execution, delivery and performance by each of the Echo Parties’ Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party and the consummation of the transactions contemplated hereby and thereby, do not and will not require any authorization, consent, waiver, order, approval, clearance, registration or other action by, from or in respect of, filing with or notification to, any Governmental Authority, or observation, termination or expiration of any waiting period under Applicable Law (each, a “Consent”), other than (i) compliance with, and filings under, the HSR Act and foreign antitrust laws and (ii) any other Consents as to which the failure to take, make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Noncontravention. The execution, delivery and performance by the Echo Parties of this Agreement and each of the Transaction Documents to which they are or will be a party, the execution, delivery and performance by each of the Echo Parties’ Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of formation, partnership agreement or other similar organizational documents of any Echo Party or any of such Affiliates, (ii) assuming compliance with the matters referred to in Section 4.01(c), violate any Applicable Law, (iii) require any consent, waiver, notification to or other action by any Person under, constitute a default under, or give rise to any right of modification, termination, cancellation or acceleration (in each case, with or without notice or lapse of time or both) of any right or obligation or to a loss of any benefit under any provision of any Echo Material Contract or (iv) result in the creation or imposition of any Lien on the assets or properties of the Echo Business, except, in the case of clauses (ii) through (iv), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business.

(e) Capitalization; Indebtedness; Swaps and Derivatives.

(i) The authorized capital stock of Echo Holdco consists of 1,500,000 shares of common stock, par value $0.01 per share. As of the date hereof, the authorized capital stock of Echo consists of 1,000 shares of common stock, par value $0.001 per share. As of June 23, 2016, there were outstanding 1,309,569.84 shares of common stock, par value $0.01 per share, of Echo Holdco (the “Echo Holdco Shares”), and outstanding employee stock options (“Echo Holdco Options”) to purchase an aggregate of 149,688.25 Echo Holdco Shares. All of the Echo Holdco Shares are held by the Echo Shareholders as set forth on Section 4.01(e)(i) (and BX and H&F collectively hold in excess of a majority of the such Echo Holdco Shares) and all Echo Holdco Options are held by the Persons set forth on a schedule delivered separately to MCK (the “Echo Optionholders”). BX and H&F have and will have all power and authority (and agree to exercise such power and authority) necessary and advisable in connection with the actions contemplated by Section 5.19. All outstanding shares of capital stock of each of Echo Holdco and Echo have been, and all shares of each of Echo and Echo Holdco that may be issued in accordance with this Agreement after the date hereof will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable.

(ii) Except as disclosed pursuant to Section 4.01(e)(i) and except for changes since June 23, 2016 resulting from the exercise of Echo Holdco stock options outstanding on such date, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities of or ownership interests in Echo Holdco, (B) securities of Echo Holdco convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in Echo Holdco, (C) warrants, calls, options or other rights to acquire from Echo Holdco, or other obligation of Echo Holdco

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to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Echo Holdco or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Echo Holdco (the items in clauses (A) through (D) being referred to collectively as the “Echo Securities”). There are no outstanding obligations of Echo Holdco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Echo Securities.

(iii) None of (A) the shares of capital stock of Echo Holdco or Echo or (B) Echo Securities are owned by any Subsidiary of Echo Holdco.

(iv) Section 4.01(f)(i) of the Echo Disclosure Schedule sets forth all of the outstanding indebtedness for borrowed money (including any guarantees with respect to borrowed money) of Echo Holdco and its Subsidiaries (other than intercompany indebtedness among entities comprising the Echo Business) as of the date of this Agreement. As of the Balance Sheet Date, there was approximately $3.0 billion in principal amount of Echo Holdco Debt outstanding, $10.8 million of outstanding obligations with respect to the data sublicense described in the Echo Form 10-K and $2.2 million of outstanding deferred financing obligations.

(v) The Echo Holdco Swaps and Derivatives are the only outstanding Swap Contract or other derivative contracts of Echo Holdco and its Subsidiaries.

(f) Subsidiaries.

(i) Each Subsidiary of Echo Holdco has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business. Section 4.01(f)(i) of the Echo Disclosure Schedule, sets forth a list of all Subsidiaries of Echo Holdco and their respective jurisdictions of organization as of the date hereof. There are no Subsidiaries of Echo.

(ii) All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of Echo Holdco, is owned by Echo Holdco, directly or indirectly, free and clear of any Lien (other than Permitted Liens). As of June 24, 2016, there were no issued, reserved for issuance or outstanding (A) securities of Echo Holdco or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of

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Echo Holdco, (B) warrants, calls, options or other rights to acquire from Echo Holdco or any of its Subsidiaries, or other obligations of Echo Holdco or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Echo Holdco or (C) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Echo Holdco (the items in clauses (A) through (C) being referred to collectively as the “Echo Subsidiary Securities”). There are no outstanding obligations of Echo Holdco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Echo Subsidiary Securities.

(g) Financial Statements.

(i) The financial statements for each of the two fiscal years ended December 31, 2013, 2014 and 2015 and the quarter ended March 31, 2016 filed by CHH with the SEC comply in all material respects with all applicable accounting requirements, and present fairly in all material respects in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto), the financial condition of CHH as of the respective dates thereof and the results of operations thereof for the respective periods then ended (subject to normal and recurring year-end adjustments in the case of any interim statements). Echo Holdco does not engage in any operating or business activities, hold any assets or have any liabilities of any nature, except for its ownership of, and assets and liabilities incidental or related to, its wholly-owned Subsidiary, Change Healthcare Intermediate Holdings, Inc., which in turn, does not engage in any operating or business activities, hold any assets or have any liabilities of any nature, except for its ownership of or related to, and assets and liabilities incidental to its wholly-owned Subsidiary, CHH.

(ii) The financial statements of the Echo Business for the fiscal year ended December 31, 2015 and the quarter ended March 31, 2016, in each case previously provided to MCK, pro forma for the Echo Connect Separation (the “Echo Pro Forma Financial Statements”), present fairly in all material respects the financial condition of the Echo Business as of the respective dates thereof and the results of operations thereof for the respective periods then ended.

(h) Absence of Certain Changes.

(i) Since the Balance Sheet Date, (x) other than with respect to the Echo Connect Separation and the other transactions expressly contemplated hereby or as expressly permitted by Section 5.01, the Echo Business has been, and will be, conducted in all material respects in the ordinary course of business consistent with past practice and (y) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business.

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(ii) From the Balance Sheet Date through the date hereof, other than with respect to the Echo Connect Separation, there has not been any action taken by Echo Holdco or any of its Subsidiaries that, if taken during the period from the date hereof through the Closing Date would constitute a breach of Section 5.01.

(i) No Undisclosed Liabilities. (x) There are no liabilities of the Echo Business, whether accrued, contingent, absolute, determined, determinable or otherwise, and (y) to the knowledge of the Echo Parties there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than in each case:

(i) liabilities to the extent provided for in the Balance Sheet of the Echo Business or disclosed in the notes thereto;

(ii) liabilities incurred in the ordinary course of business consistent with past practice between the Balance Sheet Date and the Closing;

(iii) liabilities incurred pursuant to this Agreement and the other Transaction Documents and liabilities arising under agreements and commitments entered into in accordance with Section 5.01 between the date hereof and the Closing;

(iv) liabilities set forth on Section 4.01(i)(iv) of the Echo Disclosure Schedule; and

(v) other undisclosed liabilities which, individually or in the aggregate, are not material to the Echo Business, taken as a whole.

(j) Material Contracts.

(i) None of Echo, Echo Holdco or any of its Subsidiaries, with respect to the Echo Business, is a party to or bound by:

(A) any agreement for the lease or sublease (whether of real or personal property) providing for annual payments of $750,000 or more;

(B) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $3,000,000 or more, including any independent contractor agreements, but excluding any employment agreements;

(C) any sales, distribution or other similar agreement providing for the sale of materials, supplies, goods, services, equipment or other assets representing annual payments to the Company in fiscal year 2015 of (i) $3.9 million or more with respect to its ten (10) largest provider customers, (ii) $2.7 million or more with respect to its ten (10) largest pharmacy customers and (iii) $10.0 million or more with respect to its ten (10) largest payer customers;

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(D) any equity partnership, joint venture or other similar agreement or arrangement that is material to the Echo Business;

(E) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) within the three years preceding the date hereof involving aggregate consideration of $5,000,000 or more;

(F) any agreement relating to indebtedness for borrowed money, the deferred purchase price of property or capital leases (in either case, whether incurred, assumed, guaranteed or secured by any asset) involving payment obligations of $1,500,000 or more;

(G) any agreement that restricts, prohibits or impairs (or purports to restrict, prohibit or impair), or has or would reasonably be expected to have the effect of prohibiting, restricting or impairing, any material business practice of the Echo Business (or the Company after the Closing), any material acquisition of property by the Echo Business (or the Company after the Closing) or the freedom, in any material respect, of the Echo Business (or the Company after the Closing) to conduct the following activities (a) engage in any line of business, (b) sell, license or otherwise distribute services or products in any geographic area or (c) compete with any Person (including, for the avoidance of doubt, any material agreement that includes (I) grants by the Echo Business of exclusive rights, exclusive territories, exclusive licenses or “most favored party” rights, (II) any non-competition or non-solicitation restrictions, (III) any rights of first refusal or rights of first offer or (IV) any limits on the use of any of the Echo Business’ Intellectual Property Rights);

(H) any material agreement (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms) pursuant to which the Echo Business obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right;

(I) any agreement pursuant to which any Person is authorized to use, or receives a covenant not to be sued under, any material Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property, other than those contained within customer agreements entered into in the ordinary course of business consistent with past practice;

(J) any agreement pursuant to which the Echo Business has provided or leased, or agreed to provide or lease, any source code containing or embodying any Software included in the Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property to a third party (including any contingent right to receive or lease source code containing or embodying any Software included in the Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property, whether pursuant to an escrow arrangement or otherwise);

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(K) any agreement relating to the employment, severance, retention or indemnification of any service provider to the Echo Business with a base salary or base compensation in excess of $300,000 per year, other than those that can be terminated without liability to the Echo Business;

(L) any agreement with or for the benefit of Echo Connect or any Subsidiary of Echo Connect with obligations that continue following the Closing (other than the Transaction Documents);

(M) any agreement between Echo, Echo Holdco or any Subsidiary of Echo, Echo Holdco and the Echo Shareholders or any of their other Affiliates (including their respective portfolio companies), other than agreements with such portfolio companies entered into on arm’s length terms and in the ordinary course of business for the purchase or sale of materials, supplies, goods, services (excluding any employment agreements), equipment or other assets that are generally available for purchase by business entities in the healthcare information technology industry on substantially similar terms from non-Affiliated suppliers or providers and which provide for annual payments of less than $1.0 million; or

(N) any agreement with any Governmental Authority relating to corporate integrity, deferred prosecution, or the Echo Business’ material non-compliance with Health Care Laws.

(ii) Each agreement required to be disclosed pursuant to this Section 4.01(j) (each, an “Echo Material Contract”) is a valid and binding agreement of Echo Holdco or the applicable Subsidiary of Echo Holdco and is in full force and effect, and none of Echo Holdco or any of its Subsidiaries or, to the knowledge of the Echo Parties, any other party thereto is in default or breach in any respect under the terms of such Echo Material Contract, except for any such defaults or breaches which would not reasonably be expected, individually or in the aggregate, to be material to the Echo Business, taken as a whole. True and complete copies of each Echo Material Contract, and all amendments thereto, in each case subject to the redaction of certain information, have been delivered to MCK or its outside counsel.

(k) Litigation. There is no, and since January 1, 2015 there has not been any, action, suit, investigation or proceeding pending against or, to the knowledge of the Echo Parties, threatened against Echo, Echo Holdco, the Echo Shareholders or any of their respective Subsidiaries which, if determined adversely to Echo, Echo Holdco or any of their respective Affiliates, has had or would reasonably be expected to result in injunctive relief in respect of the Echo Business or liability, individually or in the aggregate, to the Echo Business in excess of $5,000,000.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(l) Compliance with Laws.

(i) Echo Holdco and its Subsidiaries have been, since January 1, 2015, in compliance with Applicable Law, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to be material to the Echo Business. Echo Holdco and its Subsidiaries have all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct their businesses as presently conducted except where the failure to have such authority, power, licenses, approvals and authorizations would not reasonably be expected to be, individually or in the aggregate, material the Echo Business.

(ii) Without limiting the foregoing, except as would not reasonably be expected to be, individually or in the aggregate, material on the Echo Business, neither Echo Holdco, any of its Subsidiaries nor any director or officer thereof nor, to the Echo Parties’ knowledge, any employee or agent of Echo Holdco or any of its Subsidiaries has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) directly or indirectly, used, given, offered, promised or authorized to give any money or thing of value (except for payments permitted by 15 U.S.C. Section 78dd-2(b) or (c)) to any foreign or domestic government official or to any foreign or domestic political party or campaign (collectively, “Government Official”), for the purpose of influencing an act or decision of the Government Official, or inducing the Government Official to use his or her influence or position to affect any government act or decision to obtain or retain business of Echo Holdco or any of its Subsidiaries or (iii) directly or indirectly, made any unlawful payment. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business, all books and records of Echo Holdco and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and there have been no false or fictitious entries made in the books or records of Echo Holdco or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither Echo Holdco nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

(m) Properties.

(i) Section 4.01(m)(i) of the Echo Disclosure Schedule correctly describes all real property that Echo Holdco or its Subsidiaries own, lease, sublease, use, license or operate primarily for the Echo Business.

(ii) Echo Holdco and its Subsidiaries have good title to, or in the case of any leased real property or tangible personal property, have valid leasehold interests in, and upon Closing, the Company will have good title to, or in the case of any leased real property or tangible personal property, valid leasehold interests in, all tangible property

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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and assets of the Echo Business, except where the failure to have such good title or valid leasehold interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business. No such property or asset of Echo Holdco or its Subsidiaries is subject to any Lien, except for Permitted Liens.

(n) Intellectual Property. Except as set forth in Section 4.01(n) of the Echo Disclosure Schedules and for rights and licenses contemplated to be provided to the Company pursuant to the Intellectual Property Licensing Agreement and Transition Services Agreements and as would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business, (i) Echo Holdco and each of its Subsidiaries owns, or has a valid and enforceable license to use, all the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the Echo Business as currently conducted, (ii) Echo Holdco and its Subsidiaries (and after the Echo Contributions and Transfers, the Company will be) are the sole and exclusive owners of all Echo Owned Intellectual Property and hold all of their right, title and interest in and to all Echo Owned Intellectual Property and Echo Licensed Intellectual Property, free and clear of all Liens, and, to the knowledge of the Echo Parties, all such Echo Owned Intellectual Property and Echo Licensed Intellectual Property are valid, subsisting and enforceable, (iii) to the knowledge of the Echo Parties, the conduct of the Echo Business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person, (iv) to the knowledge of the Echo Parties, no Person has challenged, infringed, misappropriated or otherwise violated any of the Echo Owned Intellectual Property within the three years preceding the date hereof, (v) neither Echo Holdco nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, action, suit, order or proceeding with respect to any Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property or alleging that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by Echo Business infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person, (vi) the consummation of the transaction contemplated by this Agreement will not (x) alter, encumber, impair or extinguish any Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property and will not result in the breach of, or create on behalf of any third party, the right to terminate or modify any rights in or to such owned and licensed Intellectual Property Rights or (y) impair the Company to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property, (vii) Echo Holdco and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets owned, used or held for use by Echo Holdco or any of its Subsidiaries and, to the knowledge of the Echo Parties, no such Trade Secrets have been disclosed other than to employees, representatives and agents of Echo Holdco or any of its Subsidiaries all whom are bound by written confidentiality agreements, (viii) the IT Assets of Echo Holdco and its Subsidiaries operate and perform in a manner that permits Echo Holdco to conduct Echo Business as currently conducted and to the knowledge of the Echo Parties, no Person has gained unauthorized access to such IT Assets and no Personal Information used in the Core MTS Business has been lost, inappropriately accessed, misappropriated or misused and (ix) Echo Holdco and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(o) Sufficiency of Assets. The entities and other assets, licenses, data, capabilities, systems, properties and businesses of Echo Holdco and its Subsidiaries to be contributed or otherwise transferred to the Company pursuant to the Echo Contributions and Transfers constitute all of the assets, properties and businesses of Echo Holdco and its Subsidiaries owned, held or used by Echo, Echo Holdco and their respective Subsidiaries in the conduct of the Echo Business, and are sufficient for the Company and its Subsidiaries to continue, in all material respects, the conduct of the Echo Business after the Closing in the same manner as conducted by the Echo Parties and their Subsidiaries prior to the Closing.

(p) Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business, Echo Holdco and its Subsidiaries possess all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemption of, or filings or registrations with, or issued by, any Governmental Authority (“Permits”) necessary for the operation of the Echo Business as currently conducted, each such Permit is valid and in full force and effect, and there are no actions pending which would reasonably be expected to result in the revocation or termination of any material Permit required to own and operate the Echo Business as conducted as of the date hereof.

(q) Echo Participating Employees.

(i) All services necessary to continue, in all material respects, the conduct of the Echo Business in the same manner as currently conducted, and as currently planned to be conducted, by Echo Holdco and its Subsidiaries prior to the Closing are provided by Echo Participating Employees or will be provided pursuant to the Transition Services Agreements.

(ii) Neither Echo Holdco nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining or other labor agreement applicable to any Echo Participating Employee in the United States or, to the knowledge of the Echo Parties, any material, non-customary collective bargaining, works council or other labor agreement applicable to any Echo Participating Employee outside the United States, and, to the knowledge of the Echo Parties, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Echo Participating Employee.

(r) Employee Benefit Plans.

(i) Section 4.01(r)(i) of the Echo Disclosure Schedule contains a correct and complete list identifying each material Employee Plan which is maintained, administered, contributed to or required to be contributed to by the Echo Business or any ERISA Affiliate thereof and covers any current or former service provider to the Echo Business or any of its Subsidiaries, or with respect to which Echo Holdco has or may have any liability after the Closing (the “Echo Plans”). With respect to each Echo Plan, true and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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complete copies of the following documents, to the extent applicable, have been furnished to MCK: (i) if the plan has been reduced to writing, the plan document together with all material amendments thereto, (ii) if the plan has not been reduced to writing, a written summary of all material plan terms, (iii) each trust, custodial, administrative, investment management and any similar agreements and each insurance policy or contract, (iv) each summary plan description, employee handbook or similar employee communications, (v) the most recent determination letter from the Internal Revenue Service and any related correspondence, and any pending request for determination with respect to the plan’s qualification, and (vi) any material notices, letters or other correspondence from the Internal Revenue Service or the U.S. Department of Labor.

(ii) Neither Echo Holdco nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to or is required to contribute to, or has in the past sponsored, maintained, contributed to or been required to contribute to, any Employee Plan subject to Title IV of ERISA or Sections 412 or 430 of the Code that is or would become a liability of the Company.

(iii) Neither Echo Holdco nor any ERISA Affiliate nor any predecessor thereof contributes to or is required to contribute to, or has in the past contributed to or been required to contribute to, any Multiemployer Plan that is or would become a liability of the Company.

(iv) Each Echo Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter upon which it can rely, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Echo Parties do not have any knowledge of any reason why any such determination letter should be revoked or not be reissued. Each Echo Plan has been operated and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Echo Plan.

(v) Neither the execution of this Agreement nor the consummation of the Transactions, either alone or together with any other event, will (i) result in any severance or other payment or benefit to any current or former service provider to the Echo Business that would not be deductible pursuant to the terms of Section 280G of the Code, (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due under any Echo Plan, (iii) entitle any person to severance pay or any other payment, (iv) require the funding of any Echo Plan, or (v) result in any forgiveness of indebtedness to any current or former service provider to the Echo Business.

(vi) The Echo Business does not have any liability in respect of post-retirement health, medical or life insurance benefits for current or former service providers to the Echo Business that would become a liability of the Company, except as required to avoid an excise tax under Section 4980B of the Code at the sole cost of the participant.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(vii) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Echo Parties, threatened against or involving, any Echo Plan before any Governmental Authority, other than routine claims for benefits, that would become a liability of the Company.

(s) Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business:

(i) no written notice, order, complaint or penalty has been received by Echo Holdco or any of its Subsidiaries arising out of any environmental Applicable Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Echo Parties, threatened which allege a violation by Echo Holdco or any of its Subsidiaries of any environmental Applicable Laws;

(ii) Echo Holdco and its Subsidiaries have all environmental permits necessary for its operations to comply with all applicable environmental Applicable Laws and is in compliance with the terms of such permits; and

(iii) the operations of the Echo Business are in compliance with the terms of environmental Applicable Laws.

Except set forth in this Section 4.01(s), no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

(t) Taxes.

(i) Each of Echo Holdco and its Subsidiaries has (A) timely filed all material Tax Returns required to be filed by it and (B) timely paid all Taxes shown as due on such Tax Returns. All such Tax Returns were correct and complete in all material respects. Each of Echo Holdco and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any Person.

(ii) There are no Liens for Taxes (except for Taxes not yet due or for which adequate reserves have been established on the Balance Sheet of the Echo Business in accordance with GAAP) upon any of the assets or properties included in the Echo Business.

(iii) There are no U.S. federal, state, local or non-U.S. Tax audits currently pending with regard to any material Taxes or Tax of Echo Holdco or any of its Subsidiaries in which a Taxing Authority has raised an issue that relates to the Echo Business, and to the knowledge of the Echo Parties, no such Tax audit is threatened. To the knowledge of the Echo Parties, no claim has ever been made by a Taxing Authority in a jurisdiction where Echo Holdco or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction as a consequence of operating the Echo Business.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) None of Echo Holdco and its Subsidiaries (A) has, during the last eight years, been a member of an affiliated, consolidated, combined or unitary group (other than any such group the common parent of which was Echo Holdco or a Subsidiary of Echo Holdco) or (B) during the two-year period ending on the date hereof, was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(v) None of Echo Holdco and its Subsidiaries will be required to include in or for, or allocate with respect to, a Post-Closing Tax Period a material amount of taxable income attributable to income economically realized in a Pre-Closing Tax Period (nor has any material deduction economically attributable to a Post-Closing Tax Period been claimed in a Pre-Closing Tax Period), including as a result of any (A) change in accounting method made prior to the Closing Date, (B) closing or similar agreement with any Tax authority entered into prior to the Closing, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) election under Section 108(i) of the Code or (E) prepaid amount received prior to the Closing Date.

(vi) None of Echo Holdco and its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(C)(ii) of the Code, or has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(vii) Notwithstanding any other provision of this Agreement, nothing in this Agreement (including this Section 4.01(t) or otherwise) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax asset or method of Tax accounting of any of Echo Holdco or its Subsidiaries for a Post-Closing Tax Period.

(u) Insurance. Each of Echo Holdco and its Subsidiaries either have insurance policies or are named insureds under insurance policies of its Affiliates, in such amounts and against such risks, as would reasonably be expected with regard to the nature and size of the Echo Business and as is required by Applicable Law; all such insurance policies are in full force and effect; and to the knowledge of the Echo Parties, neither Echo Holdco nor any of its Subsidiaries (or the applicable Affiliate) has received notice of cancellation or termination with respect to any such insurance policies. Section 4.01(u) of the Echo Disclosure Schedule sets forth a list of each such insurance policy applicable to Echo Holdco and its Subsidiaries, including type and identifying policy information.

(v) Acquisition for Investment. Echo is acquiring the Units for investment for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. Echo and the Echo Shareholders (either alone or together with their advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in the Company and are capable of bearing the economic risks of such investment.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(w) Accredited Investor Status. Echo is an “accredited investor,” as such term is defined in Rule 501(a) promulgated under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Units to be issued to it in accordance with Article 3.

(x) Full Information. Echo is an informed and sophisticated investor, and has engaged expert advisors experienced in transactions of the type contemplated by this Agreement and the other Transaction Documents. Echo has been given the opportunity to ask questions of and receive answers from the Company and MCK concerning the Core MTS Business, the Transactions and all other related matters. Echo, to its knowledge, has been furnished with, and has evaluated, all information that it deems necessary, desirable and appropriate to evaluate the merits and risks of the Transactions, and has received such legal, financial and other advice as deemed by it to be necessary, desirable and appropriate to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents.

(y) Finders’ Fees. Except for the Echo Parties’ financial advisor, a copy of whose engagement agreement has been provided to the Company and MCK, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Echo or the Echo Parties or any of their respective Subsidiaries who might be entitled to any fee or commission from Echo Holdco or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(z) Affiliate Transactions. Except for the matters disclosed on Section 4.01(z) and Section 4.01(j)(M) of the Echo Disclosure Schedule, no Affiliate of Echo or Echo Holdco and no officer or director (or equivalent) of Echo Holdco or any of its Subsidiaries (or, to the knowledge of the Echo Parties, any Family Member of any such Person who is an individual or any entity in which any such Person or any such Family Member thereof owns a material interest): (a) has any material interest in any material asset used in connection with the Echo Business or (b) has engaged in any material transaction, arrangement or understanding with the Echo Business (other than compensation provided to officers and directors (or equivalent) in the ordinary course of business).

(aa) Customers and Suppliers. Section 4.01(aa) of the Echo Disclosure Schedule sets forth a complete and accurate list of (a) the ten (10) largest customers of the Echo Business (measured by aggregate billings) during the fiscal year ended December 31, 2015 and (b) the ten (10) largest suppliers of materials, products or services to the Echo Business (measured by the aggregate amount purchased by the Echo Business) during the fiscal year ended December 31, 2015. Except as disclosed on Section 4.01(aa) of the Echo Disclosure Schedule, as of the date of this Agreement none of such customers or suppliers has cancelled, terminated or otherwise materially altered its relationship with the Echo Business (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified in writing the Echo Business of any intention to do any of the foregoing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(bb) Existing Echo TRAs. No Early Termination Payment (as defined in the Existing Echo TRAs, respectively, an “Early Termination Payment”) is currently due under any Existing Echo TRA, and no event has occurred as a result of which an Early Termination Payment will become due under any Existing Echo TRA.

(cc) No Other Representations and Warranties.

(i) Except for the representations and warranties set forth in this Agreement and the Transaction Documents and certificates delivered in connection the with Transactions, each of the Company and MCK acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Echo or the Echo Parties to the Company or MCK, and Echo and the Echo Parties hereby disclaim any such representation or warranty, whether by or on behalf of Echo Holdco, and notwithstanding the delivery or disclosure to the Company or MCK, or any of their Representatives or Affiliates of any documentation or other information by the Echo Parties or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

(ii) Each of the Company and MCK also acknowledges and agrees that, except for the representations and warranties set forth in this Agreement and the Transaction Documents and certificates delivered in connection the with Transactions, the Echo Parties make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Echo Business or the future business or the operations or affairs of the Echo Business heretofore or hereafter delivered to or made available to the Company, MCK or their respective Representatives or Affiliates.

Section 4.02. Representations and Warranties of MCK. Except as set forth in the MCK Disclosure Schedule delivered concurrently herewith, MCK represents and warrants to the Echo Parties that:

(a) Existence and Activities.

(i) MCK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to own, lease and operate its properties and assets and to carry on its businesses as now conducted. MCK is duly qualified to do business as a foreign corporation or other foreign business entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business or prevent or delay the Closing beyond the End Date.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) At Closing, each of the MCK Contributed Entities shall be duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation and shall have all corporate (or comparable) powers required to own, lease and operate its properties and assets and to carry on its businesses as then conducted. Each of the MCK Contributed Entities shall be duly qualified to do business as a foreign corporation or other foreign business entity and shall be in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or to be in good standing has would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business or prevent or delay the Closing beyond the End Date.

(b) Authorization. The execution, delivery and performance by MCK of this Agreement and each of the Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, is within MCK’s corporate powers and has been duly authorized by all necessary corporate action on the part of MCK. This Agreement constitutes a valid and binding agreement of MCK, and each such Transaction Document, when executed and assuming the due execution by the other parties thereto, will constitute a valid and binding agreement of MCK, in each case enforceable against MCK in accordance with its terms (subject to the Enforceability Exceptions). The execution, delivery and performance by each of MCK’s Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Affiliate’s corporate (or similar) powers and have been or will be duly authorized by all necessary corporate (or similar) action on the part of such Affiliate. Each such Transaction Document, when executed and assuming the due execution by the other parties thereto, will constitute a valid and binding agreement of the applicable Affiliate of MCK, in each case enforceable against such Affiliate in accordance with its terms (subject to the Enforceability Exceptions).

(c) Governmental Authorization. The execution, delivery and performance by MCK of this Agreement and each of the Transaction Documents to which it is or will be a party, the execution, delivery and performance by each of MCK’s Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party and the consummation of the transactions contemplated hereby and thereby, do not and will not require any Consent, other than (i) compliance with, and filings under, the HSR Act and foreign antitrust laws and (ii) any other Consents as to which the failure to take, make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business.

(d) Noncontravention. The execution, delivery and performance by MCK of this Agreement and each of the Transaction Documents to which it is or will be a party, the execution, delivery and performance by each of MCK’s Affiliates, as applicable, of each of the Transaction Documents to which such Affiliate will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of formation,

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partnership agreement or other similar organizational documents of MCK or any of such Affiliates, (ii) assuming compliance with the matters referred to in Section 4.02(c) violate any Applicable Law, (iii) require any consent, waiver, notification to or other action by any Person under, constitute a default under, or give rise to any right of modification, termination, cancellation or acceleration (in each case, with or without notice or lapse of time or both) of any right or obligation or to a loss of any benefit under any provision of any MCK Material Contract, or (iv) result in the creation or imposition of any Lien on the assets or properties of the Core MTS Business, except, in the case of clauses (ii) through (iv), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business.

(e) MCK Contributed Entities; Indebtedness.

(i) All of the outstanding capital stock of or other voting securities of, or ownership interests in, the MCK Contributed Entities shall be owned directly or indirectly by MCK at the Closing, free and clear of any Lien, other than Permitted Liens. As of Closing, there shall be no issued, reserved for issuance or outstanding (A) securities of the MCK Contributed Entities or any of their respective Subsidiaries convertible into, or exchangeable for, shares of their capital stock or other voting securities, or ownership interests, (B) warrants, calls, options or other rights to acquire from the MCK Contributed Entities or any of their Subsidiaries, or other obligations of the MCK Contributed Entities or any of their Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities, or ownership interests or (C) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, the MCK Contributed Entities (the items in clauses (A) through (C) being referred to collectively as the “MCK Contributor Securities”). There are no outstanding obligations of the MCK Contributed Entities or any of their Subsidiaries to repurchase, redeem or otherwise acquire any of the MCK Contributor Securities.

(ii) Section 4.02(e)(ii) of the MCK Disclosure Schedule sets forth all of the outstanding indebtedness for borrowed money (including any guarantees with respect to borrowed money) of the MCK Contributed Entities (other than (i) intercompany indebtedness among the MCK Contributed Entities and (ii) intercompany indebtedness among any the MCK Contributed Entity, on the one hand, and MCK or any of its Affiliates (other than the MCK Contributed Entities), on the other hand; provided that, in the case of clause (ii) any such indebtedness shall be paid off in full at or prior to the Closing).

(f) Financial Statements. Except as set forth in Section 4.02(f) of the MCK Disclosure Schedule, the unaudited financial statements of the Core MTS Business for the fiscal years ended March 31, 2015 and 2016 provided by MCK to the Echo Parties (the “Unaudited MTS Financials”) present fairly in all material respects the financial condition of the Core MTS Business as of March 31, 2015 and 2016 and results of operations and cash flows for the two years ended March 31 2016.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g) Absence of Certain Changes.

(i) Since the Balance Sheet Date, (x) other than with respect to the MCK Pre-Closing Restructuring and the other transactions expressly contemplated hereby or as expressly permitted by Section 5.02, the Core MTS Business has been and will be conducted in all material respects in the ordinary course of business consistent with past practice and (y) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business.

(ii) From the Balance Sheet Date through the date hereof, there has not been any action taken by MCK or any of its Affiliates that, if taken during the period from the date hereof through the Closing Date would constitute a breach of Section 5.02.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(h) No Undisclosed Liabilities. (x) There are no liabilities of the Core MTS Business, whether accrued, contingent, absolute, determined, determinable or otherwise, and (y) to the knowledge of MCK there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than in each case:

(i) liabilities to the extent provided for in the Balance Sheet of the Core MTS Business or disclosed in the notes thereto;

(ii) liabilities incurred in the ordinary course of business consistent with past practice between the Balance Sheet Date and the Closing;

(iii) liabilities incurred pursuant to this Agreement and the other Transaction Documents and liabilities arising under agreements and commitments entered into in accordance with Section 5.02 between the date hereof and the Closing;

(iv) liabilities set forth on Section 4.02(h)(iv) of the MCK Disclosure Schedule; and

(v) other undisclosed liabilities which, individually or in the aggregate, are not material to the Core MTS Business, taken as a whole.

(i) Material Contracts.

(i) None of the Core MTS Business or any of its Subsidiaries is a party to or bound by:

(A) any agreement for the lease or sublease (whether of real or personal property) providing for annual payments of $750,000 or more;

(B) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $3.0 million or more in MCK’s fiscal year 2016, including any independent contractor agreements, but excluding any employment agreements;

(C) any sales, distribution or other similar agreement providing for the sale of materials, supplies, goods, services, equipment or other assets that provides for annual payments of $5.0 million or more in MCK’s fiscal year 2016;

(D) any equity partnership, joint venture or other similar agreement or arrangement that is material to the Core MTS Business;

(E) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) within the three years preceding the date hereof involving aggregate consideration of $250,000 or more;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(F) any agreement relating to indebtedness for borrowed money, the deferred purchase price of property or capital leases (in either case, whether incurred, assumed, guaranteed or secured by any asset) involving payment obligations of $1,500,000 or more (other than (i) intercompany indebtedness among the MCK Contributed Entities and (ii) intercompany indebtedness among any the MCK Contributed Entity, on the one hand, and MCK or any of its Affiliates (other than the MCK Contributed Entities), on the other hand; provided that, in the case of clause (ii) any such indebtedness shall be paid off in full at or prior to the Closing);

(G) any agreement that restricts, prohibits or impairs (or purports to restrict, prohibit or impair), or has or would reasonably be expected to have the effect of prohibiting, restricting or impairing, any material business practice of the Core MTS Business (or the Company after the Closing), any material acquisition of property by the Core MTS Business (or the Company after the Closing) or limits the freedom, in any material respect, of the Core MTS Business (or the Company after the Closing) to conduct the following activities (i) engage in any line of business, (ii) sell, license or otherwise distribute services or products in any geographic area or (iii) compete with any Person (including, for the avoidance of doubt, any material agreement that includes (I) grants by the Core MTS Business of exclusive rights, exclusive territories, exclusive licenses or “most favored party” rights, (II) any non-competition or non-solicitation restrictions, (III) any rights of first refusal or rights of first offer or (IV) any limits on the use of any of the MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property);

(H) any material agreement (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms) pursuant to which the Core MTS Business obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right;

(I) any agreement pursuant to which any Person is authorized to use, or receives a covenant not to be sued under, any material MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property, other than those contained within customer agreements entered into in the ordinary course of business consistent with past practice;

(J) any agreement pursuant to which the Core MTS Business has provided or leased, or agreed to provide or lease, any source code containing or embodying any Software included in MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property to a third party (including any contingent right to receive or lease source code containing or embodying any Software included in the MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property, whether pursuant to an escrow arrangement or otherwise);

(K) any agreement relating to the employment, severance, retention or indemnification of any service provider of the Core MTS Business with a base salary or base compensation in excess of $300,000 per year, other than those that can be terminated without liability to the Core MTS Business;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(L) any agreement with or for the benefit of MCK or any Affiliate of MCK with obligations that continue following the Closing (other than the Transaction Documents);

(M) any agreement with or for the benefit of MCK or any Affiliate of MCK with obligations that continue following the Closing (other than the Transaction Documents), other than agreements with MCK or any Affiliate of MCK entered into on arm’s length terms and in the ordinary course of business for the purchase or sale of materials, supplies, goods, services (excluding any employment agreements), equipment or other assets that are generally available for purchase by business entities in the healthcare information technology industry on substantially similar terms from non-Affiliated suppliers or providers and which provide for annual payments of less than $1.0 million; or

(N) any agreement with any Governmental Authority relating to corporate integrity, deferred prosecution, or the Core MTS Business’ or MCK’s material non-compliance with Health Care Laws.

(ii) Each agreement required to be disclosed pursuant to this Section 4.02(i) (each, a “MTI Material Contract”) is a valid and binding agreement of the Core MTS Business and is in full force and effect, and none of the Core MTS Business, or, to the knowledge of MCK, any other party thereto is in default or breach in any respect under the terms of such MTI Material Contract, except for any such defaults or breaches which would not reasonably be expected, individually or in the aggregate, to be material to the Core MTS Business, taken as a whole. True and complete copies of each MTI Material Contract, and all amendments thereto, in each case subject to the redaction of certain information, have been delivered to MCK or its outside counsel.

(j) Litigation. There is no, and since January 1, 2015 there has not been any, action, suit, investigation or proceeding pending against or, to the knowledge of MCK, threatened against Core MTS Business, MCK or its Affiliates which, if determined adversely to Core MTS Business, MCK or its Affiliates, has had or would reasonably be expected to result in injunctive relief or liability, individually or in the aggregate, to the Core MTS Business in excess of $5,000,000.

(k) Compliance with Laws.

(i) The Core MTS Business has been since January 1, 2015, in compliance with Applicable Law, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to be material to the Core MTS Business. The Core MTS Business has all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its business as presently conducted except where the failure to have such authority, power, licenses, approvals and authorizations would not reasonably be expected to be, individually or in the aggregate, material to the Core MTS Business.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) Without limiting the foregoing, except as would not reasonably be expected to be, individually or in the aggregate, material to Core MTS Business, neither the Core MTS Business, any of its Subsidiaries nor any director or officer thereof nor, to MCK’s knowledge, any employee or agent of the Core MTS Business or any of its Subsidiaries has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) directly or indirectly, used, given, offered, promised, or authorized to give, any money or thing of value (except for payments permitted by 15 U.S.C. Section 78dd-2(b) or (c)) to any Government Official for the purpose of influencing an act or decision of the Government Official, or inducing the Government Official to use his or her influence or position to affect any government act or decision to obtain or retain business of the Core MTS Business or any of its Subsidiaries or (iii) directly or indirectly, made any unlawful payment. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Core MTS Business, all books and records of the Core MTS Business and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and there have been no false or fictitious entries made in the books or records of the Core MTS Business or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Core MTS Business nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

(l) Properties.

(i) Section 4.02(l) of the MCK Disclosure Schedule correctly describes all real property that MCK or its Subsidiaries own, lease, sublease, use, license or operate primarily for the Core MTS Business.

(ii) MCK and its Subsidiaries have good title to, or in the case of any leased real property or tangible personal property have valid leasehold interests in, and upon the Closing the Company will have good title to, or in the case of any leased real property or tangible personal property valid leasehold interests in, all tangible property and assets of the Core MTS Business required to be contributed pursuant to the MCK Contribution, except where the failure to have such good title or valid leasehold interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business. No such property or asset of MCK or its Subsidiaries is subject to any Lien, except for Permitted Liens.

(m) Intellectual Property. Except for rights and licenses contemplated to be provided to the Company pursuant to the Intellectual Property Licensing Agreement and the Transition Services Agreements and as would not reasonably be expected to be, individually or in the aggregate, material to the Core MTS Business, (i) MCK and each of its Subsidiaries owns, or has a valid and enforceable license to use, all the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the Core MTS Business as currently conducted, (ii) MCK and its

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Subsidiaries are (and after the MCK Contributions, the Company will be) the sole and exclusive owners of all MCK Owned Intellectual Property and hold all of their right, title and interest in and to all MCK Owned Intellectual Property and MCK Licensed Intellectual Property, free and clear of all Liens, and, to the knowledge of MCK, all such MCK Owned Intellectual Property and MCK Licensed Intellectual Property are valid, subsisting and enforceable, (iii) to the knowledge of MCK, the conduct of the Core MTS Business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person, (iv) to the knowledge of MCK, no Person has challenged, infringed, misappropriated or otherwise violated any of the MCK Owned Intellectual Property within the three years preceding the date hereof, (v) neither MCK nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, action, suit, order or proceeding with respect to any MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property or alleging that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by Core MTS Business infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person, (vi) the consummation of the transaction contemplated by this Agreement will not (x) alter, encumber, impair or extinguish any MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property and will not result in the breach of, or create on behalf of any third party, the right to terminate or modify any rights in or to such owned and licensed Intellectual Property Rights or (y) impair the Company to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any MCK Owned Intellectual Property and/or MCK Licensed Intellectual Property, (vii) MCK and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets owned, used or held for use by MCK or any of its Subsidiaries and, to the knowledge of MCK, no such Trade Secrets have been disclosed other than to employees, representatives and agents of MCK or any of its Subsidiaries all whom are bound by written confidentiality agreements, (viii) the IT Assets operate and perform in a manner that permits MCK to conduct Core MTS Business as currently conducted and to the knowledge of MCK, no Person has gained unauthorized access to the IT Assets and no Personal Information used in the Core MTS Business has been lost, inappropriately accessed, misappropriated or misused and (ix) MCK and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices in connection with the Core MTS Business. Section 4.02(m) of the MCK Disclosure Schedule sets forth a list of all Intellectual Property Rights or IT Assets used by the Core MTS Business that, as of the date hereof, are owned, licensable or licensed by MCK and its Affiliates which are not commercially available to the Company for a replacement cost of less than $1,000,000.00 in the aggregate (other than rights and licenses contemplated to be provided to the Company pursuant to the Intellectual Property Licensing Agreement or pursuant to the MCK Contributions).

(n) Sufficiency of Assets. The entities and other assets, properties and businesses to be contributed or otherwise transferred to the Company pursuant to the MCK Contributions constitute all of the assets, licenses, data, capabilities, systems, properties and businesses owned, held or used by MCK and its Affiliates primarily in the conduct of the Core MTS Business, and, together with the rights granted to the Company pursuant to the Transaction Documents, are sufficient for the Company and its Subsidiaries to continue, in all material respects, the conduct of the Core MTS Business after the Closing in the same manner as conducted by MCK and its Affiliates prior to the Closing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(o) Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business, the Core MTS Business possesses all Permits necessary for the operation of the Core MTS Business as currently conducted, each such Permit is valid and in full force and effect, and there are no actions pending which would reasonably be expected to result in the revocation or termination of any material Permit required to own and operate the Core MTS Business as conducted as of the date hereof.

(p) MTI Participating Employees.

(i) All services necessary to continue, in all material respects, the conduct of the Core MTS Business in the same manner as currently conducted, and as currently planned to be conducted, by MCK and its Affiliates prior to the Closing are provided by MTI Participating Employees or will be provided pursuant to the Transition Services Agreements.

(ii) Neither the Core MTS Business nor any of its Affiliates is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining or other labor agreement applicable to any MTI Participating Employee in the United States or, to MCK’s knowledge, any material, collective bargaining, works council or other labor agreement applicable to any MTI Participating Employee outside the United States, and, to the knowledge of MCK, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any MTI Participating Employee.

(q) Employee Benefit Plans.

(i) Except for retention agreements pursuant to which the Core MTS Business will not have liability after Closing, Section 4.02(q) of the MCK Disclosure Schedule contains a correct and complete list identifying each material MCK Plan. “MCK Plan” means each Employee Plan which is maintained, administered, contributed to or required to be contributed to by the Core MTS Business or any ERISA Affiliate thereof and covers any current or former service provider to the Core MTS Business, or with respect to which the Core MTS Business has or may have any liability. With respect to each MCK Plan, true and complete copies of the following documents, to the extent applicable, have been furnished to the Echo Parties: (i) if the plan has been reduced to writing, the plan document together with all material amendments thereto, (ii) if the plan has not been reduced to writing, a written summary of all material plan terms, (iii) each trust, custodial, administrative, investment management and any similar agreements and each insurance policy or contract, (iv) each summary plan description, employee handbook or similar employee communications, (v) the most recent determination letter from the Internal Revenue Service and any related correspondence, and any pending request for determination with respect to the plan’s qualification, and (vi) any material notices, letters or other correspondence from the Internal Revenue Service or the U.S. Department of Labor.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) Neither the Core MTS Business nor any ERISA Affiliate thereof nor any predecessor thereof sponsors, maintains, contributes to or is required to contribute to, or has in the past sponsored, maintained, contributed to or been required to contribute to, any plan subject to Title IV of ERISA or Sections 412 or 430 of the Code that is or would become a liability of the Company.

(iii) Neither the Core MTS Business nor any ERISA Affiliate nor any predecessor thereof contributes to or is required to contribute to, or has in the past contributed to or been required to contribute to, any Multiemployer Plan that is or would become a liability of the Company.

(iv) Each MCK Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter upon which it can rely, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and MCK is not aware of any reason why any such determination letter should be revoked or not be reissued. Each MCK Plan has been operated and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such MCK Plan.

(v) Neither the execution of this Agreement nor the consummation of the Transactions, either alone or together with any other event, will (i) result in any severance or other payment or benefit to any current or former service provider to the Core MTS Business that would not be deductible pursuant to the terms of Section 280G of the Code, (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefits due under any MCK Plan, except as would not result in liability to the Company following Closing, (iii) entitle any person to severance pay or any other payment, except as would not result in liability of the Company following Closing, (iv) require the funding of any MCK Plan, or (v) result in any forgiveness of indebtedness to any current or former service provider to the Core MTS Business.

(vi) The Core MTS Business does not have any liability in respect of post-retirement health, medical or life insurance benefits for current or former service providers to the Core MTS Business that would become a liability of the Company, except as required to avoid an excise tax under Section 4980B of the Code at the sole cost of the participant.

(vii) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of MCK, threatened against or involving, any MCK Plan with respect to any current or former service provider to the Core MTS Business before any Governmental Authority, other than routine claims for benefits, that would become a liability of the Company.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(r) Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business:

(i) no written notice, order, complaint or penalty has been received by the Core MTS Business arising out of any environmental Applicable Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of MCK, threatened which allege a violation by the Core MTS Business of any environmental Applicable Laws;

(ii) the Core MTS Business has all environmental permits necessary for its operations to comply with all applicable environmental Applicable Laws and is in compliance with the terms of such permits; and

(iii) the operations of the Core MTS Business are in compliance with the terms of applicable environmental Applicable Laws.

Except set forth in this Section 4.02(r), no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

(s) Taxes. For purposes of this Section 4.02(s), references to “MCK Contributed Entities” also refer to McKesson Technologies, Inc., a Delaware corporation, as the predecessor to MTI LLC (as defined in Schedule VI) and any other entities that similarly convert into an entity that is an MCK Contributed Entity.

(i) Each of the MCK Contributed Entities, and, with respect to the MCK Contributed Assets and Core MTS Business, each of MCK and its Affiliates has (A) timely filed all material Tax Returns required to be filed by it and (B) timely paid all Taxes shown as due on such Tax Returns. All such Tax Returns were correct and complete in all material respects. Each of the MCK Contributed Entities, and, with respect to the MCK Contributed Assets and Core MTS Business, each of MCK and its Affiliates has withheld and paid all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any Person.

(ii) There are no Liens for Taxes (except for Taxes not yet due or for which adequate reserves have been established on the Balance Sheet of the Core MTS Business in accordance with GAAP) upon any of the MCK Contributed Assets or the assets, properties and businesses of the MCK Contributed Entities.

(iii) There are no U.S. federal, state, local or non-U.S. Tax audits currently pending with regard to any material Taxes or Tax Returns of any of the MCK Contributed Entities, and, with respect to the MCK Contributed Assets and Core MTS Business, any material Taxes or Tax Returns of any of MCK and its Affiliates, in which a Taxing Authority has raised an issue that relates to the Core MTS Business, and to the knowledge of MCK, no such Tax audit is threatened. To the knowledge of MCK, no

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

claim has ever been made by a Taxing Authority in a jurisdiction where any MCK Contributed Entity, or, with respect to the MCK Contributed Assets and Core MTS Business, any of MCK and its Affiliates, does not file Tax Returns that it is or may be subject to taxation by that jurisdiction as a consequence of operating the Core MTS Business.

(iv) None of the MCK Contributed Entities (A) has, during the last eight years, been a member of an affiliated, consolidated, combined or unitary group (other than any such group the common parent of which was MCK) or (B) during the two-year period ending on the date hereof, was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(v) Neither the Company, nor any of its Affiliates (with respect to the Core MTS Business) nor any MCK Contributed Entity will be required to include in or for, or allocate with respect to, a Post-Closing Tax Period a material amount of taxable income attributable to income economically realized in a Pre-Closing Tax Period (nor has any material deduction economically attributable to a Post-Closing Tax Period been claimed in a Pre-Closing Tax Period), including as a result of any (A) change in accounting method made prior to the Closing Date, (B) closing or similar agreement with any Tax authority entered into prior to the Closing, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) election under Section 108(i) of the Code or (E) prepaid amount received prior to the Closing Date.

(vi) None of the MCK Contributed Entities and, with respect to the MCK Contributed Assets and Core MTS Business, none of MCK and its Affiliates, is a party to any understanding or arrangement described in Section 6662(d)(C)(ii) of the Code, or has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(vii) Reference is made to the memorandum dated May 26, 2016 from McKesson Tax to Tax Files with the subject heading “Section 197 Intangibles – Anti-Churning” (the “MCK Tax Memo”). All of the factual statements set forth in the MCK Tax Memo are true, correct and complete in all material respects, including (i) that the entity referred to in the MCK Tax Memo as McKesson Financial Holdings or IP3 “is not liquidating and continues to operate with remaining IP related to businesses not [being transferred to the Company],” (ii) that the MCK IPCo Owned Intellectual Property does not include “goodwill, going concern value, trademarks or trade names [or] workforce” (iii) that the MCK IPCo Owned Intellectual Property consists only of “computer software, coding, and technology know-how” related to the use of such computer software and coding and (iv) that the MCK IPCo Owned Intellectual Property was developed in 2001 or thereafter; provided, that for the avoidance of doubt, neither the MCK Tax Memo nor this Section 4.02(s)(vii) includes, or shall be construed as including, any representation regarding any conclusion of law. Further to clause (i) of the preceding sentence, IP3 will not have disposed of 90 percent or more of the fair market value of its net assets or 70 percent or more of the fair market value of its gross assets held immediately prior to the transactions contemplated by the MCK Tax Memo, treating any

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

expenses paid by IP3 and any redemptions or distributions of cash or other property by IP3 in connection with the transactions contemplated by the MCK Tax Memo as assets of IP3. Any license under which IP3 has or had the right to develop the Intellectual Property that will be MCK IPCo Owned Intellectual Property relates solely to the right to use “computer software, coding, and technology know-how” related to the use of such computer software and coding.

(viii) Notwithstanding any other provision of this Agreement, other than Section 4.02(s)(vii), nothing in this Agreement (including the other clauses of this Section 4.02(s) or otherwise) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax asset or method of Tax accounting of any of the MCK Contributed Entities for a Post-Closing Tax Period.

(t) Insurance. The Core MTS Business either has insurance policies or is a named insured under insurance policies of its Affiliates, in such amounts and against such risks, as would reasonably be expected with regard to the nature and size of the Core MTS Business and as is required by Applicable Law; all such insurance policies are in full force and effect; and to the knowledge of MCK, MCK (or the applicable Affiliate) has not received notice of cancellation or termination with respect to any such insurance policies. Section 4.02(t) of the MCK Disclosure Schedule sets forth each such insurance policy applicable to the Core MTS Business.

(u) Acquisition for Investment. MCK is acquiring a beneficial ownership interest in the Units for investment for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. MCK (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company and is capable of bearing the economic risks of such investment.

(v) Accredited Investor Status. MCK is an “accredited investor”, as such term is defined in Rule 501(a) promulgated under the Securities Act is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Units to be issued to it in accordance with Article 3.

(w) Full Information. MCK is an informed and sophisticated investor, and has engaged expert advisors, experienced in transactions of the type contemplated by this Agreement and the other Transaction Documents. MCK has been given the opportunity to ask questions of and receive answers from the Echo Parties concerning the Echo Business, Echo Holdco and the Transactions. To its knowledge, MCK has been furnished with, and have evaluated, all information that it deems necessary, desirable and appropriate to evaluate the merits and risks of the Transactions, and has received such legal, financial and other advice as deemed by it to be necessary, desirable and appropriate to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(x) Finders’ Fees. Except for Goldman, Sachs & Co., a copy of whose engagement agreement has been provided to the Echo Parties, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of MCK or any of its Subsidiaries who might be entitled to any fee or commission from MCK or any of its Affiliates in connection with the transactions contemplated by this Agreement.

(y) Affiliate Transactions. Except for the matters disclosed on Section 4.02(y) of the MCK Disclosure Schedule, neither MCK nor any Affiliate of MCK and no officer or director (or equivalent) of MCK or the Core MTS Business (or, to the knowledge of MCK, any Family Member of any such Person who is an individual or any entity in which any such Person or any such Family Member thereof owns a material interest): (a) has any material interest in any material asset used in connection with the Core MTS Business or (b) has engaged in any material transaction, arrangement or understanding relating to the Core MTS Business (other than compensation provided to, officers and directors (or equivalent) in the ordinary course of business).

(z) Customers and Suppliers. Section 4.02(z) of the MCK Disclosure Schedule sets forth a complete and accurate list of (a) the ten (10) largest customers of the Core MTS Business (measured by aggregate revenue) during each of the fiscal year ended March 31, 2016 and (b) the ten (10) largest suppliers of materials, products or services to the Core MTS Business (measured by the aggregate amount purchased by the Core MTS Business) during the fiscal year ended March 31, 2016. Except as disclosed on Section 4.02(z) of the MCK Disclosure Schedule, as of the date of this Agreement, none of such customers or suppliers has cancelled, terminated or otherwise materially altered its relationship with the Core MTS Business (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified in writing the Core MTS Business of any intention to do any of the foregoing.

(aa) No Other Representations and Warranties.

(i) Except for the representations and warranties set forth in this Agreement and the Transaction Documents and certificates delivered in connection the with Transactions, each of the Company and the Echo Parties acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of MCK or any of its Subsidiaries to the Company or the Echo Parties, and MCK hereby disclaims any such representation or warranty, whether by or on behalf of MCK or any of its Subsidiaries, and notwithstanding the delivery or disclosure to the Company or the Echo Parties, or any of their Subsidiaries, representatives or Affiliates of any documentation or other information by MCK or any of its Subsidiaries, representatives or Affiliates with respect to any one or more of the foregoing.

(ii) Each of the Company and the Echo Parties also acknowledges and agrees that, except for the representations and warranties set forth in this Agreement and the Transaction Documents and certificates delivered in connection the with Transactions, neither MCK nor any of its Subsidiaries makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of MCK or the future business, operations or affairs of the Core MTS Business heretofore or hereafter delivered to or made available to the Company, the Echo Parties or their respective Subsidiaries, representatives or Affiliates.

ARTICLE 5

COVENANTS

Section 5.01. Conduct of the Echo Business. Except as set forth in Section 5.01 of the Echo Disclosure Schedule or as expressly contemplated or permitted in this Agreement or the other Transaction Documents or with the prior written consent of MCK (not to be unreasonably withheld, delayed or conditioned), from the date hereof until the Closing, Echo Holdco shall conduct, or cause to be conducted, the Echo Business, in all material respects, in the ordinary course of business consistent with past practice and shall use its reasonable best efforts to (i) preserve intact the present business organization of the Echo Business, (ii) maintain in effect all foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations material to the Echo Business, (iii) keep available the services of the officers and other senior management employees of the Echo Business, (iv) maintain satisfactory relationships with customers, lenders, suppliers and others having material business relationships with the Echo Business, (v) manage working capital of the Echo Business (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice, and (vi) continue to make capital expenditures consistent with the Capex Budget of the Echo Business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as disclosed on Section 5.01 of the Echo Disclosure Schedule, as expressly contemplated or permitted by this Agreement or the other Transaction Documents or with the prior written consent of MCK (not to be unreasonably withheld, delayed or conditioned), Echo Holdco shall not, and shall cause its respective Subsidiaries not to, in each case with respect to the Echo Business:

(a) amend the articles of incorporation, bylaws or other similar organizational documents of Echo Holdco or any of its Subsidiaries (whether by merger, consolidation or otherwise);

(b) split, combine or reclassify any shares of capital stock of Echo Holdco or any of its Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Echo Holdco or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of Echo Holdco or any of its Subsidiaries (other than repurchases from employees of CHH holding capital stock of Echo Holdco whose employment is terminated for any reason pursuant to the Echo Plans);

(c) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of Echo Holdco or any of its Subsidiaries or amend any term of any equity security of Echo Holdco or any of its Subsidiaries (in each case, whether by merger, consolidation or otherwise); other than the issuances of securities of CHH upon conversion or exercise of equity securities of CHH outstanding as of the date hereof pursuant to the Echo Plans;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, except for those contemplated by the Capex Budget of the Echo Business and any unbudgeted capital expenditures not to exceed $500,000 individually or $1,000,000 in the aggregate;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies in the ordinary course of business in a manner that is consistent with past practice and (ii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed $10,000,000 individually or $25,000,000 in the aggregate;

(f) sell, lease, abandon, license or otherwise transfer, or create or incur any Lien on (other than Permitted Liens or with respect to liens in respect of indebtedness permitted under Section 5.01(i)), any assets, securities, properties, interests or businesses of Echo Holdco or any of its Subsidiaries (including, in each case, any Echo Owned Intellectual Property and/or Echo Licensed Intellectual Property), other than sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person (other than intercompany indebtedness among Echo Holdco and its Subsidiaries), other than in the ordinary course of business consistent with past practice in an amount that does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(h) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees (other than intercompany debt) thereof having an aggregate principal amount outstanding at any time greater than (i) with respect to the Echo Holdco Debt or Echo Holdco Refinanced Debt that has not been consented to by MCK an amount no greater than $4.4 billion and (ii) with respect to all other indebtedness for borrowed money (including deferred financing arrangements with vendors and the Echo Holdco data sublicense disclosed in the Echo Form 10-K), $10,000,000;

(i) (i) enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Echo Business, or any Affiliates of the Echo Business or any successors thereto or that could, after the Closing, limit or restrict in any material respect the Company, the Echo Business, or the Core MTS Business or any of their respective Affiliates, from engaging or competing in any line of business, in any location or with any Person or (ii) enter into, amend or modify in any material respect or terminate any Echo Material Contract or any contract that if entered into during the period from the date hereof through the Closing would be an Echo Material Contract (other than (A) the Transaction Documents, (B) agreements entered into, amended, modified or terminated in connection with the Echo Connect Separation (including with respect to separating Echo Connect from the Echo Business); (C) subject to the other sections of this Section 5.01, documents governing the Echo Holdco Debt; (D) documents governing Echo Holdco Refinanced Debt; provided, that in the case of the foregoing clauses (C) and (D), no such

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

entry into, amendment, modification or termination limits or restricts the ability of the Company or Echo Holdco or any of their Subsidiaries to conduct the Refinancing or to obtain the Debt Financing or (E) subject to the other sections of this Section 5.01, the entry into, amendments, modifications or termination made with respect to any Echo Material Contract or any contract that if entered into during the period from the date hereof through the Closing would be an Echo Material Contract that is or would be an Echo Material Contract solely under one or more of Section 4.01(j)(i)(A), Section 4.01(j)(i)(B), Section 4.01(j)(i)(C), Section 4.01(j)(i)(H), Section 4.01(j)(i)(I), Section 4.01(j)(i)(J) or Section 4.01(j)(i)(M) in the ordinary course of business consistent with past practice), or otherwise waive, release or assign any material rights, claims or benefits of the Echo Business;

(j) change the Echo Business’s methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

(k) settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding or other claim involving or against the Echo Business, (ii) any stockholder litigation or dispute against the Echo Business or any of its officers or directors (in each of (i) and (ii), involving monetary remedies with a value in excess of $15,000,000 in the aggregate for all such litigations, investigations, arbitrations, proceedings or other claims (net of any insurance proceeds and indemnity, contribution and similar payments actually received by Echo Holdco or any of its Subsidiaries in respect thereof)) or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions; provided, settlement of any such matter set forth in any of subsections (i), (ii) or (iii) above will be permitted to the extent the settlement is for the payment of cash by Echo Holdco prior to the Closing;

(l) make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any material tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

(m) permit Echo to engage in any operating business or activity, hold any assets (other than its ownership of the capital stock of Echo Holdco) or incur any liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement, the Transaction Documents and the Transactions and except for the ownership of assets or incurrence of liabilities incidental to its ownership of the capital stock of Echo Holdco and its status as a holding company;

(n) take any action, or refrain from taking any action, if doing so would give rise to an obligation to make an Early Termination Payment under any Existing Echo TRA; or

(o) agree, resolve or commit to do any of the foregoing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.02. Conduct of the Core MTS Business. Except as set forth in Section 5.02 of the MCK Disclosure Schedule or in connection with the MCK Pre-Closing Restructuring (subject to the proviso of the definition thereof) or as expressly contemplated or permitted in this Agreement or the other Transaction Documents or with the prior written consent of Echo Holdco (not to be unreasonably withheld, delayed or conditioned), from the date hereof until the Closing, MCK shall conduct, or cause to be conducted, the Core MTS Business, in all material respects, in the ordinary course of business consistent with past practice and shall use its reasonable best efforts to (i) preserve intact the present business organization of the Core MTS Business, (ii) maintain in effect all foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations material to the Core MTS Business, (iii) keep available the services of the senior management employees primarily providing services to the Core MTS Business, (iv) maintain satisfactory relationships with customers, lenders, suppliers and others having material business relationships with the Core MTS Business, (v) manage working capital of the Core MTS Business (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice, and (vi) continue to make capital expenditures consistent with the Capex Budget of the Core MTS Business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as disclosed on Section 5.02 of the MCK Disclosure Schedule or in connection with the MCK Pre-Closing Restructuring (subject to the proviso of the definition thereof), as expressly contemplated or permitted by this Agreement or the other Transaction Documents or with the prior written consent of Echo Holdco (not to be unreasonably withheld, delayed or conditioned), MCK shall not, and shall cause its Affiliates not to, in each case with respect to the Core MTS Business or to the extent the Core MTS Business is effected:

(a) amend the articles of incorporation, bylaws or other similar organizational documents of the entities holding the assets of the Core MTS Business (whether by merger, consolidation or otherwise);

(b) split, combine or reclassify any shares of capital stock of the entities holding the assets of the Core MTS Business or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the entities holding the assets of the Core MTS Business, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of the entities holding the assets of the Core MTS Business; provided that nothing herein will prohibit the Core MTS Business from sweeping its cash to MCK or any of its Subsidiaries;

(c) issue, deliver or sell, or authorize the issuance, delivery or sale of, any securities of the entities holding the assets of the Core MTS Business or amend any term of any security of the Core MTS Business (in each case, whether by merger, consolidation or otherwise);

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, except for those contemplated by the Capex Budget of the Core MTS Business and any unbudgeted capital expenditures not to exceed $500,000 individually or $1,000,000 in the aggregate;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies in the ordinary course of business in a manner that is consistent with past practice and (ii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed $10,000,000 individually or $25,000,000 in the aggregate;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f) sell, lease, abandon, license or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any assets, securities, properties, interests or businesses of Core MTS Business (including, in each case, any MCK Owned Intellectual Property and MCK Licensed Intellectual Property), other than sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person (other than (i) intercompany indebtedness among the MCK Contributed Entities and (ii) intercompany indebtedness among any the MCK Contributed Entity, on the one hand, and MCK or any of its Affiliates (other than the MCK Contributed Entities), on the other hand; provided that, in the case of clause (ii) any such indebtedness shall be paid off in full at or prior to the Closing), other than in the ordinary course of business consistent with past practice in an amount that does not exceed $1,000,000 individually or $3,000,000 in the aggregate;

(h) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (other than (i) intercompany indebtedness among the MCK Contributed Entities; and (ii) intercompany indebtedness among any the MCK Contributed Entity, on the one hand, and MCK or any of its Affiliates (other than the MCK Contributed Entities), on the other hand; provided that, in the case of clause (ii) any such indebtedness shall be paid off in full at or prior to the Closing), other than such indebtedness or guarantees having an aggregate principal amount (together with all other indebtedness for borrowed money) outstanding at any time greater than $10,000,000;

(i) (i) enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Core MTS Business, or any Affiliates of the Core MTS Business or any successor thereto or that could, after the Closing, limit or restrict in any material respect the Company, the Echo Business, the Core MTS Business or any of their respective Affiliates, from engaging or competing in any line of business, in any location or with any Person or (ii) enter into, amend, modify or terminate any MTI Material Contract or any contract that if entered into during the period from the date hereof through the Closing would be an MTI Material Contract (other than (A) the Transaction Documents, (B) agreements entered into, amended, modified or terminated in connection with the Pre-Closing MCK Restructuring (including with respect to separating the Core MTS Business from MCK’s retained businesses) or (C) subject to the other sections of this Section 5.02, any entry into, amendment, modification or termination of any MTI Material Contract or any contract that if entered into during the period from the date hereof through the Closing would be an MTI Material Contract that is or would be an MTI Material Contract solely under one or more of (1) Section 4.02(i)(i)(A), Section 4.02(i)(i)(B), Section 4.01(j)(i)(C), Section 4.02(i)(i)(H), Section 4.02(i)(i)(I) or Section 4.02(i)(i)(J) in the ordinary course of business consistent with past practice or (2) Section 4.02(i)(i)(L) involving an annual amount up to $10.0 million), or otherwise waive, release or assign any material rights, claims or benefits of the Core MTS Business;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(j) change the Core MTS Business’ methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

(k) settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding or other claim involving the Core MTS Business, (ii) any stockholder litigation or dispute involving the Core MTS Business or any of the officers or directors of the entities holding the assets of the Core MTS Business (in each of (i) and (ii), involving monetary remedies with a value in excess of $15,000,000 in the aggregate for or allocable to the Core MTS Business for all such litigations, investigations, arbitrations, proceedings or other claims (net of any insurance proceeds and indemnity, contribution (including from MCK or its Subsidiaries that are not included in the Core MTS Business) and similar payments actually received by the Core MTS Business or any of its Subsidiaries in respect thereof)) or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions; provided, settlement of any such matter set forth in any of subsections (i), (ii) or (iii) above will be permitted to the extent the settlement is for the payment of cash by the Core MTS Business prior to Closing;

(l) if taking such action would increase the Tax liability of the Company or any Member thereof, make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any material tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, in each case, involving the Core MTS Business;

(m) amend in a manner that would increase the benefits payable under any deferred compensation plan set forth on Section 4.02(q)(i) of the MCK Disclosure Schedule with respect to current, U.S.-based MTI Participating Employees and shared services employees who are transferred to the Core MTS Business prior to Closing; or

(n) agree, resolve or commit to do any of the foregoing.

Section 5.03. Debt Financing.

(a) The Company, MCK and Echo Holdco and their respective Subsidiaries shall use their reasonable best efforts to assist the Company to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letters as promptly as practicable after the date hereof, including their reasonable best efforts to (i) maintain in effect the Debt Commitment Letters, (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letters (including any flex provisions) or on other terms no less favorable to the Company, (iii) satisfy on a timely basis all conditions in the Debt Commitment Letters that are within their control and (iv) upon satisfaction of the conditions set forth in the Debt Commitment Letters, consummate the Debt Financing at or prior to the Closing; it being understood that, if any portion of the Debt Financing to be provided as contemplated by the Debt Commitment Letters pursuant to a public offering, private offering under Rule 144A or otherwise has not been provided, and all conditions precedent to the Parties’ obligations hereunder shall have been satisfied or waived (other than receipt of the Debt Financing and those conditions which by their nature will not be satisfied except by actions taken at the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Closing, but subject to the their satisfaction at the Closing), the Company shall draw upon the commitments under the Debt Commitment Letters to provide the bridge financing contemplated by and on the terms and conditions (including any applicable “flex” provisions) set forth in the Debt Commitment Letters. Each of the Company, MCK and Echo Holdco shall keep each other reasonably informed with respect to all material activity concerning the status of the Debt Financing contemplated by the Debt Commitment Letters and shall give each other notice of any material adverse change with respect to such Debt Financing as promptly as practicable.

(b) In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letters (including any flex provisions), the Company, MCK and Echo Holdco and their respective Subsidiaries shall use their reasonable best efforts to assist the Company to arrange and obtain any such portion from alternative sources, on terms, taken as whole, that are no less favorable than the terms contained in the Debt Commitment Letters, as promptly as practicable following the occurrence of such event.

(c) The Company, MCK and Echo Holdco shall use their reasonable best efforts to, and shall cause their respective Subsidiaries and their respective Representatives to use their reasonable best efforts to, provide all cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested, including:

(i) participation in meetings, due diligence sessions, drafting sessions, presentations, “road shows” and sessions with prospective Financing Sources, investors and ratings agencies, and reasonably cooperating with the marketing efforts of the Company and its Financing Sources, in each case in connection with the Debt Financing;

(ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda (including a bank information memorandum that does not include material non-public information and the delivery of customary authorization letters with respect to the bank information memoranda and consents of accountants for use of their reports in any materials relating to the Debt Financing), prospectuses and similar documents required in connection with the Debt Financing;

(iii) timely furnishing financial and other pertinent information regarding the Company, the Core MTS Business and/or the Echo Business, including financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X or Regulation S-K under the Securities Act and other information of the type customarily (A) included in a bank information memorandum (including pro forma financial information) and (B) a registered offering of debt securities by Regulation S-X and Regulation S-K under the Securities Act and of the type and form that are customarily included in a private placement of debt securities pursuant to Rule 144A promulgated under the Securities Act and including, in any event, all information and data necessary to satisfy the conditions set forth in paragraphs 8, 9 and 12 of Exhibit D to the Debt Commitment Letters (collectively, the “Required Information”), all of which shall be provided by the Company, MCK and Echo Holdco or their respective Affiliates as promptly as practicable after the date hereof;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) obtaining (x) accountants’ comfort letters, legal opinions, surveys and title insurance, certificates and insurance endorsements and (y) other reasonably requested documents at least 10 days prior to the Closing to the extent required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act in order to satisfy the conditions set forth in paragraph 13 of Exhibit D to the Debt Commitment Letters;

(v) facilitating the granting of a security interest (and perfection thereof) at Closing in collateral as security for the Debt Financing; and

(vi) (x) taking corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Company and (y) executing and delivering any commitment letters, underwriting or placement agreements, registration statements, credit agreements, indentures, pledge and security documents, other definitive financing documents or other requested certificates or documents, including a customary solvency certificate by the chief financial officer or person performing similar functions of the Company in the form of Annex I to Exhibit D to the Debt Commitment Letters (provided that (A) none of the letters (except the authorization letters contemplated by clause (ii) above), agreements, registration statements, documents and certificates shall be executed and delivered by any such Persons (other than the Company and its Subsidiaries) except at the Closing and their respective Representatives executing any such letters, agreements, registration statements, documents and certificates shall remain as officers of the Company, (B) the effectiveness thereof (other than with respect to the Company and its Subsidiaries) shall be conditioned upon, or only become operative after, the occurrence of the Closing and (C) no personal liability shall be imposed on the officers or employees involved); provided, that nothing in this Section 5.03 shall require MCK, or the Echo Parties (or any of their respective Subsidiaries, other than the Company and its Subsidiaries and, subject to the consummation of the Closing, Echo Holdco and its Subsidiaries and the MCK Contributed Entities) to (1) pledge or cause or permit any Lien to be placed on any of their respective assets in connection with the Debt Financing,(2) guarantee any of the Company’s or its Subsidiaries’ indebtedness or (3) incur any liability in connection with the Debt Financing.

(d) All material non-public information provided by MCK or the Echo Parties or any of their respective Subsidiaries or Representatives pursuant to this Section 5.03 shall be kept confidential in accordance with the Confidentiality Agreement, except that the Parties shall be permitted to disclose such information to the Financing Sources and other potential sources of capital, rating agencies and prospective lenders (but not prospective investors in any debt securities offering) during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e) The Company, MCK and Echo Holdco and their respective Subsidiaries shall cooperate with, and take all actions reasonably required by, the other Parties in order to facilitate the termination and payoff of the commitments under the Echo Holdco Debt at or prior to Closing (including the repayment in full of all obligations then outstanding thereunder and the release of all encumbrances, security interests and collateral and the termination of all guaranties and the agreements evidencing subordination in connection therewith at or prior to the Closing).

Section 5.04. No Solicitation; Other Offers.

(a) From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 9.01, none of the Echo Parties, Echo or any of their respective Subsidiaries shall, nor shall they or any of their Subsidiaries authorize or permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any offer, proposal or inquiry relating to, or any third party indication of interest in, the acquisition or purchase of any portion of (an “Acquisition Proposal”) the Echo Business, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Echo Business or afford access to the business, properties, assets, books or records of the Echo Business to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal relating to the Echo Business or (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal relating to the Echo Business.

(b) From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 9.01, none of MCK or its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal relating to the Core MTS Business, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Core MTS Business or afford access to the business, properties, assets, books or records of the Core MTS Business to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal relating to the Core MTS Business or (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal relating to the Core MTS Business.

Section 5.05. Access to Information. From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 9.01 and subject to Applicable Law and the Non-Disclosure Agreement dated as of September 18, 2015, as amended on September 30, 2015, between MCK, Blackstone Management Partners L.L.C., Emdeon, Inc. and Hellman & Friedman Advisors LLC (the “Confidentiality Agreement”), which shall remain in effect until the Closing or termination of this Agreement, each of MCK and Echo Holdco shall,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

and shall cause their respective Subsidiaries to, (i) give to the other Parties hereto (and their respective Representatives) reasonable access to the offices, properties, books and records of the applicable Contributed Business; (ii) furnish to the other Parties hereto (and their respective Representatives) such financial and operating data and other information relating to the Contributed Business as may be reasonably requested and (iii) instruct the employees, counsel and financial advisors of the Contributed Business to reasonably cooperate with the other Parties hereto in their investigation of the Contributed Business, provided, however, that (A) Echo Holdco and MCK shall not be required to permit such access to the extent that such access would reasonably be likely to interfere unreasonably with the Contributed Business or otherwise result in any unreasonable interference with the prompt and timely discharge by such employees of their normal duties and (B) Echo Holdco and MCK shall not be required to permit disclosure to the extent that such disclosure would reasonably likely to (I) result in the loss of the protection of any attorney-client privilege, work product doctrine or other legal privilege or (II) violate any Applicable Law; provided that, with respect to clause (B) above, the Party withholding such information shall (i) (if permitted by Applicable Law) provide notice to the other Party that such information is being withheld pursuant to such Applicable Law or privilege if such notice can, in the good faith discretion of the withholding Party, be provided in a manner that would not result in such loss or violation and (ii) use commercially reasonable efforts to disclose such documents and information in a manner that would not result in such loss or violation; and provided, further, that notwithstanding anything to the contrary in this Agreement, in no event shall any Party or any of its respective Affiliates be entitled to any information relating to, or a copy of, any consolidated, combined, affiliated or unitary Tax Return that includes MCK or any of its Affiliates (other than pro forma information relating only to the Core MTS Business). Notwithstanding anything to the contrary contained herein, in the event that there is any pending dispute between Echo Parties, on the one hand, and MCK or its Subsidiaries, on the other hand, no party shall be required to grant access or disclosure pursuant to this Section 5.05 in respect of such Dispute and any such access and disclosure in respect of such dispute shall be subject to the applicable discovery rules. For the avoidance of doubt, notwithstanding Sections 5.06 and 5.09, the Parties acknowledge that BX and H&F and their Affiliates may provide non-public information about this Agreement, the Transactions and the Company to their existing and potential limited partners, members and other investors; provided that BX and H&F shall not provide any non-public financial information or competitively or strategically sensitive information about the Company or any of its Subsidiaries to (a) any limited partner that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) or (b) to any other Person in the course of investing or fundraising activities that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) and, in any of either (a) or (b), any non-public financial information shall be limited to BX’s and H&F’s valuation of the Company and its Subsidiaries without providing underlying forecasted financial data or trends; provided that BX shall be permitted to disclose underlying forecasted financial data or trends to the two co-investors in Echo Holdco and Echo who have entered into confidentiality agreements which are reasonably acceptable to MCK; provided, further, that in any case BX shall provide prompt written notice of such disclosure to MCK. For the avoidance of doubt, in the event of any conflict between the Confidentiality Agreement and this Agreement, the terms of this Agreement shall control.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.06. Notices of Certain Events. Each of Echo Holdco and its Subsidiaries, on the one hand, and MCK and its Subsidiaries, on the other hand, shall promptly notify the other of:

(a) any material notice or other communication to such Party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any material notice or other communication to such Party from any Governmental Authority in connection with the Transactions, other than with respect to Antitrust Laws which shall be governed by Section 5.07;

(c) any actions, suits, claims, investigations or proceedings commenced or, to such Party’s knowledge threatened against in writing, relating to or involving or otherwise affecting such Party or the applicable Contributed Business that, if pending on the date of the Transaction Documents, would have been required to have been disclosed pursuant to the representations and warranties contained in this Agreement or that relate to the consummation of the Transactions;

(d) any inaccuracy of any representation or warranty of such Party contained in this Agreement at any time during the term thereof that could be reasonably expected to cause the conditions precedent to the Closing set forth in this Agreement not to be satisfied; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of such Party set forth herein or therein or the conditions to the obligations of the other Parties to consummate the Transactions, or the remedies available to the Parties hereto; provided further, that failure to give any such notice shall not be treated as a breach of covenant or agreement for the purposes of Section 9.01(a)(vii) or Section 9.01(a)(viii) of this Agreement, as applicable; and

(e) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to the Transaction Documents.

Section 5.07. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of MCK, Echo Holdco and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the Transactions.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) In furtherance and not in limitation of the foregoing, each such Party hereto shall (i) to the extent required by the HSR Act, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and advisable, and in any event within 14 Business Days of the date hereof or any other date mutually agreed upon by the Parties, (ii) use reasonable best efforts to make an appropriate filing pursuant to any foreign antitrust Applicable Law with respect to the Transactions as promptly as practicable and (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any information or documentary material that may be requested by any Governmental Authority pursuant to the FTC Act, the Antitrust Civil Process Act or any other antitrust Applicable Law and (iv) use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust Applicable Law, as applicable, as soon as practicable. For the avoidance of doubt, the foregoing obligations shall apply to each such Party, regardless of whether such Party or any of its Affiliates is required to file a Notification and Report Form pursuant to the HSR Act with respect to the Transactions.

(c) The Parties understand and agree that the reasonable best efforts of the MCK, Echo Holdco and the Company pursuant to this Section 5.07 shall be deemed to include proposing, negotiating, offering to agree to, agreeing to or effecting such conditions, commitments or restrictions on or related to the conduct of the Company’s business (including amendments to or waivers of provisions of any agreement among any or all of the Parties and the Company that relate to the Company’s business or operations) as are necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to avoid a suit by a Governmental Authority seeking to enjoin the Transactions pursuant to any Antitrust Law, provided that no Party shall be required to agree to any conditions, commitments or restrictions that, individually or in the aggregate, would reasonably be expected to materially adversely impact the assets, business, expected results of operation or financial condition of the Company. Notwithstanding anything to the contrary in this Agreement, neither MCK, nor the Company, nor the Echo Parties or any of their Affiliates shall be required to divest, transfer, sell, or otherwise dispose of or hold separate (or agree to do any of the foregoing), any business, asset or any portion thereof, whether or not to be contributed to the Company.

(d) In connection with the efforts required under this Section 5.07, each such Party shall (i) cooperate in all respects with each other Party in connection with any filing or submission and in connection with any investigation, inquiry or proceeding under any applicable Antitrust Law, (ii) keep each other Party reasonably informed of the status of matters related to the Transactions contemplated by this Agreement, including furnishing the other Parties with any written notices or other communications received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party under applicable Antitrust Laws, in each case regarding any of the Transactions contemplated hereby; and (iii) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority under or in connection with any applicable Antitrust Laws, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences in accordance with Antitrust Law.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.08. Certain Filings. Each of MCK, Echo Holdco and the Company agrees that, from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 9.01 and subject to terms and conditions set forth herein, each such Party hereto shall cooperate with each other such Party hereto (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 5.09. Public Announcements. MCK and the Echo Parties agree that, from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 9.01, each of MCK and Echo Holdco (or their respective Subsidiaries) shall consult before issuing any press release or making any public statement with respect to the Transaction Documents or the Transactions and, except as may be required by Applicable Law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.10. Business Plan; Operating and Capital Budget; Capital Structure.

(a) Subject to the terms and conditions of this Agreement, MCK and Echo Holdco shall use commercially reasonably efforts to take, or cause to be taken, the following actions prior to the Closing:

(i) prepare a five-year business plan for the Company covering the period from and after the Closing that is reasonably acceptable to MCK and Echo Holdco;

(ii) prepare an annual operating and capital budget and an annual operating plan for the Company covering the period from and after the Closing for at least one year following the Closing that is reasonably acceptable to MCK and Echo Holdco; and

(iii) form a committee (the “Management Selection Committee”) comprised of John H. Hammergen, Patrick J. Blake, Bansi Nagji, Neil Simpkins, Neil de Crescenzo and an individual to be appointed by BX.

provided that if MCK and Echo Holdco are unable to agree on a business plan and/or annual operating and capital budget pursuant to Section 5.10(a)(i) or Section 5.10(a)(ii), then the Company shall operate pursuant to an initial business plan and/or annual operating and capital budget, as applicable, determined in the good faith discretion of the Company’s chief executive officer to be consistent with the financing plans of the Company provided to the Financing Sources in connection with the Debt Financing, until a replacement business plan and/or annual operating and capital budget is approved by the Company in accordance with the LLC Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) The Management Selection Committee shall agree upon the Initial Management Team and the initial compensation packages for the Initial Management Team of the Company prior to the Closing; provided, that the chief executive officer of the Company following the Closing shall be Neil de Crescenzo.

Section 5.11. Core MTS Financial Statements. Prior to Closing, MCK shall deliver to the Echo Parties audited financial statements for the Core MTS Business for the fiscal years ended March 31, 2015 and 2016 (the “Core MTS Financial Statements”). The Core MTS Financial Statements shall fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Core MTS Business as of March 31, 2015 and 2016 and consolidated results of operations and cash flows for the two years ended March 31 2016.

Section 5.12. Echo Connect Separation. The Echo Parties shall take all actions necessary or advisable to cause the Echo Connect Separation to occur at or prior to the Closing.

Section 5.13. Further Assurances. At and after the Closing, the officers and Board (as defined in the LLC Agreement) shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company contributed and/or transferred to the Company pursuant to this Agreement.

Section 5.14. Non-Solicitation. Other than with respect to MTI Participating Employees, from the date hereof and for a period of one year following the Closing Date, (i) neither the Company, Echo nor Echo Holdco and their respective Subsidiaries shall, directly or indirectly, solicit for employment any employee of MCK or any of its Subsidiaries, and (ii) MCK and its Subsidiaries shall not solicit for employment any employee of the Company, Echo, Echo Holdco, Echo Connect or their respective Subsidiaries, unless such employee ceased to be an employee of MCK or its Subsidiaries or Company, Echo, Echo Holdco, Echo Connect or their respective Subsidiaries, as applicable, prior to such action by such soliciting Person, or, in the case of such employee’s voluntary termination of employment with MCK or its Subsidiaries or Company, Echo, Echo Holdco, Echo Connect or their respective Subsidiaries, as applicable, at least one (1) month prior to such action by such soliciting Person; provided, that the foregoing provision will not prevent the Company, the Echo Parties or any of their respective Affiliates or MCK or any of its Affiliates from employing any current or former employee of MCK or any of its Subsidiaries or the Company, Echo, Echo Holdco, Echo Connect or their respective Subsidiaries, as applicable, who contacts the soliciting Person on his or her own initiative without any direct or indirect solicitation by, or encouragement from, such soliciting Person; provided, further, that the publication of advertisements in newspapers and/or electronic media of general circulation (including advertisements posted on the Internet) will not be deemed a violation of this Section 5.14; provided further that, for the avoidance of doubt, this non-solicit shall not apply to any portfolio company Affiliated with any Echo Shareholder unless such Echo Shareholder has directed such portfolio company to solicit such employee.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.15. Tax Matters. Except as expressly contemplated or permitted in this Agreement or the other Transaction Documents, from the date hereof until the first to occur of (x) a Qualified MCK Exit (as defined in the LLC Agreement), (y) the expiration or termination of the MCK Exit Window (as defined in the LLC Agreement) and (z) the expiration or termination of the IPO Preference Period prior to the occurrence of a Qualified IPO (each as defined in the LLC Agreement), (i) Echo shall not, and shall cause BX and H&F not to, (I) enter into “an agreement, understanding, arrangement, or substantial negotiations” (within the meaning of Treasury Regulation Section 1.355-7(b)(2)) or (II) otherwise engage in any discussions in any form, in each case with respect to the acquisition, directly or indirectly, of Echo, SpinCo (as defined in the LLC Agreement) and/or the Company, and (ii) and Echo shall cause BX and H&F not to make an Acquiror Shareholder Acquisition (as defined in the form of Tax Matters Agreement attached as Exhibit E to the LLC Agreement). This Section 5.15 shall be construed on the basis of the tax law and regulations in effect as of the date hereof.

Section 5.16. Employee Matters.

(a) MCK and Echo Holdco shall agree to cooperate in good faith following the date hereof to identify the MTI Participating Employees that are not employed by a MCK Contributed Entity (including those providing shared services and working at a corporate level) in a manner intended to be consistent (along with the Transition Services Agreements) with the “stand-alone cost model” included in Section 5.16 of the MCK Disclosure Schedule and either (i) MCK shall use its commercially reasonable efforts to transfer the employment of such MTI Participating Employees to a MCK Contributed Entity prior to the Closing or (ii) the parties will take efforts to transfer the employment of such MTI Participating Employees to the Company or one of its Subsidiaries as of, or as soon as commercially practicable following, the Closing Date.

(b) MCK and Echo Holdco agree to cooperate in good faith between the date hereof and such date (the “Plan Determination Date”) that allows MCK to reasonably set up Mirror Plans (as defined below) necessary to determine the appropriate employee benefits plans (the “New Company Benefit Plans”) for Company Employees with the intention that similarly situated Echo Participating Employees and MTI Participating Employees will receive substantially comparable benefits to the other by January 1, 2018, which may include establishment of plans at the applicable MCK Contributed Entity level effective January 1, 2017 (“New Subsidiary Plans”). If MCK and Echo Holdco fail to mutually agree upon the New Company Benefit Plans by the Plan Determination Date, MCK shall use its commercially reasonable efforts to cause the applicable MCK Contributed Entity to establish “mirror” benefit plans for each material health and welfare and nonqualified deferred compensation plan that covers the MTI Participating Employees as of the date hereof, effective starting no later than the Closing Date (such plans or the New Subsidiary Plans, as applicable, the “Mirror Plans”). Each Mirror Plan is intended to be substantially similar to the corresponding MCK plan. To the extent the Mirror Plans are “spin-offs” of MCK Plans that are funded through a rabbi trust, MCK shall provide sufficient assets (or access to such assets) to the Company to cover any existing liabilities as of Closing associated with such Mirror Plans. The expenses incurred in connection with setting up such New Company Benefit Plans or Mirror Plans, as applicable, shall be considered a Shared Transaction Expense.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) For a period of at least one year following the Closing Date, the Company shall provide (x) each Echo Participating Employee and (y) each MTI Participating Employee, in each case who is employed by the Company or one of its Subsidiaries immediately after the Closing Date or the employment transfer date (the “Employment Transfer Date”), if after the Closing Date (collectively, the “Company Employees”), with base salary or wage rate at least equal to the base salary or wage rate provided to such Company Employee immediately prior to the Closing Date. With respect to all benefit plans of the Company or its Subsidiaries in which Company Employees participate after the Closing Date (the “Company Plans”) (including any vacation, paid time-off and severance plans), for all purposes (but not for benefit accrual under any defined benefit plan or vesting under any equity compensation plan), including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with Echo Holdco or MCK, as applicable (as well as service with any predecessor employer to the extent service with the predecessor employer is recognized by Echo Holdco or MCK, as applicable) shall, to the extent permitted by applicable Law and the Company Plan, be treated as service with the Company; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(d) The Company, Echo Holdco and MCK shall use reasonable best efforts between the date of this Agreement and Closing to determine appropriate management equity incentive plans for the employees of the Company post-Closing.

Section 5.17. Litigation and Similar Claims.

(a) From and after the Closing, each of MCK, Echo Holdco and the Company will cooperate in defending and pursuing, as appropriate, litigation and similar claims brought against the Company or any of the parties hereto, reasonably make available relevant employees and preserve and make reasonably available, to the extent legally and contractually permissible, all records reasonably necessary for such matters; provided that this Section 5.17(a) shall not apply with respect to any disputes among any party hereto or any of its Affiliates, on the one hand, or any other party hereto or its Affiliates, on the other hand.

(b) Prior to Closing, MCK shall have full and absolute discretion in and control of the defense of the Uniloc Matter (at its sole expense), including without limitation selecting any counsel of its choice and entering into any settlement or compromise or offering to enter into any settlement or compromise in relation to the Uniloc Matter or foregoing any appeal or recourse in relation thereto, without the prior consent of Echo Holdco (but only to the extent such settlement or compromise involves solely monetary damages and does not include any injunctive or other equitable relief), provided, however, that MCK shall keep Echo Holdco reasonably informed and shall reasonably consult with Echo Holdco regarding the conduct of the defense of the Uniloc Matter, provided further, however, that such information and consultation shall not in any manner whatsoever limit MCK’s right to control the defense of the Uniloc Matter in its full and absolute discretion. Following Closing, MCK shall continue to have full and absolute discretion in and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

control of the defense of the Uniloc Matter (at its sole expense) as set forth above; provided, that with respect to any settlement or compromise involving a payment by the Company or any of its Subsidiaries or any injunctive or other equitable relief against the Company or any of its Subsidiaries, MCK may only enter into such a settlement or compromise if the Company has given its prior written consent; provided, further, that the Company shall use commercially reasonable efforts to cooperate, and shall cause its directors, officers and employees, to use commercially reasonable efforts to cooperate with MCK in the defense of the Uniloc Matter.

(c) MCK shall have full and absolute discretion in and control of the defense of the TCPA Matter (at its sole expense), including without limitation selecting any counsel of its choice and entering into any settlement or compromise or offering to enter into any settlement or compromise in relation to the TCPA Matter or foregoing any appeal or recourse in relation thereto, without the prior consent of Echo Holdco (but only to the extent such settlement or compromise involves solely monetary damages and does not include any injunctive or other equitable relief applicable to the Company).

Section 5.18. Proposed Data License. The Company, Echo Holdco and MCK agree to cooperate in good faith to negotiate and enter into a mutually acceptable agreement between the Company and MCK or one or more of its Subsidiaries relating to the licensing by the Company of certain data obtained through the operation of the RelayHealth Pharmacy Network.

Section 5.19. Echo Shareholder Matters. From the date hereof until the Closing, Echo Holdco will use reasonable best efforts to cause the other Echo Shareholders to enter into joinders to this Agreement. To the extent Echo Holdco is unable to obtain all of such joinders, BX and H&F will exercise their rights under the existing Echo Holdco stockholders agreement to require the other Echo Shareholders to participate in this Transaction on the terms and conditions set forth herein.

ARTICLE 6

TAX MATTERS

Section 6.01. Tax Cooperation; Allocation of Taxes. (a) MCK, Echo and Echo Holdco agree to furnish or cause to be furnished to each other and the Company, upon request, as promptly as practicable, such information and assistance relating to their respective Contributed Businesses (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. MCK, Echo Holdco and Echo shall retain all books and records with respect to Taxes pertaining to the Contributed Businesses for a period of at least seven years following the Closing. The Company, its Affiliates, MCK and Echo shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Contributed Business. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or any of its respective Affiliates be entitled to any information relating to, or a copy of, any consolidated, combined, affiliated or unitary Tax Return that includes MCK or any of its Affiliates (other than pro forma information relating only to the Core MTS Business).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to a Contributed Business for a Straddle Tax Period (collectively, the “Apportioned Obligations”) shall be apportioned between MCK or Echo, as the case may be, and the Company based on the number of days of such Straddle Tax Period included in the Pre-Closing Tax Period and the number of days of such Straddle Tax Period in the Post-Closing Tax Period. MCK or Echo, as the case may be, shall be responsible for the proportionate amount of such taxes and similar obligations that is attributable to the Pre-Closing Tax Period. An estimate of Apportioned Obligations apportioned to Echo and MCK shall be included in the Echo Closing Statement and the MCK Closing Statement, respectively. The Company shall be responsible for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

(c) All sales, use, value added, registration stamp, recording, documentary, conveyancing, transfer and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne by the Company. MCK and Echo shall cooperate in providing the Company with any appropriate resale exemption certifications and other similar documentation.

(d) Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by Applicable Law. Upon payment of any such Apportioned Obligation, the paying party shall present a statement to the non-paying party setting forth the amount in respect of which the paying party is entitled to indemnification under Article 8, as the case may be, together with such supporting evidence as is reasonably necessary to calculate such amount.

(e) For purposes of the determination of Echo Covered Taxes and MCK Covered Taxes (in each case described in clause (a) of the definition of Tax and other than Apportioned Obligations and Transfer Taxes) in respect of a Straddle Tax Period, Echo Covered Taxes or MCK Covered Taxes (as the case may be) shall be deemed to include (i) in the case of a Tax based on or measured by income or receipts, the amount that would be payable if the relevant Straddle Tax Period ended on and included the Closing Date (taking into account the proviso in Section 6.02(d)) and (ii) in the case of any other Tax, the amount of such Tax for the entire Straddle Tax Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Tax Period ending on the Closing Date and the denominator of which is the number of days in such Straddle Tax Period; provided, that, in the case of Taxes described in the preceding clause (i), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated Tax rates, exemption amounts, etc.) shall be allocated between the two portions of the Straddle Tax Period in proportion to the number of days in each.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.02. Tax Returns.

(a) Where required or permitted by Applicable Law, MCK shall include, or cause to be included, each MCK Contributed Entity in, and shall file, or shall cause to be filed, (i) the United States consolidated federal income Tax Returns of the consolidated group of corporations of which MCK is the common parent for the taxable periods (or portions thereof) of the MCK Contributed Entities ending on or prior to the Closing Date and (ii) where applicable, all other consolidated, combined or unitary Tax Returns for the taxable periods (or portions thereof) of the MCK Contributed Entities ending on or prior to the Closing Date; provided, that the Parties hereby agree that any Tax item (including any item of income, gain, deduction, loss or credit) of an MCK Contributed Entity arising on the Closing Date after the Closing shall be properly allocable to a Post-Closing Tax Period and any transaction giving rise to any such Tax item shall be treated for all Tax purposes (to the extent permitted by Applicable Law) as having occurred at the beginning of the day following the Closing Date.

(b) In addition to the Tax Returns described in Section 6.02(a), MCK shall prepare (or cause to be prepared), where permitted by Applicable Law, all Tax Returns (i) required to be filed by any of the MCK Contributed Entities on or prior to the Closing Date (taking into account any applicable extension periods) and (ii) required to be filed by any of the MCK Contributed Entities after the Closing Date (taking into account any applicable extension periods) but which relate to a Pre-Closing Tax Period (other than any such period that is part of a Straddle Tax Period). With respect to Tax Returns described in clause (ii), the Company shall cause the applicable MCK Contributed Entity to execute and file such Tax Returns, pay any and all Taxes shown due thereon and provide MCK with evidence of such filing and payment, as applicable.

(c) Echo shall prepare (or cause to be prepared), where permitted by Applicable Law, all Tax Returns (i) required to be filed by any of Echo Holdco and its subsidiaries on or prior to the Closing Date (taking into account any applicable extension periods) and (ii) required to be filed by any of Echo Holdco and its subsidiaries after the Closing Date (taking into account any applicable extension periods) but which relate to a Pre-Closing Tax Period (other than any such period that is part of a Straddle Tax Period). With respect to Tax Returns described in clause (ii), the Company shall cause Echo Holdco or the applicable subsidiary thereof to execute and file such Tax Returns, pay any and all Taxes shown due thereon and provide Echo with evidence of such filing and payment, as applicable.

(d) With respect to any Straddle Tax Period for which a Tax Return in respect of Income Taxes is to be filed, to the extent permitted by Applicable Law, the Parties and their respective Affiliates shall use commercially reasonable efforts to elect to treat the Closing Date as the last day of the taxable period (it being understood that the taxable period of the U.S. federal income consolidated group of which Echo Holdco is the common parent will not terminate on the Closing Date); provided, that the Parties hereby agree that any Tax item (including any item of income, gain, deduction, loss or credit) of an MCK Contributed Entity or Echo Holdco or its subsidiaries, as the case may be, arising on the Closing Date after the Closing shall be properly allocable to a Post-Closing Tax Period and any transaction giving rise to any such Tax item shall be treated for all Tax purposes (to the extent permitted by Applicable Law) as having occurred at the beginning of the day following the Closing Date.

(e) Echo shall cause to be prepared, and, following such preparation and after the requirements of Section 6.02(g) have been satisfied, the Company shall cause to be filed, all income and similar Tax Returns of Echo Holdco and its subsidiaries for Straddle Tax Periods (“Echo Straddle Returns”). MCK shall cause to be prepared, following such preparation and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

after the requirements of Section 6.02(g) have been satisfied, the Company shall cause to be filed, all income and similar Tax Returns of the MCK Contributed Entities and their subsidiaries for Straddle Tax Periods (“MCK Straddle Returns” and, together with the Echo Straddle Returns, “Straddle Returns”). All Straddle Returns shall be prepared in a manner consistent with past practice. The Company shall timely pay or cause to be paid all Taxes shown on such Straddle Returns and provide Echo and MCK with evidence of such filing and payment.

(f) The Company shall cause to be prepared and filed all Tax Returns of the MCK Contributed Entities, Echo Holdco and its Subsidiaries, other than those Tax Returns described in Section 6.02(a) through Section 6.02(c) and Straddle Returns. All such Tax Returns shall be prepared in a manner consistent with past practice.

(g) In the case of any Tax Return in respect of a Straddle Tax Period, the Party responsible for preparing such Tax Return under this Section 6.02 (the “Preparing Party”) shall deliver, at least sixty (60) days prior to the due date for filing such Tax Return (including any applicable extension period), to the two of MCK, Echo and the Company that are not so responsible (the “Non-Preparing Parties”) (i) a statement setting forth in reasonable detail the amount of MCK Covered Tax or Echo Covered Tax, as the case may be, shown on such Tax Return and the calculation thereof and (ii) copies of such Tax Return. Each of the Non-Preparing Parties shall have the right to review such Tax Return and the calculation of such amount and to suggest to the Preparing Party any reasonable changes to such Tax Return no later than thirty (30) days prior to the due date for filing such Tax Return. The Company, MCK and Echo, agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of any such Tax Return. If the Company, MCK, and Echo are unable to resolve any such issue, the dispute shall be resolved in accordance with Section 6.04.

(h) Any amended Tax Return or claim for a refund with respect to any MCK Contributed Entity, Echo Holdco or its subsidiaries may be made only by the Preparing Party for the original Tax Return with respect to such Person pursuant to this Section 6.02, or with such Preparing Party’s consent if such Preparing Party is not permitted under Applicable Law to make such filing. If such filing would change the Tax liability of another Party (or any Affiliate of such other Party) for any taxable period, no such filing shall be made without the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed. The Company and its Subsidiaries shall not file a Tax Return for any Pre-Closing Tax Period or Straddle Tax Period other than in compliance with this Section 6.02.

(i) Each of the Parties (i) agrees to treat any adjustment to a Party’s respective Membership Percentage pursuant to Section 2.03 and Section 8.06 as an adjustment to the value of the consideration originally transferred to the Company by, and the number of Units originally issued to, such Party for all Tax purposes (to the extent permitted by Applicable Law), and (ii) shall not take any position inconsistent with the treatment described in the preceding clause (i) on any Tax Return except as otherwise required by Applicable Law.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.03. Tax Refunds in Respect of Certain Tax Liabilities.

(a) Any refunds or credits in lieu thereof with respect to MCK Covered Taxes shall be for the account of MCK, and any refunds or credits in lieu thereof with respect to Echo Covered Taxes shall be for the account of the Echo Shareholders and Echo. This Section 6.03 shall not apply to (i) any refunds or credits resulting from a carryback of any losses, credits or other attributes arising in the Post-Closing Tax Period to the Pre-Closing Tax Period or (ii) refunds or credits reflected as an asset in the MCK Closing Statement or Echo Closing Statement, as applicable.

(b) The Company shall (i) forward to MCK, or reimburse MCK, for any refunds or credits in lieu thereof with respect to MCK Covered Taxes (but only to the extent the corresponding MCK Covered Tax was reflected in the MCK Closing Statement or paid prior to the Closing) within ten days from receipt thereof by the Company or any of its Subsidiaries and (ii) forward to the Echo Shareholders and Echo, or reimburse the Echo Shareholders and Echo, for any refunds or credits in lieu thereof with respect to Echo Covered Taxes (but only to the extent the corresponding Echo Covered Taxes was reflected in the Echo Closing Statement or paid prior to the Closing) within ten days from receipt thereof by the Company or any of its Subsidiaries.

(c) In the case of refunds or credits in respect of MCK Covered Taxes or Echo Covered Taxes, as the case may be, that were neither reflected in the MCK Closing Statement or the Echo Closing Statement, as applicable, nor paid prior to the Closing, within ten days from the receipt thereof by the Company or any of its Subsidiaries, the Company shall issue to MCK or Echo, as the case may be, a number of Units equal to (i) the amount of such refund or credit divided by (ii) the Membership Unit Value.

Section 6.04. Dispute Resolution. In the event of any dispute relating to this Article 6, the Parties shall work together in good faith to resolve such dispute within 30 days. In the event that such dispute is not resolved, upon written notice by a Party after such 30-day period, the matter will be referred to a U.S. tax counsel or other tax advisor of recognized national standing (the “Tax Advisor”) that will be jointly chosen by the parties to the dispute; provided, however, that, if the parties to the dispute do not agree on the selection of the Tax Advisor after five days of good faith negotiation, each party to the dispute shall select a Tax Advisor and the Tax Advisors so selected shall jointly select, within ten days of their selection, a Tax Advisor to whom the dispute shall be referred. The Tax Advisor may, in its discretion, obtain the services of any third party necessary to assist it in resolving the dispute. The Tax Advisor shall furnish written notice to the parties to the dispute of its resolution of the dispute as soon as practicable, but in any event no later than 90 days after acceptance of the matter for resolution. Any such resolution by the Tax Advisor shall be binding on the Parties, and the Parties shall take, or cause to be taken, any action necessary to implement such resolution. All fees and expenses of the Tax Advisor shall be borne by the Company. If any dispute regarding the preparation of a Tax Return is not resolved before the due date for filing such return, the return shall be filed in the manner deemed correct by the Party responsible for filing the return without prejudice to the rights and obligations of the Parties hereunder, provided that the preparing Party shall file an amended Tax Return, within ten days after the completion of the process set forth in this Section 6.04, reflecting any changes made in connection with such process.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE 7

CLOSING CONDITIONS

Section 7.01. Conditions to Closing. The respective obligations of each Party to enter into the applicable Transaction Documents and to perform the other Closing Actions and consummate the Closing are subject to the satisfaction or waiver at the Closing of the following conditions:

(a) no Applicable Law shall prohibit the consummation of the Transactions;

(b) no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions (an “Order”) shall have taken effect and shall still be in effect;

(c) any applicable waiting period (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated and all approvals under those foreign antitrust laws identified on Section 7.01(d) of the Echo Disclosure Schedule and the MCK Disclosure Schedule, respectively, to the extent required to be obtained at or prior to the Closing in respect of the Transactions, shall have been obtained at or prior to the Closing;

(d) the Company or one of its Subsidiaries shall have received the proceeds of the Debt Financing, which shall be sufficient to make the payments contemplated by Article 2 and Article 3; and

(e) the Company shall have received customary payoff letters with respect to the Echo Holdco Debt in connection with the Refinancing on or prior to the Closing Date.

Section 7.02. Conditions to the Obligations of the Echo Parties. The obligations of the Echo Parties to enter into the applicable Transaction Documents and to perform the other Closing Actions and consummate the Closing are subject to the satisfaction or waiver at the Closing of the following conditions:

(a) MCK and its Subsidiaries shall have performed in all material respects the obligations of MCK hereunder required to be performed by MCK or its Subsidiaries at or prior to the Closing,

(b) (i) the representations and warranties of MCK set forth in Section 4.02(a), Section 4.02(b), Section 4.02(e) and Section 4.02(x) (collectively, the “MCK Fundamental Reps”) (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such

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time); and (ii) the representations and warranties (other than the MCK Fundamental Reps) of MCK contained in this Agreement or in any certificate or other writing delivered by MCK or its Affiliates pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Core MTS Business;

(c) the Echo Parties shall have received a certificate signed by an executive officer of MCK certifying the satisfaction of the conditions set forth in Section 7.02(a), (b), (e) and (f);

(d) the Echo Parties shall have received the Core MTS Financial Statements;

(e) the MCK Pre-Closing Restructuring shall have occurred or will occur at the Closing; and

(f) no Material Adverse Effect on the Core MTS Business shall have occurred between the date hereof and the Closing Date.

Section 7.03. Conditions to the Obligations of MCK. The obligations of MCK and its Subsidiaries to enter into the applicable Transaction Documents and to perform the other Closing Actions and consummate the Closing are subject to the satisfaction or waiver at the Closing of the following conditions:

(a) the Echo Parties and their Subsidiaries shall have performed in all material respects all of their respective obligations hereunder required to be performed by them or their respective Subsidiaries at or prior to the Closing,

(b) the representations and warranties of Echo Holdco set forth in Section 4.01(a), Section 4.01(b), Section 4.01(e)(i), Section 4.01(e)(ii) and Section 4.01(y) (collectively, the “Echo Fundamental Reps” and collectively with the MCK Fundamental Reps, the “Fundamental Representations”) (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time) and (ii) the representations and warranties of Echo Holdco (other than the Echo Fundamental Reps) contained in this Agreement or in any certificate or other writing delivered by Echo Holdco pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Echo Business;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(c) MCK shall have received a certificate signed by an executive officer of Echo Holdco certifying the satisfaction of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(d);

(d) no Material Adverse Effect on the Echo Business shall have occurred between the date hereof and the Closing Date;

(e) the Echo Connect Separation shall have occurred or will occur at Closing;

(f) The certificate of incorporation of Echo in substantially the form attached hereto as Exhibit I shall have been adopted and approved by the board of directors and stockholders of Echo in accordance with Applicable Law and shall have been filed with the Secretary of State of the state of Delaware, with effectiveness of such certificate of incorporation conditioned only on the Closing;

(g) MCK shall have received a certificate signed by an executive officer of Echo Holdco certifying that Echo has received an Echo 721 Tax Opinion from the Echo Tax Opinion Advisor or an Alternative Tax Opinion Advisor; and

(h) The merger agreement relating to the Merger (as defined in the LLC Agreement) in substantially the form attached as Exhibit D to the LLC Agreement shall have been adopted and approved by the board of directors and stockholders of Echo in accordance with Applicable Law, and Echo shall have executed and released its counterpart signature page(s) to such merger agreement, with such release to be effective concurrently with the Closing.

ARTICLE 8

INDEMNIFICATION

Section 8.01. Survival of Representations and Warranties. Claims arising out of representations and warranties of MCK and Echo Holdco set forth in this Agreement or any certificate delivered hereunder shall survive the Closing until the earlier of (a) 60 days following delivery to the Company of the audited consolidated financial statements of the Company and its Subsidiaries for the first full fiscal year of the Company completed after the Closing and (b) the consummation of a Qualified IPO (as defined in the LLC Agreement), except that claims arising out of Fundamental Representations shall survive the Closing until consummation of a Qualified IPO and claims arising out of representations and warranties contained in Section 4.01(t) (Taxes) and Section 4.02(s) (Taxes) shall survive the Closing until the earlier of consummation of a Qualified IPO and the 30th day following the expiration of the statute of limitations for the matters set forth therein. Claims arising out of agreements and covenants of a Party set forth in this Agreement that, by their nature were to be performed at or prior to Closing, shall survive until the earlier of 60 days following delivery to the Company of the audited consolidated financial statements of the Company and its Subsidiaries for the first full fiscal year of the Company completed after the Closing and consummation of the Qualified IPO and claims

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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arising out of any other covenants and agreements shall survive until such obligations has been fully discharged. For the avoidance of doubt, claims related to the Echo Connect Liabilities, MCK Excluded Liabilities, Echo Covered Taxes and MCK Covered Taxes shall survive indefinitely. Notwithstanding the preceding sentences, any claim in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if notice of the matter giving rise to such claim of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 8.02. Indemnification by Echo.

(a) Echo (the “Echo Indemnifying Party”) will indemnify MCK, its Affiliates and their respective officers, directors, partners, managers, stockholders and members (the “MCK Indemnified Parties”) against any loss or damage (including expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third-party claim or a claim solely between the parties hereto) (“Damages”) suffered by any of them as a result of, without duplication, (v) a breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate delivered in connection with this Agreement or any breach of Section 5.06(d) (each such breach or inaccuracy, a “Warranty Breach”) of Echo Holdco, (w) a breach of any covenant or agreement (other than Section 5.06(d)) made or to be performed by or on behalf of the Echo Parties or Echo or their respective Subsidiaries pursuant to this Agreement, (x) Echo Connect Liabilities, (y) Echo Covered Taxes (except to the extent included in the Echo Closing Statement) or (z) any of the matters described on Section 8.02(a)(z) of the Echo Disclosure Schedules. The Echo Indemnifying Party’s obligation to indemnify the MCK Indemnified Parties as provided in this Section 8.02, however, shall be subject to the following limitations:

(i) the Echo Indemnifying Party shall not, in any case, be obligated to indemnify against any Damages (a) for Warranty Breaches of Echo Holdco or (b) related to any of the matters described on Section 8.02(a)(z) of the Echo Disclosure Schedules unless and until the aggregate amount of Damages for such Warranty Breaches and related to any of the matters described on Section 8.02(a)(z) of the Echo Disclosure Schedules exceeds $50,000,000 (the “Deductible”), and then shall be liable for all such Damages;

(ii) the Echo Indemnifying Party shall not be obligated to indemnify against any Damages (a) for Warranty Breaches of Echo Holdco and (b) related to any of the matters described on Section 8.02(a)(z) of the Echo Disclosure Schedules to the extent the aggregate amount thereof exceeds $500,000,000 (the “Cap”);

(iii) any Damages for which the MCK Indemnified Parties are indemnified under this Section 8.02 (other than Damages related to Echo Connect Liabilities which shall be paid in cash) shall be paid exclusively in the form of an adjustment to the relative Membership Percentage of the applicable MCK-Affiliated Members, on the one hand, and Echo, on the other hand, as provided in Section 8.06(a) below;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) the MCK Indemnified Parties may assert any claim for indemnification against the Echo Indemnifying Party under Section 8.02(a)(v) and Section 8.02(a)(w) only until the date on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 8.01;

(v) the Damages for which the MCK Indemnified Parties are indemnified under this Section 8.02 shall not include any punitive or exemplary damages, except for punitive or exemplary damages payable to third parties in respect of third-party claims; and

(vi) the Damages for which the MCK Indemnified Parties are indemnified under this Section 8.02 shall not result in the Echo Shareholders or Echo holding less than the Echo Minimum Ownership.

(b) Notwithstanding the foregoing, (x) the limitations on the Echo Indemnifying Party’s obligation to indemnify the MCK Indemnified Parties set forth in Section 8.02(a)(i) and Section 8.02(a)(ii) shall not apply to (i) Warranty Breaches of Echo Fundamental Reps and Section 4.01(t) (Taxes) or (ii) arising out of fraud (and the Damages set forth in clause (i) and (ii) of this Section 8.02(b) shall not count towards determining whether the Damages for Warranty Breaches have exceeded the Cap), (y) the Echo Indemnifying Party’s obligation to indemnify the MCK Indemnified Parties set forth in this Section 8.02 shall only apply after the Closing and (z) the representations and warranties of Echo Holdco (other than the representations and warranties contained in Section 4.01(g) (Financial Statements), Section 4.01(h) (Absence of Certain Changes) and Section 4.01(j) (Material Contracts)) shall be read as if all qualifications as to materiality or Material Adverse Effect were deleted therefrom.

Section 8.03. Indemnification by MCK and its Subsidiaries.

(a) MCK and its Subsidiaries (the “MCK Indemnifying Parties”) will indemnify Echo, its Affiliates and their respective officers, directors, partners, managers, stockholders and members (the “Echo Indemnified Parties”) against any Damages suffered by any of them as a result of, without duplication, (v) a Warranty Breach of MCK (other than a breach of Section 4.02(f), for which case there will be no indemnification remedy), (w) a breach of covenant or agreement (other than Section 5.06(d)) made or to be performed by MCK or its Subsidiaries pursuant to this Agreement, (x) MCK Excluded Liabilities, (y) MCK Covered Taxes (except to the extent included in the MCK Closing Statement) or (z) any of the matters described on Section 8.03(a)(z) of the MCK Disclosure Schedules. The obligation of the MCK Indemnifying Parties to indemnify the Echo Indemnified Parties as provided in this Section 8.03, however, shall be subject to the following limitations:

(i) the MCK Indemnifying Parties shall not, in any case, be obligated to indemnify against any Damages for (a) Warranty Breaches of MCK or (b) related to any of the matters described on Section 8.03(a)(z) of the MCK Disclosure Schedules, unless and until the aggregate amount of Damages for such Warranty Breaches and related to any of the matters described on Section 8.03(a)(z) of the MCK Disclosure Schedules exceeds the Deductible, and then shall be liable for all such Damages;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) the MCK Indemnifying Parties shall not be obligated to indemnify against any Damages (a) for Warranty Breaches of MCK or (b) related to any of the matters described on Section 8.03(a)(z) of the MCK Disclosure Schedules, to the extent the aggregate amount thereof exceeds the Cap;

(iii) any Damages for which the Echo Indemnified Parties are indemnified under this Section 8.03 (other than Damages related to MCK Excluded Liabilities or MCK Covered Taxes, which shall be paid in cash) shall be paid in the form of an adjustment to the relative Membership Percentage of the applicable MCK-Affiliated Members, on the one hand, and Echo, on the other hand, as provided in Section 8.06(a) below;

(iv) the Echo Indemnified Parties may assert any claim for indemnification against the MCK Indemnifying Parties under Section 8.03(a)(v) and Section 8.03(a)(w) only until the date on which such representation and warranty ceases to survive as provided in Section 8.01; and

(v) the Damages for which the Echo Indemnified Parties are indemnified under this Section 8.03 shall not include punitive or exemplary damages (except for punitive or exemplary damages payable to third parties in respect of third-party claims).

(b) Notwithstanding the foregoing, (x) the limitations to the obligation of the MCK Indemnifying Parties to indemnify the Echo Indemnified Parties set forth in Sections 8.03(a)(i) and (ii) shall not apply to Damages for (i) Warranty Breaches of MCK Fundamental Reps and Section 4.02(s) (Taxes) or (ii) arising out of fraud (and the Damages set forth in clause (i) and (ii) shall not count towards determining whether the Damages for Warranty Breaches have exceeded the Cap), (y) MCK’s obligation to indemnify the Echo Indemnified Parties set forth in Section 8.03 shall only apply after the Closing and (z) the representations and warranties of MCK (other than the representations and warranties contained in Section 4.02(f) (Financial Statements), Section 4.02(g) (Absence of Certain Changes) and Section 4.02(i) (Material Contracts)) shall be read as if all qualifications as to materiality or Material Adverse Effect were deleted therefrom.

Section 8.04. Indemnification Procedures.

(a) In the event that any written claim or demand for which an indemnifying party (the “Indemnifying Party”) may have liability to any indemnified party (the “Indemnified Party”) hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, the Indemnified Party shall notify the Indemnifying Party of such claim promptly (by notice to the Echo Representative in the case of indemnification claimed under Section 8.02 and by notice to MCK in the case of indemnification claimed under Section 8.03). Notwithstanding the foregoing, the Indemnified Party’s failure to so notify the Indemnifying Party shall not (except as stated in Section 8.01 with respect to the survival of representations and warranties and the right to

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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claim thereunder) preclude it from seeking indemnification hereunder except to the extent such failure materially prejudices the Indemnifying Party’s ability to defend as provided herein (in which event the Indemnified Party’s right to indemnity will be reduced equitably to reflect such material prejudice). The Indemnifying Party shall promptly following notice of the claim from the Indemnified Party (but in any case no less than 10 Business Days before the due date for the answer or response to a claim) notify the Indemnified Party of its desire to defend such claim. In the event the Indemnifying Party so notifies the Indemnified Party, the Indemnifying Party shall have the right to defend such claim at its own expense and by counsel of its own choosing reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party states in such notice that the Indemnifying Party will, and thereby covenants to, indemnify, defend and hold harmless the Indemnified Party from and against the entirety of any and all Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim, (ii) such claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (iii) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of such claim, (iv) such claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action, and (v) such claim is not in respect of Taxes of the Indemnified Party. If the Indemnifying Party elects to, and is able to, defend such claim, the Indemnified Party may participate at its own expense in the defense of such claim by counsel of its own choosing. Notwithstanding the foregoing, the Indemnified Party shall be entitled to direct or control the defense of such claim if (x) the Indemnified Party waives all right to indemnification it may have in respect of such claim under this Article 8 or (y) the Indemnifying Party elects not to defend against such claim or fails to vigorously defend such claim thereafter. Unless the Indemnified Party has assumed the defense of a claim, the Indemnifying Party shall have the authority on behalf of the Indemnified Party to settle any such claim (with the Indemnifying Party being responsible for all costs and expenses of such settlement); provided that the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required unless (1) such settlement releases the Indemnified Party from all liabilities and obligations with respect to such claim, (2) such settlement shall not permit any order, injunction or other equitable relief to be entered, directly or indirectly, against the Indemnified Party, and (3) there is no admission by the Indemnified Party of any liability or of any violation of Applicable Law. Each of the Indemnifying Party and the Indemnified Party shall cooperate, and cause its Affiliates to cooperate, in the defense of any claim. No settlement of any claim may be made by the Indemnified Party without the consent of the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned).

Section 8.05. Calculation of Damages. The amount of any Damages payable under this Article 8 by the Indemnifying Party shall be net of any (i) amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor (net of any Tax and expenses, including the amount of any increases in insurance premiums (but only to the extent such increases actually and directly result from the applicable claim and are payable in respect of the two year period commencing on the date such claim is made), incurred by the Indemnified Party in connection with such recovery), and (ii) Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Damages at any time prior to MCK’s direct or indirect disposition of its interest in the

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Company. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party or equity adjustment pursuant to Section 8.06(a), then such Indemnified Party’s relative Membership Percentage in the Company shall be adjusted, or such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment, up to the equity adjustment or payment amount received by the Indemnified Party, net of any Tax and expenses, including the amount of any increases in insurance premiums (but only to the extent such increases actually and directly result from the applicable claim and are payable in respect of the two year period commencing on the date the applicable claim is made), incurred by such Indemnified Party in collecting such amount. The Indemnified Party shall use commercially reasonable efforts to pursue any claim against any insurer under its insurance policies (or insurance policies under which it is a named insured) or any other Person alleged to be responsible for any Damages (other than the Indemnifying Party) for Damages for which it seeks indemnification hereunder and, subject to the foregoing sentence, the expenses reasonably incurred by the Indemnified Party in pursuing any such claim shall be Damages subject to indemnification hereunder; provided that nothing in this Section 8.05 shall be deemed to obligate an Indemnified Party to maintain any insurance policy or to file a lawsuit or commence any other proceeding against any insurer or any other Person.

Section 8.06. Remedies.

(a) Subject to Section 8.02(a)(vi) and MCK’s Top-up Option (as defined in the LLC Agreement) and the last sentence of this Section 8.06(a), the exclusive remedy for any Damages for which the MCK Indemnified Parties are indemnified under Section 8.02 (other than with respect to claims brought under Section 8.02(a)(x), which may be paid solely in cash), on the one hand, or for which the Echo Indemnified Parties are indemnified under Section 8.03 (other than with respect to claims brought under Section 8.03(a)(y) and Section 8.03(a)(x) which may be paid solely in cash), on the other hand, shall be at the sole election of the Indemnifying Party, in the form of either (X) an adjustment by the Company to the Membership Percentage of Echo or the MCK Contributors and MCK IPCo, as applicable, or (Y) payment in cash by the Indemnifying Party. The number of Units to be so adjusted (the “Adjustment Units”) shall be determined (1) in the case of Damages representing expenses incurred directly by the Indemnified Party, by dividing (i) the amount of the indemnifiable Damages by (ii) the Membership Unit Value, and (2) otherwise , by dividing (i) the amount of the indemnifiable Damages by (ii) the product of (A) the Membership Unit Value and (B) the aggregate Membership Percentages of the Indemnified Party as of the time such Damages arose. The applicable Indemnifying Party shall have a number of Units equal to the Adjustment Units cancelled for no consideration. The number of Adjustment Units deducted from each MCK Contributor and MCK IPCo shall be allocated among the MCK Contributors and MCK IPCo (i) based on which such Person contributed, sold or assigned the asset or liability to which such Damages relate, if ascertainable, and (ii) otherwise shall be allocated among the MCK Contributors and MCK IPCo based on their relative Membership Percentage as of the time the related Damages arose. With respect to Damages representing expenses incurred directly by the Indemnified Party, such Indemnified Party shall also be entitled to payment of and/or reimbursement by the Company of such expenses at the time such expenses are payable by such Indemnified Party.

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(b) Except in the case of fraud, after the Closing, (x) the rights and remedies of the Parties hereto (i) under this Article 8, (ii) under Section 2.02(f) and (iii) to seek specific performance or injunctive relief, shall be sole and exclusive and in lieu of any and all other rights and remedies which the parties may have under this Agreement or otherwise against each other with respect to (A) any breach or inaccuracy of any representation or warranty set forth in this Agreement or any certificates delivered hereunder or (B) any failure to perform any covenant or agreement set forth in this Agreement, and (y) each party expressly waives any and all other rights or causes of action it or its Affiliates may have against any other party or its Affiliates now or in the future with respect to the representations, warranties, covenants and agreements set forth in this Agreement and the certificates delivered hereunder.

(c) The rights of each Echo Indemnified Party and each MCK Indemnified Party under this Article 8 are cumulative, and each Echo Indemnified Party and MCK Indemnified Party will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Article 8 without regard to the availability of a remedy under any other provision of this Article 8 provided that no Party shall be permitted to recover more than once for each loss.

(d) The Parties hereby acknowledge and agree that, notwithstanding the foregoing provisions of this Article 8, an Indemnified Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Parties hereby acknowledge and agree (i) that the Indemnifying Party is the indemnitor of first resort (i.e., its obligations to an Indemnifying Party are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnifying Party are secondary) and (ii) that the Indemnifying Party shall be required to advance the full amount of expenses incurred by an Indemnifying Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights an Indemnified Party may have against such other sources. The Parties further agree that no advancement or payment by such other sources on behalf of an Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification, advancement of expenses or insurance from an Indemnifying Party shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Indemnifying Party.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Termination; Effect of Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written agreement of Echo Holdco and MCK;

(ii) by either Echo Holdco or MCK if the Transactions have not occurred on or prior to June 28, 2017 (the “End Date”); provided that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause, or shall have resulted in, the failure of the Closing prior to the End Date;

(iii) by either Echo Holdco or MCK if there shall be any Order preventing the consummation of the Transactions in effect that shall have become final and nonappealable;

(iv) by MCK if there shall have occurred, after the date hereof, (A) any change in Applicable Law or (B) any Tainting Acquisition that was not within the control of, or at the request of MCK, in each case, as a result of which MCK’s Tax Opinion Advisor shall have notified MCK that such Tax Opinion Advisor will be unable to render a Section 355(e) Opinion; provided, however, that following any such notification by MCK’s Tax Opinion Advisor, MCK shall use its reasonable best efforts to obtain a Section 355(e) Opinion from an Alternative Tax Opinion Advisor within 60 days of such notification, and if MCK obtains a Section 355(e) Opinion from an Alternative Tax Opinion Advisor within such period (or fails to obtain a Section 355(e) Opinion from an Alternative Tax Opinion Advisor within such period by reason of failure to use its reasonable best efforts to do so), MCK may not terminate this Agreement pursuant to this Section 9.01(a)(iv). For purposes of determining whether it is unable to render a Section 355(e) Opinion by reason of a Tainting Acquisition or a change in Applicable Law, MCK’s Tax Opinion Advisor shall be required to assume the Assumed Facts, provided that prior to MCK being permitted to terminate this Agreement pursuant to this Section 9.01(a)(iv), MCK shall use commercially reasonable efforts, and shall permit and provide such information so as to permit the Echo Parties to use commercially reasonable efforts, to receive written confirmation from the holder of the stock acquired in such Tainting Acquisition to the effect that (x) such holder will not exchange such stock for SpinCo (as defined in the LLC Agreement) common stock and (y) such holder is not a shareholder of Echo Holdco or a Person whose stock would be aggregated with, or attributed to, any such Person under Section 355(e)(4)(C) of the Code.

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(v) by Echo or MCK if there shall have occurred, after the date hereof, (i) a change in Applicable Law (for this purpose, the finalization of proposed Treasury Regulation Sections 1.385-1 through 1.385-4 (or any portion thereof) in the form as of the date of this Agreement shall not be a change in Applicable Law), or (ii) a change in applicable facts since the date of this Agreement (which, for the avoidance of doubt, shall not include a change in a Party’s or Tax Opinion Advisor’s knowledge of underlying facts that have not changed since the date of this Agreement) not within the control of Echo, in each case as a result of which change in Applicable Law or facts Echo’s Tax Opinion Advisor shall have notified Echo that such Tax Opinion Advisor will be unable to render an Echo 721 Tax Opinion; provided, however, that following any such notification by Echo’s Tax Opinion Advisor, Echo shall use its reasonable best efforts to obtain an Echo 721 Tax Opinion from an Alternative Tax Opinion Advisor within 60 days of such notification, and if Echo obtains an Echo 721 Tax Opinion from an Alternative Tax Opinion Advisor within such period (or if Echo fails to obtain an Echo 721 Tax Opinion from an Alternative Tax Opinion Advisor within such period by reason of failure to use its reasonable best efforts to do so), Echo may not terminate this Agreement under this Section 9.01(a)(v);

(vi) by MCK if there shall have occurred, after the date hereof, (i) a change in Applicable Law (for this purpose, the finalization of proposed Treasury Regulation Sections 1.385-1 through 1.385-4 (or any portion thereof) in the form as of the date of this Agreement shall not be a change in Applicable Law), or (ii) a change in applicable facts since the date of this Agreement (which, for the avoidance of doubt, shall not include a change in a Party’s or Tax Opinion Advisor’s knowledge of underlying facts that have not changed since the date of this Agreement) not within the control of MCK, in each case as a result of which change in Applicable Law or facts MCK’s Tax Opinion Advisor shall have notified MCK that such Tax Opinion Advisor will be unable to render an MCK 721 Tax Opinion; provided, however, that following any such notification by MCK’s Tax Opinion Advisor, MCK shall use its reasonable best efforts to obtain an MCK 721 Tax Opinion from an Alternative Tax Opinion Advisor within 60 days of such notification, and if MCK obtains an MCK 721 Tax Opinion from an Alternative Tax Opinion Advisor within such period (or if MCK fails to obtain an MCK 721 Tax Opinion from an Alternative Tax Opinion Advisor within such period by reason of failure to use its reasonable best efforts to do so), MCK may not terminate this Agreement under this Section 9.01(a)(vi);

(vii) by Echo Holdco if a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of MCK set forth in this Agreement shall have occurred that (A) would cause the conditions to the obligations of the Echo Parties to consummate the Transactions set forth in Article 7 not to be satisfied, and (B) is incapable of being cured by the End Date or, if curable, is not cured by MCK within 30 days of receipt by MCK of written notice of such breach or inaccuracy or failure (or, if the End Date is less than 30 days from the date of receipt of

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such notice, by the End Date); provided, that Echo Holdco shall not have the right to terminate this Agreement pursuant to this Section 9.01(a)(viii) if the Echo Parties are then in material breach of their obligations under this Agreement such that the closing conditions in Section 7.03(a) or Section 7.03(b) would not be satisfied at such time; or

(viii) by MCK, if a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Echo Parties set forth in this Agreement shall have occurred that would (A) cause the conditions to the obligations of MCK to consummate the Transactions set forth in Article 7 not to be satisfied, and (B) is incapable of being cured by the End Date or, if curable, is not cured by the Echo Parties within 30 days of receipt by the Echo Parties of written notice of such breach or inaccuracy or inaccuracy or failure (or, if the End Date is less than 30 days from the date of receipt of such notice, by the End Date); provided, that MCK shall not have the right to terminate this Agreement pursuant to this Section 9.01(a)(viii) if MCK is then in material breach of its obligations under this Agreement such that the closing conditions in Section 7.02(a) or Section 7.02(b) would not be satisfied at such time.

(b) If this Agreement is terminated as permitted by this Section 9.01, such termination shall be effective as against all Parties hereto and shall be without liability of any party (or any of such Party’s, direct or indirect, former, current or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates, agents, other Representatives, or any former, current or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates, Agents or other Representatives of any of the foregoing) to the other Parties to this Agreement (including for the avoidance of doubt, the Financing Sources and any of their related parties); provided that if such termination shall result from the (i) intentional and willful failure of a Party to fulfill a condition to the performance of the obligations of the other Party, (ii) intentional and willful failure of a Party to perform a covenant under this Agreement or (iii) breach by a Party hereto of any of its Fundamental Representations or intentional and willful breach by a Party hereto of any other representation or warranty contained herein, subject to Section 9.10, such Party (in the case of a breach by MCK) and Echo Holdco (in the case of a breach by any of the Echo Parties) shall be fully liable for any and all liabilities and Damages incurred or suffered by the other Parties as a result of such failure or breach.

Section 9.02. No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and is not assignable without the prior written consent of the Company, MCK and the Echo Representative, and any assignment without such consent shall be null and void and of no effect; provided that the Company may assign this Agreement and its rights hereunder without the prior written consent of any other Party to any of the Financing Sources to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing.

Section 9.03. Entire Agreement. This Agreement, together with the Confidentiality Agreement and the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes any prior oral or written agreements, understandings, representations or covenants with respect to the Transactions. This

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Agreement may be modified only by written instruments signed by the Company, MCK and the Echo Representative; provided that this Agreement may not be modified without prior written consent of H&F (i) to the extent H&F would be disproportionately and adversely affected by such modification in any material respect, (ii) to the extent that such modification (x) changes the amount or type of consideration payable to, or to be received by, H&F and BX under this Agreement or (y) imposes additional liabilities or obligations on H&F or (iii) to the extent such modification relates to Exhibit A, Exhibit D, Exhibit G or Exhibit H, in each case, if such modification would require the consent of H&F if such modification was made following the Closing. Notwithstanding the foregoing, Section 9.02, Section 9.04(c), Section 9.10, Section 9.13 and this sentence may not be amended in a manner materially adverse to the interests of the Financing Sources to the extent provided in the Debt Commitment Letters without the written consent of the Lenders to the extent provided in the Debt Commitment Letters.

Section 9.04. Governing Law; Submission to Jurisdiction.

(a) This Agreement and any related dispute shall be governed by and construed in accordance with the Applicable Laws of the State of Delaware, without regard to its conflicts of law principles.

(b) For the purposes of any suit, action or other proceeding arising out of or relating to this Agreement (each, an “Action”), each Party to this Agreement irrevocably submits, to the fullest extent permitted by Applicable Law, to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware and the appellate courts having jurisdiction of appeals in such courts. For the purposes of any Action, each Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection to the laying of venue in any federal or state court sitting in the State of Delaware, and hereby further irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each Party irrevocably consents, to the fullest extent permitted by Applicable Law, to service of process in connection with any such Action by registered mail to such Party at its address set forth in this Agreement, in accordance with the provisions of this Section 9.05. The consent to jurisdiction set forth in this Section 9.05 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 9.05. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c) Notwithstanding anything to the contrary contained in this Agreement, each Party: (i) agrees that it will not bring or support any Person in any Action of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York, (ii) agrees that, except as specifically set forth in the Debt Commitment Letters, all claims or causes of action (whether at law, in equity, in contract, in

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tort or otherwise) against any of the Financing Sources in any way relating to this Agreement, the Debt Financing or the performance thereof or the transactions contemplated hereby or thereby shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction and (iii) hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation (whether in Law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby.

Section 9.05. [Reserved]

Section 9.06. Dispute Resolution. Unless otherwise specified herein, including Section 2.02, any dispute arising out of or relating to this Agreement shall first be escalated to an ad hoc committee consisting of senior representatives of MCK, on the one hand, and the Echo Representative, on the other hand, to attempt to achieve mutually satisfactory resolution within 30 days, as set out under Section 5.08 of the LLC Agreement; provided that any 30 day period shall be automatically shortened to the extent required to preserve a claim prior to expiration (as set forth in Section 8.01).

Section 9.07. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 9.08. Fees and Expenses. Except as otherwise set forth in this Agreement or any other agreement among the Echo Parties if the Transactions are not consummated, all fees and expenses incurred in connection with this Agreement and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, (a) if the Transactions are consummated, the Shared Transaction Expenses, Echo Holdco Transaction Expenses, MCK Transaction Expenses, and Debt Breakage Costs shall be allocated to the Company, MCK and the Echo Parties as set forth in Article 2, (b) if the Transactions are not consummated, the Shared Transaction Expenses and Debt Financing Expenses incurred through termination of this Agreement shall be split equally.

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Section 9.09. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email or facsimile with receipt confirmed or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

If to the Echo Parties or the Company:

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention:         Neil Simpkins

Facsimile:         (212) 583-5749

and

Change Healthcare, Inc.

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

Attention:         General Counsel

Facsimile:         (615) 340-6153

And a copy (which copy shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention:         R. Newcomb Stillwell

Facsimile:         (617) 235-0213

and

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention:         Jason S. Freedman

Facsimile:         (415) 315-4876

If to MCK:

McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention:         General Counsel

Facsimile:         (415) 983-8826

And a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention:         Alan F. Denenberg

Facsimile:         (650) 752-2004

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All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day. By written notice to the Company and the other Parties, any Party may change the address or facsimile number to which notices shall be directed.

Section 9.10. No Personal Liability; Limited Recourse. It is expressly understood and agreed that, except as expressly provided herein, or in the case of fraud by any Person specified below, no Party’s direct or indirect, former, current or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates, agents, other Representatives, or any former, current or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates, Agents or other Representatives of any of the foregoing, or holder of equity interests in any Party hereto shall have any liability for or in respect of any obligation of such Party (it being further understood that, with respect to any obligations of a Party, the other Parties shall look solely to the assets of that Party with respect to such obligations). Notwithstanding anything to the contrary contained in this Agreement, (a) none of the Parties nor any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any rights or claims against the Financing Sources, in any way relating to this Agreement or any of the Transactions, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at law or in equity, in contract, in tort or otherwise and (b) the Financing Sources shall not have any liability (whether in contract, in tort or otherwise) to any of the Parties or any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any Party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at law or in equity, in contract, in tort or otherwise; provided that notwithstanding anything to the contrary, the foregoing shall not limit the duties, obligations or liabilities of the Financing Sources under the Debt Commitment Letters (or any definitive documentations in respect of the financings contemplated thereby) or any rights and remedies against the Financing Sources under the Debt Commitment Letters (or any definitive documentations in respect of the financings contemplated thereby), subject to any limitations expressly provided therein.

Section 9.11. Disclosure Schedules. The Parties have set forth information on their respective disclosure schedules to this Agreement in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one schedule need not be set forth in any other schedule so long as its relevance to such other schedule or section of this

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Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The Parties acknowledge and agree that (i) the disclosure schedules may include certain items and information solely for informational purposes for the convenience of the Parties and (ii) the disclosure by a Party of any matter in its disclosure schedules shall not be deemed to constitute an acknowledgment by such Party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

Section 9.12. Execution In Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, by either an original signature or signature transmitted by facsimile transmission, PDF, or other similar process, each copy of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.13. Third Party Beneficiaries. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns; provided that, notwithstanding the foregoing, the Financing Sources are intended third-party beneficiaries of, and may enforce, Section 9.01(b), Section 9.02, Section 9.04(c), the last sentence of Section 9.03, Section 9.07, Section 9.10 and this Section 9.13.

Section 9.14. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Applicable Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the Transactions are consummated as originally contemplated to the greatest extent possible

Section 9.15. Provisions Regarding Echo and Echo Holdco Shareholder Representative

(a) Appointment by Echo Shareholders other than H&F. Each Echo Shareholder, other than H&F, and each holder of Echo Holdco Options hereby irrevocably appoints (i) from the date of this Agreement until the Closing, Echo Holdco, and (ii) from and after the Closing, Echo, as the sole and exclusive agent, proxy and attorney-in-fact for such Echo Shareholder (other than H&F) for all purposes of this Agreement and the Transactions, with full and exclusive power and authority to act on such Echo Shareholder’s behalf (the “Echo Representative”). The appointment of the Echo Representative hereunder is coupled with an interest, shall be irrevocable and shall not be affected by the death, incapacity, insolvency, bankruptcy, illness or other inability to act of any Echo Shareholder (other than H&F) or any holder of Echo Holdco Options. Without limiting the generality of the foregoing, the Echo Representative is hereby authorized, on behalf of the Echo Shareholders (other than H&F) and the holders of Echo Holdco Options, to:

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(i) in connection with the Closing, execute and receive all documents, instruments, certificates, statements and agreements on behalf of and in the name of each Echo Shareholder (other than H&F) necessary to effectuate the Closing and consummate the Transactions;

(ii) receive and give all notices and service of process, make all filings, enter into all Contracts, make all decisions, bring, prosecute, defend, settle, compromise or otherwise resolve all claims, disputes and actions, authorize payments in respect of any such claims, disputes or actions, and take all other actions, in each case, with respect to the matters set forth in Section 2.02, Article 6, Article 8, Section 9.02 or any other actions directly or indirectly arising out of or relating to this Agreement or the Transactions;

(iii) execute and deliver, should it elect to do so in its good faith discretion, on behalf of the Echo Shareholders (other than H&F) or any holder of Echo Holdco Options, any amendment to, or waiver of, any term or provision of this Agreement, or any consent, acknowledgment or release relating to this Agreement; and

(iv) take all other actions permitted or required to be taken by or on behalf of the Echo Shareholders (other than H&F) or the holders of Echo Holdco Options under this Agreement and exercise any and all rights that the Echo Shareholders (other than H&F) and Echo Representative are permitted or required to do or exercise under this Agreement.

(b) Appointment by H&F. H&F hereby irrevocably appoints the Echo Representative as the sole and exclusive agent, proxy and attorney-in-fact with full and exclusive power an authority to receive and give all notices and service of process, make all filings, enter into all Contracts, make all decisions, bring, prosecute, defend, settle, compromise or otherwise resolve all claims, disputes and actions, authorize payments in respect of any such claims, disputes or actions, and take all other actions for H&F, in each case, solely with respect to the matters set forth in Section 2.02, Section 2.03, the determination of whether the conditions set forth in Section 7.01 and Section 7.02 have been satisfied, and any matters arising under Article 8 other than with respect to any allegation that H&F has breached any of its representations, warranties, covenants or agreements under this Agreement or the other Transaction Documents. The appointment of the Echo Representative hereunder is coupled with an interest, shall be irrevocable and shall not be affected by the death, incapacity, insolvency, bankruptcy, illness or other inability to act of H&F.

(c) Liability. The Echo Representative shall not be held liable by any of the Echo Shareholders or the holders of Echo Holdco Options for actions or omissions in exercising or failing to exercise all or any of the power and authority of the Echo Representative pursuant to this Agreement, except in the case of the Echo Representative’s willful misconduct. The Echo Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts that it reasonably determines to be experienced in the matter at issue, and will not be liable to any Echo Shareholder and the holders of Echo Holdco Options for any action taken or omitted to be taken in good faith based on such advice.

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(d) Reliance on Appointment; Successor Echo Representative. The Company and MCK and the other MCK Indemnified Parties may rely on the appointment and authority of the Echo Representative granted pursuant to this Section 9.15 until receipt of written notice of the appointment of a successor Echo Representative made in accordance with this Section 9.15. In so doing, the Company and MCK and the other MCK Indemnified Parties may rely on any and all actions taken by and decisions of the Echo Representative under this Agreement notwithstanding any dispute or disagreement among any of the Echo Shareholders, the holders of Echo Holdco Options and the Echo Representative with respect to any such action or decision without any liability to, or obligation to inquire of, any Echo Shareholder, holders of Echo Holdco Options, the Echo Representative or any other Person. Except in respect of H&F with respect to its rights under Section 9.03, any decision, act, consent or instruction of the Echo Representative shall constitute a decision of all the Echo Shareholders and all holders of Echo Holdco Options and shall be final and binding upon each of the Echo Shareholders and each of the Echo Holdco Options. At any time after the Closing, with or without cause, by a written instrument that is signed in writing by holders of at least a majority-in-interest of the Echo Shareholders (including BX) and delivered to the Company, the Echo Shareholders may remove and designate a successor Echo Representative.

Section 9.16. The Company Parties. The Company Parties hereby agree that each of the Company Parties and their respective Subsidiaries will be jointly and severally liable for any payment obligations of the Company contained in this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHANGE HEALTHCARE, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	General Counsel and Secretary

MCKESSON CORPORATION

By:	/s/ John H. Hammergren
	Name:	John H. Hammergren
	Title:	Chairman, President and Chief Executive Officer

HCIT HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	President and Treasurer

PF2 NEWCO LLC

By:	/s/ John Saia
	Name:	John Saia
	Title:	Co-President and Co-Secretary

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Co-President and Co-Secretary

[Signature Page to Contribution Agreement]

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PF2 NEWCO INTERMEDIATE HOLDINGS, LLC

By PF2 NewCo LLC, its Managing Member

By:	McKESSON CORPORATION, Managing Member

By:	/s/ John G. Saia
Name: John G. Saia
Title: Secretary

By:	CHANGE HEALTHCARE, INC. Managing Member

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: General Counsel and Secretary

PF2 NEWCO HOLDINGS, LLC

By	PF2 NewCo Intermediate Holdings, LLC, its Managing Member

By	PF2 Newco LLC, its Managing Member

By:	McKESSON CORPORATION, Managing Member

By:	/s/ John G. Saia
Name: John G. Saia
Title: Secretary

[Signature Page to Contribution Agreement]

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PF2 NEWCO HOLDINGS, LLC

By	PF2 NewCo Intermediate Holdings, LLC, its Managing Member

By	PF2 Newco LLC, its Managing Member

By:	CHANGE HEALTHCARE, INC., Managing Member

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: General Counsel and Secretary

CHANGE AGGREGATOR L.P.

By:	Change Aggregator GP L.L.C., its general partner

By:	Blackstone Management Associates VI L.L.C., its managing member

By:	BMA VI L.L.C., its sole member

By:	/s/ Vikrant Sawhney
Name: Vikrant Sawhney
Title: Senior Managing Director

[Signature Page to Contribution Agreement]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

H&F ECHO HOLDINGS, L.P.

By:	H&F Echo GP, L.L.C., its general partner

By:	Hellman & Friedman Investors VI, L.P., its managing member

By:	Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Managing Director

[Signature Page to Contribution Agreement]